AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 2007

REGISTRATION STATEMENT NO. 333-137362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INFOSMART GROUP, INC.
(Name of Small Business Issuer in Its Charter)

California	3695	95-4597370
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employee Identification No.)

5th Floor, QPL Industrial Building, 126-140 Texaco Road,
Tsuen Wan, Hong Kong
(852) 2944-9905
(Address and telephone number of principal executive
offices and principal place of business)

Chung Kwok, Chief Executive Officer
5th Floor, QPL Industrial Building, 126-140 Texaco Road,
Tsuen Wan, Hong Kong
(852) 2944-9905
(Name, address and telephone number of Agent for Service)

COPY TO:

Kevin K. Leung, Esq.
Dominador Tolentino, Esq.
RICHARDSON & PATEL LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(310) 208-1182

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE
EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share, underlying our Series B Convertible Preferred Stock	29,310,345	(1)	$0.45 (2)	13,189,655.25 (2)	$1,411.29
Common Stock, no par value per share, to be issued upon exercise of fixed-priced warrants	32,241,380		$0.326 (3)	10,510,689.88 (3)	$1,124.64
Common Stock, no par value per share	18,898,449		$0.45 (2)	8,504,302.05 (2)	$909.96
Total	80,450,174				$3,445.89 (4)

____________
(1) Represents 29,310,345 common shares issuable upon full conversion of our Series B Convertible Preferred Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average of the high and low prices of the common stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on September 11, 2006.

(3) Calculated in accordance with Rule 457(g)(1) under the Securities Act.

(4) All of which has previously been paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment to Form SB-2 is being filed in order to update the prospectus included in this registration statement to reflect the registrant’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on April 2, 2007.

SUBJECT TO COMPLETION, DATED APRIL 20, 2007

PROSPECTUS
INFOSMART GROUP, INC.

80,450,174 shares of Common Stock

This prospectus covers the resale by selling stockholders named on page 16 of up to 80,450,174 shares of our common stock, no par value, which include:

●	29,310,345 shares of common stock underlying Series B Convertible Preferred Stock issued in conjunction with our private placement completed on August 16, 2006;

●
32,241,380 shares of common stock issuable upon exercise of outstanding warrants we issued in connection with our issuance of the Series B Convertible Preferred Stock, at an exercise price of $0.326 per share in conjunction with our private placement completed on August 16, 2006; and

●	18,898,449 shares of common stock.

This offering is not being underwritten. These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock and warrants are more fully described in the section of this prospectus entitled "Description of Securities."

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See "Plan of Distribution."

Our common stock is currently listed on the Over the Counter Bulletin Board under the symbol “IFSG.” On April 11, 2007, the closing price of the shares was $0.31 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2007.

TABLE OF CONTENTS

Prospectus Summary	2
Risk Factors	4
Use of Proceeds	15
Selling Security Holders	15
Plan of Distribution	19
Legal Proceedings	21
Officers and Directors	21
Security Ownership of Certain Beneficial Owners and Management	23
Description of Securities	24
Legal Matters	31
Experts	31
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	31
Description of Business	32
Selected Consolidated Financial Data	41
Management’s Discussion and Analysis of Financial Condition and Results of Operations	42
Description of Property	50
Certain Relationships and Related Transactions	51
Market For Common Equity and Related Stockholder Matters	55
Dividend Policy	56
Executive Compensation	56
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	58
Where You Can Find More Information	58
Financial Statements	F-1

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Prospectus Summary”, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports which may be filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933 provides any protection for statements made in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. In this prospectus, we refer to Infosmart Group, Inc. and our wholly owned subsidiary, Infosmart Group Limited, and Infosmart’s direct and indirect subsidiaries Info Smart Technology Limited, Info Smart International Enterprises Limited, Infoscience Media Limited, Infoscience Holdings Limited and Discobras Industria E Comercio de Electro Eletronica Limiteda as “Infosmart”, "our company," "we," "us" and "our."

OUR COMPANY

Overview

We are in the business of developing, manufacturing, marketing and sales of recordable digital versatile disc (“DVDR”) media. In addition, due to customer demand, in the third quarter of 2006, we also started manufacturing recordable compact discs (“CDR”). We currently manufacture DVDRs with 8x and 16x writable speeds as well as CDRs with 52x writable speeds. We are also preparing to manufacture high density format DVDR (“HD DVDR”) or Blu-Ray format DVDR discs. We have customers in Western Europe, Australia, China, South America and other countries.

We produce our products through our three main operational business subsidiaries, Info Smart Technology Limited (“IS Technology”), Info Smart International Enterprises Limited (“IS International”) and Infoscience Media Limited (“IS Media”) at our state of the art DVDR and CDR manufacturing facilities in Hong Kong. In addition, we recently completed construction of our DVDR production facility in Brazil.  Our Brazilian subsidiary, Discobras Industria E Comercio de Electro Eletronica Limiteda (“Discobras”) has obtained all required government-issued licenses and necessary documents and approvals for operating a DVDR production facility in Brazil. We installed DVDR manufacturing equipment in February 2007 and began trial production in Brazil in March 2007. We expect that regular production in Brazil will commence in April 2007.

Share Exchange Transaction

We did not become engaged in the DVDR manufacturing business until August of 2006. Before the closing of our share exchange transaction in August 2006, we were a shell company with nominal assets and operations, whose sole business was to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a business combination be negotiated and completed pursuant to which we would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. On July 7, 2006, we entered into an Exchange Agreement with KI Equity Partners LLC, Prime Fortune Enterprises Ltd. (“Prime”), the equity owners of Prime, namely, Mr. Chung Kwok, Ms. Po Nei Sze and Prime Corporate Developments Limited (the “Prime Shareholders”), and Hamptons Investment Group Ltd. (“Hamptons”) (collectively the “Infosmart BVI Shareholders”) to acquire all of the equity ownership of Infosmart Group Limited (“Infosmart BVI”), a company incorporated in the British Virgin Islands, through the acquisition of Prime, the former 100% direct equity owner and holding company of Infosmart BVI.

However, on August 11, 2006 and prior to the closing of the share exchange transaction, Prime’s and Infosmart BVI’s board of directors and their respective shareholders agreed to restructure the ownership of Infosmart BVI’s issued capital stock and this resulted in the transfer of entire equity ownership of Infosmart BVI directly to Mr. Chung Kwok, Ms. Po Nei Sze and Prime Corporate Developments Limited. On August 14, 2006, we entered into a First Amendment to the Exchange Agreement with KI Equity, Prime, the equity owners of Prime, Infosmart BVI, the equity owners of Infosmart BVI (which also consisted of Mr. Chung Kwok, Ms. Lui Sau Wan and Prime Corporate Developments Limited), and Hamptons, whereby Infosmart BVI and the Infosmart BVI Shareholders replaced Prime and the Prime Shareholders as a parties to the Exchange Agreement and they assumed all of Prime’s and the Prime Shareholders’ obligations, representations, warranties, liabilities and responsibilities under the Exchange Agreement, including Prime’s obligation to issue the shares of stock to compensate Hamptons for its services immediately prior to the closing of the share exchange transaction.

Pursuant to the Exchange Agreement, as amended by the First Amendment, we acquired all of the outstanding shares of Infosmart BVI’s capital stock from the equity owners of Infosmart BVI and Hamptons, and the Infosmart BVI Shareholders transferred and contributed all of their Infosmart BVI Shares to our company. In exchange, we issued to the Infosmart BVI Shareholders 1,000,000 shares of our Series A Preferred Stock, which were convertible into 116,721,360 shares of our common stock (the share exchange transaction hereinafter referred to as the “Exchange”). The issuance of the Series A Preferred Shares to the Infosmart BVI Shareholders and, upon conversion, the shares of our common stock underlying the Series A Preferred Shares, were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S promulgated thereunder. The closing of the Exchange occurred on August 16, 2006. In connection with the share exchange transaction, we engaged Keating Securities, LLC (“Keating Securities”), an affiliate of Keating Investments, LLC to act as a financial advisor. At the closing the Exchange Agreement, Keating Securities was paid an advisory fee of $450,000.

Financing Transaction

The closing of the Exchange was contingent on a minimum of $7,000,000 being subscribed for, and funded into escrow, by certain accredited and institutional investors (“Investors”) for the purchase of shares of our Series B Preferred Stock promptly after the closing of the Exchange under terms and conditions approved by our  board of directors immediately following the Exchange (the “Financing”). The closing of the Financing was contingent on the closing of the Exchange, and the Exchange was contingent on the closing of the Financing.

The closing of the Financing occurred concurrently with the closing of the Exchange on August 16, 2006. Immediately following the closing of the Exchange , we received gross proceeds of approximately $7.65 million in connection with the Financing from the Investors. Pursuant to Subscription Agreements entered into with these Investors, we sold 1,092,857.143 shares of our Series B Preferred Stock at a price per share of $7.00. Each share of Series B Preferred Stock is convertible into shares of our common stock. We registered the common stock underlying our Series B Preferred Stock issued in the Financing with the Securities and Exchange Commission for resale by the Investors. In connection with the issuance of the Series B Preferred Stock to the Investors, the Company also issued warrants to the Investors to purchase an aggregate of 29,310,345 shares of common stock, on an as-converted basis. The warrants have an exercise price of $0.326 per share, subject to adjustments. The issuances of the Series B Preferred Shares and Warrants to Investors were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and such other available exemptions.

Keating Securities, LLC and Axiom Capital Management, Inc. (“Placement Agents”) acted as placement agents in connection with the Financing and collectively received a commission equal to 8% of the gross proceeds from the offering and a non-accountable expense allowance equal to 2% of the gross proceeds for their services. The Placement Agents also received, for nominal consideration, warrants to purchase 10% of the number of shares of common stock into which the Series B Preferred Stock issued in the Financing, which in the aggregate totaled 2,931,035 shares of our common stock on an as-converted basis at an exercise price of $0.326 per share. The warrants are fully vested, have a term of five years, and the shares underlying these warrants have registration rights similar to the registration rights afforded to the holders of Series B Preferred Stock. we also paid for the out-of-pocket expenses incurred by the Placement Agent and all purchasers in the amount of $25,000. After commissions and expenses, we received net proceeds of approximately $6.89 million in the Financing.

The proceeds from the sale of the above securities will be used for general working capital purposes, including funding of the construction of our new production facility in Brazil, the purchase of equipment for HD DVDR and DVDR production lines, advertising and marketing expenses and product development expenses.

Upon completion of the Exchange, and after giving effect to the Financing, the Infosmart Shareholders owned 1,000,000 shares of our Series A Preferred Stock and the Investors in the aggregate received 1,092,857.143 shares of our Series B Preferred Stock. The Series A Preferred Stock automatically converted into 116,721,360 shares of common stock upon the filing and approval of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of California on October 12, 2006.

Name Change and Increase in Authorized Shares of Common Stock

Effective on October 12, 2006, we changed our name from Cyber Merchants Exchange, Inc. to Infosmart Group, Inc. (“Infosmart” or the “Company”) and effected an increase in the number of authorized shares of our common stock from 40,000,000 shares to 300,000,000 shares (the “Amendments”). Per the conversion rights set forth in the Certificate of Determination for the Series A Preferred Stock, upon filing and acceptance of the Amendments to our Articles of Incorporation, all of the Series A Preferred Stock were automatically converted into approximately 116,721,360 shares of our Common Stock. Our Name Change and current trading symbol (OTCBB: IFSG) became effective on the OTC Bulletin Board on October 18, 2006.

Infosmart is a California corporation. Our principal executive offices are located at 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong. Our telephone number is (852) 2944-9905.

THE OFFERING

The shares issued and outstanding prior to this offering consist of 136,576,336 shares of common stock, no shares of Series A preferred stock, and 883,081.43 shares of Series B preferred stock. We are registering shares of our common stock for sale by the selling stockholders identified in the section of this prospectus entitled "Selling Security Holders." The shares included in the table identifying the selling stockholders consist of:

●	29,310,345 shares of common stock underlying Series B Convertible Preferred Stock issued in conjunction with our private placement offering completed on August 16, 2006;

●	32,241,380 shares of common stock underlying warrants issued in conjunction with our private placement offering completed on August 16, 2006; and

●	18,898,449 shares of common stock.

The shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders," "Registration Rights" and "Plan of Distribution," respectively. We will not receive any of the proceeds from those sales. Should the selling security holders, in their discretion, exercise any of the common share purchase warrants underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders, or that any of the common share purchase warrants underlying the common shares offered under this prospectus will be exercised.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

The limited operating history of Infosmart makes evaluation of our business difficult.

We have limited operating histories. Infosmart was incorporated in the British Virgin Islands on August 23, 2005, and IS Technology was founded in August of 2002. These limited operating histories and the unpredictability of our industry make it difficult for investors to evaluate our business and future operating results. An investor in the Company’s securities must consider the risks, uncertainties and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

We continually seek to develop new products and standards, which may not be widely adopted by consumers or, if adopted, may reduce demand by consumers for our older products.

We continually seek to develop new products and standards and enhance existing products and standards with higher memory capacities and other enhanced features. We cannot assure you that our new products and standards will gain market acceptance or that we will be successful in penetrating the new markets that we target. As we introduce new products and standards, it will take time for these new products and standards to be adopted, for consumers to accept and transition to these new products and standards and for significant sales to be generated from them, if this happens at all. Moreover, broad acceptance of new products and standards by consumers may reduce demand for our older products and standards. If this decreased demand is not offset by increased demand for our new products and standards, our results of operations could be harmed. We cannot assure you that any new products or standards we develop will be commercially successful.

Our future operating results may fluctuate and cause the price of our common stock to decline.

We expect that our revenues and operating results will continue to fluctuate significantly from quarter to quarter due to various factors, many of which are beyond our control. The factors that could cause our operating results to fluctuate include, but are not limited to:

●	price competition;

●	general price increases by suppliers and manufacturers;

●	our ability to maintain and expand our customer relationships;

●	the introduction of new or enhanced products and strategic alliances by us and our competitors;

●	the success of our brand-building and marketing campaigns;

●	consumer acceptance of our products and general shifts in consumer behavior with respect to our industry;

●	our ability to maintain, upgrade and develop our production facilities and infrastructure;

●	technical difficulties and system downtime;

●	the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

●	general economic conditions as well as economic conditions specific to our industry; and

●	our ability to attract and retain qualified management and employees.

If our revenues or operating results fall below the expectations of investors or securities analysts, the price of our common stock could significantly decline.

Our ability to manage our future growth is uncertain.

We are currently anticipating a period of growth as a result of our corporate growth strategy, which aims to, among other things, further develop our manufacturing capabilities, expand our product offerings, and reach new customers. In pursuing these objectives, the resulting strain on our managerial, operational, financial and other resources could be significant. Success in managing such expansion and growth will depend, in part, upon the ability of senior management to manage effectively. Any failure to manage the anticipated growth and expansion could have a material adverse effect on our business.

Increased product returns will decrease our revenues and impact profitability.

We do not make allowances for product returns in our financial statements based on the fact that we have not had a material historical return rate. In order to keep product returns low, we continuously monitor product purchases and returns and may change our product offerings based on the rates of returns. If our actual product returns significantly increase, especially as we expand into new product categories, our revenues and profitability could decrease. Any changes in our policies related to product returns may result in customer dissatisfaction and fewer repeat customers.

Our growth and operating results could be impaired if we are unable to meet our future capital needs.

We may need to raise additional capital in the future to:

●	fund more rapid expansion;

●	acquire or expand into new facilities;

●	maintain, enhance and further develop our manufacturing systems;

●	develop new product categories or enhanced services;

●	fund acquisitions; or

●	respond to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be diluted. Furthermore, any new securities could have rights, preferences and privileges senior to those of the Company's preferred shares and the common stock into which the Company's preferred shares are convertible. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to fund our expansion, develop or enhance our products or services or respond to competitive pressures.

The loss of key senior management personnel could negatively affect our business.

We depend on the continued services and performance of our senior management and other key personnel, particularly Chung Kwok, our Chief Executive Officer and President, Gavin Wong, our V.P. of Sales and Marketing and Sebastian Tseng, our Regional Director for South America and V.P. of Production and R&D. The loss of any of our executive officers or other key employees could harm our business. Infosmart currently has employment agreements with its key personnel. Further, the Company expects to assume the employment agreements our executive officers currently have with Infosmart that are described in more detail in the section titled “Executive Compensation - Employment and Director Agreements” in this prospectus. Infosmart has a “key person” life insurance policy for Chung Kwok.

Rapid changes in technology could adversely affect our business and hurt our competitive position.

We believe that our ability to increase sales by developing appealing, innovative products has an important role to play in our growth. However, it is extremely difficult to predict future demand in the rapidly changing storage media industry and develop new technologies to meet that demand. We may fail to develop and supply in a timely manner attractive, new products with innovative technologies for this industry and its markets. In the event that our management misreads the industry and market and/or is slow in developing innovative technologies on a cost competitive basis, actual earnings could differ significantly from our forecasts. At the same time, we may cease to be able to compete in markets, resulting in a significant adverse effect on our business results and growth prospects.

The use of technologies and intellectual properties for the production of all of our products are derived from one cooperation agreement and the failure to maintain the effectiveness of such agreement could substantially and adversely affect our business.

Our ability to produce our products depends on a cooperation agreement (the “Cooperation Agreement”) with IS Holdings, that has been granted licenses (the “Patent Licenses”) for the use of technologies and intellectual properties necessary for the production of all of our products. Such Cooperation Agreement has currently been extended to December 31, 2008, and can be renewed thereafter. If we are unable to renew this Cooperation Agreement or otherwise lose our rights under the Cooperation Agreement, we could lose our ability to manufacture our products.

The patents required for manufacturing our DVDR products are owned by multiple companies. Our failure to obtain all of the required patents to manufacture our products may interfere with our current or future product development and sales.

We have never conducted a comprehensive patent search relating to the technology we use in our products. The Patent Licenses held by IS Holdings with whom we have a Cooperation Agreement were obtained through a joint patent licensing program (the “DVDR Patent License Program”) that is administered by Koninklijke Philips Electronics, N.V. (“Philips”). Parties acquiring the patent licenses through this DVDR Patent License Program are allowed to use patents owned by companies including Philips, Sony, Pioneer and/or Hewlett Packard (or for which such companies have patent applications pending) that are essential for manufacturing DVDR products. However, there may be other issued or pending patents owned by third parties that are required for manufacturing our products for which IS Holdings does not have a patent license. If so, we could incur substantial costs defending against patent infringement claims or we could even be blocked from selling our products. We cannot determine with certainty whether any other existing third party patents or the issuance of any new third party patents would require us or IS Holdings to alter, or obtain licenses relating to, our processes or products, or implement alternative non-infringing approaches, all at a significant additional cost to the Company. There is no assurance that we or IS Holdings will be able to obtain any such licenses on terms favorable to us, if at all, and obtaining and paying royalties on new licenses might materially increase our costs. Additionally, the fees in respect of existing licenses could increase materially in the future when these licenses are renewed, and such increase may have a significantly and adversely impact our business.

We may be unable to obtain our own Hong Kong business customs license for our manufacturing facilities in Hong Kong

The Hong Kong government requires companies manufacturing DVDRs to obtain a business license for the manufacture of optical Disc/Stampers (the “Hong Kong Business License”) from the Customs and Excise Department of Hong Kong. We currently manufacture our products under Hong Kong Business License held by IS Holdings under the Cooperation Agreement. If we are unable to renew this Cooperation Agreement or otherwise lose our rights under the Cooperation Agreement, there is no guarantee that we will be able to obtain the Hong Kong Business Licenses necessary to operate our manufacturing facilities in Hong Kong.

Our business may suffer if we are sued for infringing upon the intellectual property rights of third parties.

There may be cases where it is alleged that our products infringe on the intellectual property rights of third parties. As a result, we may suffer damages or may be sued for damages. In either case, settlement negotiations and legal procedures would be inevitable and could be expected to be lengthy and expensive. If our assertions are not accepted in such disputes, we may have to pay damages and royalties and suffer losses such as the loss of our market share. The failure to prevent infringement on the rights of others could have a materially adverse effect on our business development, business results and financial condition.

We are dependent on certain raw materials and other products, and our business will suffer if we are unable to procure such materials and products.

Our manufacturing systems are premised on deliveries of raw materials and other supplies in adequate quality and quantity in a timely manner from many external suppliers. In new product development, we may rely on certain irreplaceable suppliers for materials. Because of this, there may be cases where supplies of raw materials and other products to us are interrupted by: an accident or some other event at a supplier; supply is suspended due to quality or other issues; or there is a shortage of or instability in supply due to a rapid increase in demand for finished products that use certain materials and products. If any of these situations becomes protracted, we may have difficulty finding substitutes in a timely manner from other suppliers, which could have a significant, adverse effect on our production and prevent us from fulfilling our responsibilities to supply products to our customers. Furthermore, if an imbalance arises in the supply-demand equation, there could be a spike in the price of raw materials. In the event of these or other similar occurrences, there could be a material adverse effect on our business results and financial condition.

We compete in a highly competitive industry where some of our competitors are larger and have more resources than we do.

We operate in a highly competitive environment. Our competitors are both larger and smaller than we are in terms of resources and market share. The marketplaces in which we operate are generally characterized by rapid technological change, frequent new product introductions and declining prices. In these highly competitive markets, our success will depend to a significant extent on its ability to continue to develop and introduce differentiated and innovative products and customer solutions successfully on a timely basis. The success of our product offerings is dependent on several factors including understanding customer needs, strong digital technology, differentiation from competitive offerings, market acceptance and lower costs. Although we believe that we can take the necessary steps to meet the competitive challenges of these marketplaces, no assurance can be given with regard to our ability to take these steps, the actions of competitors, some of which will have greater resources than us, or the pace of technological changes.

Technology in our industry evolves rapidly, potentially causing our products to become obsolete, and we must continue to enhance existing systems and develop new systems or we will lose sales.

Rapid technological advances, rapidly changing customer requirements and fluctuations in demand characterize the current market for our products. Further, there are alternative data storage media and additional media is under development, including high capacity hard drives, new CD-R/DVDR technologies, file servers accessible through computer networks and the Internet. Our existing and development-stage products may become obsolete if our competitors introduce newer or more appealing technologies. If these technologies are patented by or are proprietary to our competitors, then we may not be able to access these technologies. We believe that we must continue to innovate and anticipate advances in the storage media industry in order to remain competitive. If we fail to anticipate or respond to technological developments or customer requirements, or if we are significantly delayed in developing and introducing products, our business will suffer lost sales.

Our market is becoming more competitive. Competition may result in price reductions, lower gross profits and loss of market share.

The storage media industry is becoming more competitive and we face the potential for increased competition in developing and selling our products. Our competitors may have or could develop or acquire significant marketing, financial, development and personnel resources. We cannot assure you that we will be able to compete successfully against our current or future competitors. The storage media industry has increased visibility, which may lead to large, well-known, well-financed companies entering into this market. Increased competition from manufacturers of systems or consumable supplies may result in price reductions, lower gross profit margins, increased discounts to distribution and loss of market share and could require increased spending by us on research and development, sales and marketing and customer support.

If we are unable to compete effectively with existing or new competitors, the loss of our competitive position could result in price reductions, fewer customer orders, reduced revenues, reduced margins, reduced levels of profitability and loss of market share.

We have several competitors, which include the largest DVDR manufacturers in the world. Certain of these competitors compete aggressively on price and seek to maintain very low cost structures. Some of these competitors are seeking to increase their market share, which creates increased pressure, including pricing pressure, within the market. In addition, certain of the competitors, including CMC and Ritek, have financial and human resources that are substantially greater than ours, which increases the competitive pressures we face. Customers make buying decisions based on many factors, including among other things, new product and service offerings and features; product performance and quality; ease of doing business; a vendor’s ability to adapt to customers’ changing requirements; responsiveness to shifts in the marketplace; business model; contractual terms and conditions; vendor reputation and vendor viability. As competition increases, each factor on which we compete becomes more important and the lack of competitive advantage with respect to one or more of these factors could lead to a loss of competitive position, resulting in fewer customer orders, reduced revenues, reduced margins, reduced levels of profitability and loss of market share. We expect competitive pressure to remain intense.

The products we make have a life cycle. If we are unable to successfully time market entry and exit and manage its inventory, it may fail to enter profitable markets or exit unprofitable markets.

We operate in a highly competitive, quickly changing environment. We are preparing for high density format DVDR (“HD DVDR”) or Blu-Ray format DVDR production. Thirty two (32) of Infosmart’s forty-nine (49) production lines can be upgraded to HD DVDR production at a time of management’s choosing. However, if the market turns in favor of Blu-Ray, the Company will have to purchase new equipment to produce Blu-Ray DVDR discs, and thus the Company’s business and operating results could be adversely affected. If strong competitors challenge us in Brazil and other key markets, we will need to quickly develop an adequate competitive response. If we fail to accurately anticipate market and technological trends, then our business and operating results could be materially and adversely affected.

We must also be able to manufacture the products at acceptable costs. This requires us to be able to accurately forecast customer demand so that it can procure the appropriate inputs at optimal costs. We must also try to reduce the levels of older product inventories to minimize inventory write-offs. If we have excess inventory, it may be necessary to reduce its prices and write down inventory, which could result in lower gross margins. Additionally, our customers may delay orders for existing 8x or 16x writable speed DVDR products in anticipation of new HD DVDR or Blu-Ray product introductions. As a result, we may decide to adjust prices of existing products during this process to try to increase customer demand for these products. Our future operating results would be materially and adversely affected if such pricing adjustments were to occur and we are unable to mitigate the resulting margin pressure by maintaining a favorable mix of products, or if we are unsuccessful in achieving input cost reductions, operating efficiencies and increasing sales volumes.

If we are unable to timely develop, manufacture, and introduce new products in sufficient quantity to meet customer demand at acceptable costs, or if we are unable to correctly anticipate customer demand for our new and existing products, then our business and operating results could be materially adversely affected.

If our products fail to compete successfully with other existing or newly-developed products for the storage media industry, our business will suffer.

The success of our products depends upon end users choosing our DVDR technology for their storage media needs. However, alternative data storage media exist, such as high capacity hard drives, new CD-R/DVDR technologies, file servers accessible through computer networks and the Internet, and additional media is under development. If end users perceive any technology that is competing with ours as more reliable, higher performing, less expensive or having other advantages over our technology, the demand for our DVDR products could decrease. Further, some of our competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products such as cameras, computer equipment, software or biometric applications. Competition from other storage media is likely to increase. If our products do not compete successfully with existing or new competitive products, our business will suffer.

Our products may have manufacturing or design defects that we discover after shipment, which could negatively affect our revenues, increase our costs and harm our reputation.

Our products may contain undetected and unexpected defects, errors or failures. If these product defects are substantial, the result could be product recalls, an increased amount of product returns, loss of market acceptance and damage to our reputation, all of which could increase our costs and cause us to lose sales. We do not carry general commercial liability insurance covering our products. In addition, we are preparing to launch production of HD format or Blu-Ray format DVDRs in 2007. HD and Blu-Ray format DVDR production will require us to master new production techniques and modify existing or purchase new machinery and equipment. It is possible that we may fail to achieve mastery of these new techniques and production yields could suffer as a result.

The development of digital distribution alternatives, including the copying and distribution of music and video and other electronic data files could lessen the demand for our products.

We are dependent on the continued viability and growth of physical distribution of music, video and other electronic data through recordable media. Alternative distribution channels and methods, both authorized and unauthorized, for delivering music, video and other electronic data may erode our volume of sales and the pricing of its products and services. The growth of these alternatives is driven by advances in technology that allow for the transfer and downloading of music, video and other electronic data files from the Internet. The proliferation of this copying, use and distribution of such files is supported by the increasing availability and decreasing price of new technologies, such as personal video recorders, DVD burners, portable MP3 music and video players, widespread access to the Internet, and the increasing number of peer-to-peer digital distribution services that facilitate file transfers and downloading. We expect that file sharing and downloading, both legal and illegal, will continue to exert downward pressure on the demand for traditional DVDRs. As current technologies and delivery systems improve, the digital transfer and downloading of music, video and other electronic data files will likely become more widespread. As the speed and quality with which music, video and other electronic data files can be transferred and downloaded improves, file sharing and downloading may in the future exert significant downward pressure on the demand for DVDRs. In addition, our business faces pressure from the emerging distribution alternatives, like video on demand (“VOD”) and personal digital video recorders. As substantially all of our revenues are derived from the sale of DVDRs, increased file sharing, downloading and piracy or the growth of other alternative distribution channels and methods, could materially adversely affect its business, financial condition and results of operations.

Our revenues, cash flows and operating results may fluctuate for a number of reasons.

Future operating results and cash flows will continue to be subject to quarterly fluctuations based on a wide variety of factors, including seasonality. Although our sales and other operating results can be influenced by a number of factors and historical results are not necessarily indicative of future results, our sequential quarterly operating results generally fluctuate downward in the fourth quarter of each fiscal year when compared with the immediately preceding quarter. For example, our first calendar quarter is modestly affected by the Chinese New Year.

A significant portion of the revenues will depend on the success of our new venture in Brazil.

A significant portion of the Company’s revenues will depend on the success of our new Brazilian venture. We have no prior manufacturing and distribution experience in Brazil, and will rely on the local knowledge of its Brazilian joint venture partner and the general knowledge of the South American marketplace of its regional director Sebastian Tseng. Our results could suffer should its relationships with either of these two parties deteriorate in the early months of the Brazilian venture.

We are at risk of losing our significant investment in Brazil if we are unable to obtain the intellectual property licenses required for our Discobras manufacturing facility.

The owners of the technologies and intellectual property necessary for the production of our products require that we obtain separate Patent Licenses for the use of intellectual property in our new DVDR manufacturing facility in Brazil. We are in the process of obtaining the Patent Licenses for use at the Discobras manufacturing facility and expect that the process will be completed in April 2007. However, if there is a substantial delay in obtaining approval for our use of the Patent Licenses, then we may be unable to manufacture a sufficient amount of our products to fill our sales orders, and this could cause us to lose substantial revenues. Further, in the event we are unable to obtain the Patent Licenses, then we may not be able to manufacture our products in Brazil, thus placing us at risk of losing its significant investment in the Brazilian venture.

Past activities of the Company and its affiliates may lead to future liability for the combined companies.

Prior to the closing of the share exchange transaction in August 2006, the Company engaged in businesses unrelated to that of our current business operations. Any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on the Company.

Risks Relating To Doing Business in Hong Kong and Brazil

Adverse changes in economic and political policies of the People’s Republic of China government could have a material adverse effect on the overall economic growth of Hong Kong, which could adversely affect our business.

Although, as described above, we have a new venture in Brazil, we continue to conduct a substantial portion of our business operations in Hong Kong, a special administrative region in the People’s Republic of China (“PRC”). Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in Hong Kong and the PRC. The PRC’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong or China based on United States or other foreign laws against us, our management or the experts named in the prospectus.

We currently conduct a substantial portion of our operations in Hong Kong and a substantial amount of our assets are located in Hong Kong. In addition, all of our senior executive officers reside within Hong Kong. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Hong Kong upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, neither the PRC nor Hong Kong have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Fluctuation in the value of the Hong Kong Dollar may have a material adverse effect on your investment.

The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Although the exchange rate between the Hong Kong dollar and the U.S. dollar has been effectively pegged, there can be no assurance that the Hong Kong dollar will remain pegged, to the U.S. dollar, especially in light of the significant international pressure on the Chinese government to permit the free floatation of the RMB and the Hong Kong dollar, which could result in an appreciation of RMB or the Hong Kong dollar against the U.S. dollar. Our revenues and costs are mostly denominated in Hong Kong dollars, while a significant portion of our financial assets are also denominated in Hong Kong dollars. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS or another epidemic or outbreak. China and Hong Kong reported a number of cases of SARS in April 2003. Any prolonged recurrence of SARS or other adverse public health developments in China or in Hong Kong may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our production facilities or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Changes in Hong Kong or Brazil’s political or economic situation could harm our operational results.

In addition to our operations in Hong Kong, we also have our production facility and a sales base in Brazil. Economic reforms adopted by the Chinese or Brazilian governments have had positive effects on the economic development of these countries, but the governments could change these economic reforms or any of the legal systems at any time. This could either benefit or damage the Company’s operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

Any of the foregoing events or other unforeseen consequences of public health problems could damage the Company’s operations.

The Brazilian government has historically exercised, and continues to exercise, significant influence over the Brazilian economy. Brazilian political and economic conditions will have a direct impact on our business and the market price of our securities.

The Brazilian government frequently intervenes in the Brazilian economy and occasionally makes substantial changes in policy, as often occurs in other emerging economies. The Brazilian government’s actions to control inflation and carry out other policies have in the past involved wage and price controls, currency devaluations, capital controls and limits on imports, among other things. Our business, financial condition and results of operations may be adversely affected by factors in Brazil including:

●	Currency volatility;

●	Inflation acceleration;

●	Monetary policy and interest rate increases;

●	Fiscal policy and tax changes;

●	International trade policy including tariff and non-tariff trade barriers;

●	Foreign exchange controls;

●	Energy shortages; and

●	Other political, social and economic developments in or affecting Brazil.

In 2005 and 2006, government figures, legislators and political party officials, especially those of the President’s party, have been the subject of a variety of allegations of unethical or illegal conduct. These accusations, which are being investigated by the Brazilian Congress, involve campaign financing and election law violations, and influencing of government officials and Congressmen in exchange for political support. Several members of the President’s party and of the federal government, including the President’s chief of staff, have resigned. We cannot predict what effect these accusations and investigations may have on the Brazilian economy.

Inflation and government measures to curb inflation may contribute significantly to economic uncertainty in Brazil and to heightened volatility in the Brazilian securities markets and, consequently, may adversely affect our business in Brazil.

Brazil has in the past experienced extremely high rates of inflation, with annual rates of inflation reaching as high as 2,567% in 1993 (as measured by the Índice Geral de Preços do Mercado published by Fundação Getúlio Vargas, or IGP-M Index). More recently, Brazil’s rates of inflation were 10.4% in 2001, 25.3% in 2002, 8.7% in 2003, 12.4% in 2004, 1.2% in 2005 and 3.8% in 2006 (as measured by the IGP-M Index). Inflation, governmental measures to combat inflation and public speculation about possible future actions have in the past had significant negative effects on the Brazilian economy and have contributed to economic uncertainty in Brazil. If Brazil experiences substantial inflation in the future, our costs may increase and our operating and net margins may decrease. Inflationary pressures may also lead to further government intervention in the economy, which could involve the introduction of government policies that may adversely affect the overall performance of the Brazilian economy.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

If we successfully establish our business operations in Brazil, some of our revenues will be settled in the Brazilian Real. Any future restrictions on currency exchanges may limit our ability to use revenue generated in Reals to fund any future business activities outside Brazil or to make dividend or other payments in U.S. dollars.

The value of our securities will be affected by the foreign exchange rate between the U.S. dollar, the Hong Kong dollar and the Real.

The value of our common stock will be affected by the foreign exchange rate between U.S. and Hong Kong dollars and Real, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. or Hong Kong dollars into Real for our operational needs and should the Real appreciate against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our Reals into U.S. or Hong Kong dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. Dollar appreciates against the Real, the U.S. or Hong Kong dollar equivalent of our earnings from our subsidiaries in Hong Kong and Brazil would be reduced. We will engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

We will depend on Brazil’s foreign investment incentive programs, which provide reductions in taxation or exemptions from taxation for our operations in Brazil. The loss of the tax benefits from these incentive programs may substantially affect our earnings.

Under the State of Bahia’s investment incentive program, our Brazilian subsidiary, Discobras, has been granted a reduction in the Value Added Tax (“VAT”) it is required to pay for products. Discobras pays only 2.28%, as compared to VAT of 12% in Salvador, or 18% in São Paulo. This VAT reduction will be available to us until June 2016. We will also avail ourselves of an incentive program for foreign investment which exempts Discobras from paying Brazil’s ICMS taxes on raw materials it imports for production in Brazil and create substantial tax savings for Infosmart. This tax exemption will last through June 2016. In the event that the VAT reduction program is no longer available to us or we are unable to extend the ICMS tax-exemption, our after-tax earnings would decline by the amount of the tax benefits, which may be substantial.

Risks Relating to this Offering and Ownership of Our Securities

Your rights with respect to ownership of the Company's Series B Preferred Shares are set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions for the Series B Preferred Stock and form of Warrants and such documents should be reviewed carefully with your legal counsel.

Your rights with respect to ownership of our Series B Preferred Shares and the Warrants are set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions for the Series B Preferred Stock that was attached as Exhibit 3.4 and in the form of Warrant attached as Exhibit 10.17 to our Current Report on Form 8-K filed with SEC on August 24, 2006. These documents contain important provisions that provide you with rights, limitations and obligations and should be reviewed carefully with your legal counsel. We will also provide copies of these documents upon request.

We are a public company subject to evolving corporate governance and public disclosure regulations that may result in additional expenses and continuing uncertainty regarding the application of such regulations.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related rules and regulations, are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations and standards, regulatory authorities may initiate legal proceedings against us and our business and our reputation may be harmed.

Our shares may have limited liquidity.

A substantial portion of our shares of common stock are closely held by certain institutional and insider investors. Consequently, the public float for our shares may be highly limited. As a result, you may encounter difficulty selling large blocks of your shares or obtaining a suitable price at which to sell your shares.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, the stock market in which shares of our common stock will be quoted, generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

●	variations in our operating results;

●	announcements of technological innovations, new services or product lines by us or our competitors;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

We have broad discretion as to the use of proceeds from this Financing and may not use the proceeds effectively.

Our management team will retain broad discretion as to the allocation and timing of the use of proceeds from the Financing and may spend these proceeds in ways with which our shareholders may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

Our officers and directors own a substantial portion of our outstanding common stock, which will enable them to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our shareholders.

Our directors and executive officers control approximately 56% of our outstanding shares of stock that are entitled to vote on all corporate actions. Specifically, Andrew Chang, our Chairman of the Board of Directors, Chung Kwok, our Chief Executive Officer, President and Director and Po Nei Sze, our Chief Financial Officer, Secretary, Treasurer and Director, control approximately 56% of the outstanding voting. These stockholders, acting together, could have a substantial impact on matters requiring the vote of the shareholders, including the election of our directors and most of our corporate actions. This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our shareholders and us. This control could adversely affect the voting and other rights of our other shareholders and could depress the market price of our common stock.

A large number of additional shares may be sold into the public market in the near future, which may cause the market price of our common stock to decline significantly, even if our business is doing well.

Sales of a substantial amount of common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock. Assuming the full conversion of our Series B Preferred Stock, we will have approximately 160,260,512 shares of common stock outstanding. As restrictions on resale of such additional shares end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

A large number of common shares are issuable upon exercise of outstanding common share warrants and upon conversion of our Series B Preferred Stock. The exercise or conversion of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in the Company as well as the book value of your common shares. The sale of a large amount of common shares received upon exercise of these warrants on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

As of March 22, 2007, there are outstanding warrants entitling the holders to purchase up to 28,510,345 common shares at an exercise price of $0.326 per share. The exercise price for all of the aforesaid warrants may be less than your cost to acquire our common shares. In the event of the exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the warrants.

We will incur increased costs and compliance risks as a result of becoming a public company with substantial business operations.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur prior to the closing of the share exchange transaction as a shell company with no business operations and nominal assets. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (“NASD”). We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially.

We have recently taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with Infosmart’s becoming a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to convert your Series B Preferred Stock and sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common shares have historically been sporadically or “thinly-traded” on the “Over-The-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that the Company is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for the Company’s common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you convert your Series B Preferred Stock into our common stock many be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for the Company’s common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by its shareholders may disproportionately influence the price of those shares in either direction. The price for its shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Other than the dividend payments that are due for the Series B Preferred Stock, we do not anticipate paying any cash dividends.

Other than the dividend payments that are due for the Series B Preferred Stock, we presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholders, as described below in the sections entitled "Selling Stockholders" and "Plan of Distribution." With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be approximately $119,876, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

A portion of the shares covered by this prospectus are, prior to their sale under this prospectus, issuable upon conversion of our Series B Convertible Preferred Stock or issuable upon exercise of common stock purchase warrants. In the event all of the common stock purchase warrants are exercised for cash, assuming no adjustments to the exercise price for anti-dilution protection, Infosmart estimates that it would receive approximately $10,510,689 in gross proceeds. Any proceeds received from the exercise of the warrants will be used for general corporate purposes.

There can be no assurance that any warrants will be exercised or that Infosmart will receive any proceeds therefrom. It is common that such warrants are never exercised because the price of the common stock does not justify the exercise or the warrant expires by its terms.

 SELLING SECURITY HOLDERS

We are registering shares of common stock that that may become issuable upon conversion of our Series B Preferred Stock in the aggregate principal amount of $7,650,000 and related warrants to purchase 29,310,345 shares at $0.326 per share, and warrants issued to the placement agent, its employees and other persons acting on behalf of the placement agent to purchase 2,931,035 shares at $0.326 per shares (collectively, "Warrants").  The Series B Preferred Stock and related Warrants were issued to the Selling Security Holders in a private placement offering which closed on August 16, 2006.   The Series B Preferred Stock and related Warrants were issued in transactions exempt from the registration requirements of the 1933 Act under Section 4(2) of the 1933 Act to persons reasonably believed to be "accredited investors" as defined in Regulation D under the 1933 Act. Pursuant to the terms of the subscription agreement under which the Series B Preferred Stock and related Warrants were issued, we agreed to file this registration statement in order to permit those investors to sell the shares underlying the Series B Preferred Stock and Warrants. We are also registering a further 18,898,449 common shares in connection with securities issued to certain shareholders who received securities prior to the private and also securities issued as payment for services rendered in connection with the Exchange and the Financing. The securities issued to such shareholders who received securities prior to the private placement were also issued in transactions exempt from the registration requirements of the 1933 Act under Section 4(2) thereof either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

The table below lists the Selling Security Holders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Security Holders. The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of September 14, 2006, assuming conversion of all of the shares of Series B Preferred Stock, and the exercise of all of the Warrants held by the Selling Security Holders on that date. The third column lists the shares of common stock being offered pursuant to this prospectus by each of the Selling Security Holders. The fourth column lists the number of shares that will be beneficially owned by the Selling Security Holders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of September 14, 2006, but not offered hereby are not sold.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no Selling Security Holder has had any material relationship with us or our predecessors or affiliates during the last three years.

INFOSMART GROUP, INC.

NAME OF SELLING STOCKHOLDER	NUMBER OF SHARES OWNED BEFORE OFFERING	NUMBER OF SHARES BEING OFFERED (1)	NUMBER OF SHARES OWNED AFTER OFFERING (2)
Alpha Capital Anstalt (Konrad Ackerman (3))	2,681,992	2,681,992	0
Anima S.G.R.p.A. Rubrica - Anima Asia (Giovanni Brambilla (3))	3,831,418	3,831,418 (4)	0
Anima S.G.R.p.A. Rubrica - Anima Emerging Markets (Giovanni Brambilla (3))	2,298,851	2,298,851 (5)	0
Beachcomber Investments, LLC ** (6) (John E. Freyer (3))	1,915,709	1,915,709	0
Castlerigg Master Investments Ltd. (7)	7,662,835	7,662,835	0
CIM Dividend Income Fund Limited (R. James P. Morton (3))	9,386,973	9,386,973 (23)	0
Crescent International Ltd. (21)	1,915,709	1,915,709	0
Dynamic Decisions Strategic Opportunities (Alberto Micalizzi (3))	1,724,138	1,724,138 (24)	0
Diamond Opportunity Fund, LLC (25)	1,532,567	1,532,567	0
Darryl Donovan	383,142	383,142	0
Generation Capital Associates (Fred A. Brasch (3))	383,142	383,142	0
Gottbetter Capital Master, Ltd. (Adam S. Gottbetter (3))	7,662,835	7,662,835	0
David Austin Grose	191,571	191,571	0
MCF Navigator Fund, L.P. (20) **	2,298,851	2,298,851	0
S McGinnis & K McGinnis TTEE McGinnis Group Intl PSP U/A Dtd 08/01/1998 (Stanley McGinnis and Kathleen McGinnis (3))	191,571	191,571	0
Edmund H. Melhado	191,571	191,571	0
Maurice & Jennifer Micek JTWROS (8)	191,571	191,571	0
Lee Musser	191,571	191,571	0
Nite Capital LP (9)	1,915,709	1,915,709	0
Perinvest Dividend Equity Fund Limited (R. James P. Morton (3))	7,662,835	7,662,835	0
Steven R. Purvis	191,571	191,571	0

Reed A. Ringer and Elnora K. Ringer Joint Tenants With Rights of Survivorship (8)	383,142	383,142	0
Silver Rock I, Ltd. (Rima Salam (3))	1,532,567	1,532,567	0
SovGem Limited (Allan Moloney (3))	1,915,709	1,915,709	0
Donald A. Todd - Georgia K. Todd JTWROS (8)	191,571	191,571	0
Laurence Verbeck	191,571	191,571	0
KI Equity Partners II, LLC (10) **	8,604,160(13)	8,604,160	0
Kevin R. Keating (11)	250,000(13)	250,000	0
Garisch Financial, Inc. (12)	250,000(13)	250,000	0
Worldwide Gateway Co., Ltd. (13) (Andy Lai (3))	2,850,000(13)	2,850,000	0
Timothy J. Keating ** (14)	728,201 (15)	728,201	0
Luca Toscani ** (18)(19)	364,100 (15)	364,100	0
Kyle L. Rogers ** (19)	60,683 (15)	60,683	0
Margie L. Blackwell ** (18) (19)	60,683 (15)	60,683	0
Justin K. Davis ** (19)	45,000 (15)	45,000	0
Ranjit Mankekar ** (19)	30,000 (15)	30,000	0
Pamela Solly ** (19)	15,000 (15)	15,000	0
Michael J. Keating ** (19)	30,000 (15)	30,000	0
Song He ** (19)	30,000 (15)	30,000	0
Melissa D. Salinas ** (19)	7,500 (15)	7,500	0
Jeff L. Andrews ** (18) (19)	222,222 (15)	222,222	0
Steven J. Henricks ** (19)	55,077 (15)	55,077	0
Randolph J. Haag ** (19)	9,579 (15)	9,579	0
Axiom Capital Management, Inc. * (22)	650,383 (15)	650,383	0
Pablo Felipe Serna Cardenas (19)	622,605 (15)	622,605	0
Hamptons Investment Group, Ltd. (16)	6,484,519 (13)	6,484,519	0
Richardson & Patel LLP (17)	459,770 (13)	459,770	0

TOTAL		80,450,174

 ____________________________________________
*Denotes broker-dealer

**Denotes affiliate of broker-dealer

(1)	Except where otherwise indicated, 50% of such shares represent shares underlying the Series B Preferred Stock and 50% of such shares represent shares issuable upon exercise of the Warrants.

(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(3)	Individual(s) who is the natural person(s) who have voting and the power to vote, sell, transfer or otherwise dispose of the common stock upon Conversion.

(4)
Represents 1,915,709 shares of common stock held by such Selling Security Holder, to be acquired upon conversion of its shares of the Series B Preferred Stock, and 1,915,709 shares of common stock issuable upon exercise of its Warrants.

(5)
Represents 1,149,425 shares of common stock held by such Selling Security Holder, to be acquired upon conversion of its shares of the Series B Preferred Stock, and 1,149,425 shares of common stock issuable upon exercise of its Warrants.

(6)
Miles Freyer, a member of Beachcomber Investments, LLC, was an employee of Keating Securities, LLC. Beachcomber members Miles Freyer, Christina Freyer, Virginia Freyer, John E. Freyer, Jr. and manager John E. Freyer are customers/clients of Keating Securities, LLC.

(7)
Sandell Asset Management Corp. ("SAMC") is the investment manager of Castlerigg Master Investments Ltd. ("Master"). Thomas Sandell is the controlling person of SAMC and may be deemed to share beneficial ownership of the shares beneficially owned by Master. Castlerigg International Ltd. ("Castlerigg International") is the controlling shareholder of Castlerigg International Holdings Limited ("Holdings"). Holdings is the controlling shareholder of Master. Each of Holdings and Castlerigg International may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments. SAMC, Mr. Sandell, Holdings and Castlerigg International each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

(8)	Joint tenants with a right of survivorship.

(9)
Keith A. Goodman, Manager of the General Partner of Nite Capital LP has voting and investment control over the shares held by Nite Capital, L.P.  Mr. Goodman disclaims beneficial ownership of the shares.

(10)
Timothy J. Keating has investing and voting control over such securities. He disclaims beneficial ownership of such number of securities as are owned by the beneficial owners of the company other than himself. Does not include any other securities of Infosmart over which he has investing and voting control.

(11)
Consists of 250,000 shares of common stock. Kevin R. Keating was the sole officer and a director of Infosmart from September 30, 2005 to August 16, 2006. Kevin R. Keating acquired his 250,000 shares of common stock before the Exchange transaction closing in August 2006 as payment for services he rendered to Infosmart. Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity, which is the majority stockholder of Infosmart, Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC, and Keating Aftermarket Support, LLC (“KAMS”). Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KI Equity, KAMS or Keating Securities, LLC and disclaims any beneficial interest in the shares of Infosmart’s common stock owned by KI Equity. Similarly, Keating Investments, LLC, KI Equity, KAMS and Keating Securities, LLC disclaim any beneficial interest in the shares of Infosmart’s common stock currently owned by Kevin R. Keating. Kevin R. Keating is a registered representative of Brookstreet Securities Corporation, a member firm of the NASD.

(12)	Mr. Frederic M. Schweiger has investing and voting control over such securities.

(13)	Represents shares of common stock only.

(14)
Selling Security Holder is a controlling member of Keating Securities, LLC, a member firm of the NASD and one of the placement agents in the private placement offering described above.  The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional shares in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(15)	Represents common stock shares underlying Warrants only.

(16)
William Yan Sui Hui has investing and voting control over such securities, which this Selling Security Holder received as compensation for services to Infosmart as a finder in connection with the Exchange transaction. Hamptons Investment Group, Ltd.’s address is Unit 3, 25/F, Global Gateway (Hong Kong), 98 Wang Lung Street, Tsuen Wan, Hong Kong.

(17)
Erick Richardson and Nimish Patel are the controlling persons of Richardson & Patel LLP, legal counsel to Infosmart, and have voting and investment power over the shares being offered under this prospectus. Represents 459,770 shares issued to this Selling Security Holder as compensation for services rendered to Infosmart. The address of Richardson & Patel LLP is 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024.

(18)
This individual was a member of Infosmart’s Board of Directors from October 5, 2005 until August 16, 2006 and is also a registered representative of Keating Securities, LLC, one of the placement agents in Infosmart’s private placement offering described above. Infosmart currently has no material relationship with such Selling Security Holder, other than in connection with the private placement offering. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase any additional shares in connection with this offering. At the time of the acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly, with any person to distribute the securities being offered hereunder.

(19)
Selling Security Holder is an affiliate of Keating Securities, LLC, one of placement agents in the private placement offering described above.  Infosmart has no material relationship with such Selling Security Holder, other than in connection with the private placement offering. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional shares in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(20)
Shareholder is an affiliate of Merriman Curhan Ford & Co., a member firm of the NASD. Mr. Gregory Curhan is the Chief Investment Officer of the Shareholder and has voting and investing control over the securities. Mr. Curhan disclaims the beneficial ownership over these shares.

(21)
Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the shares owned by Crescent International Ltd. Messrs. Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.

(22)
Represents 650,383 shares underlying warrants issued to Selling Security Holder as compensation for services as one of the placement agents in Infosmart’s private placement offering described above. Selling Security Holder is a member firm of the NASD. Liam F. Dalton and Mark D. Martino have investing and voting control over such securities. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional shares in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(23)	Includes 1,724,138 shares underlying Series B Preferred stock transferred to CIM Dividend Income Investment Fund Limited by DD Growth Premium Fund pursuant to a private sale.

(24)	Represents shares issuable upon the exercise of Warrants. These Warrants were assigned to Dynamic Decisions Strategic Opportunities by DD Growth Premium Fund.

(25)
David Hokin, Rob Rubin and Richard Marks, in their capacities as manager and managing directors, respectively, of Diamond Opportunity Fund, have the shared power to vote and to dispose of the shares.  Each of Messrs. Hokin, Rubin and Marks disclaim beneficial ownership of the shares.

PLAN OF DISTRIBUTION

We are registering shares of our common stock for resale by the selling stockholders identified in the section above entitled "Selling Stockholders." We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:

•	through the OTC Bulletin Board at prevailing market prices; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

Neither the selling stockholders nor Infosmart can presently estimate the amount of compensation in the form of discounts, concessions or commissions that underwriters, broker-dealers or agents may receive from the selling stockholders or the purchasers of the common stock. We know of no existing arrangements between the selling stockholders, broker-dealers, underwriters or agents relating to the sale or distribution of the shares.

The selling stockholders may also enter into hedging transactions, and persons with whom they effect such transactions, including broker-dealers, may engage in short sales of our common shares. Our selling stockholders may also engage in short sales and short sales against the box, and in options, swaps, derivatives and other transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will bear all expenses relating to the sale of our common shares under this prospectus, except that the selling stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders. We have agreed to indemnify some of the selling stockholders against certain losses, claims, obligations, damages and liabilities, including liabilities under the Securities Act.

Any common shares offered under this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may also be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to keep this prospectus effective at least for a period ending with the first to occur of (i) the date that all of the shares covered by this prospectus have been sold; (ii) the date that all shares covered by this prospectus may be sold without restrictions pursuant to Rule 144(k), provided that a legal opinion with respect to the availability of Rule 144 for the resale of such shares received upon conversion of the Series B Preferred Stock has been rendered by a law firm acceptable to both Infosmart and the holder of such shares as evidence that Rule 144 is available for such securities; or (iii) the date one year after this registration statement is declared effective by the Commission, provided, however, that if at the end of such one year period, any holder of shares covered by this prospectus is not able to immediately, freely resell all of the shares covered by this prospectus that it owns, then Infosmart shall continue to keep this prospectus effective until terminated pursuant to clause (i) or (ii).

Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

The Company is from time to time subject to legal claims and legal proceedings that arise in the ordinary course of its business. In the opinion of management, the ultimate outcome of claims and litigation of which management is aware will not have a material adverse effect on our consolidated financial position or results of operation. Other than the summaries below, the Management is not currently aware of any claims and litigation against Infosmart.

In Re: Factory 2-U Stores, Inc., U.S. Bankruptcy Court, District of Delaware - Adv. Proc. No. 005-30480. On March 7, 2006, a complaint was filed against the Company in a Chapter 7 bankruptcy proceeding in U.S. Bankruptcy Court in the District of Delaware in the matter captioned In Re: Factory 2-U Stores, Inc. The complaint seeks to recover from Infosmart $91,572 in alleged preferential transfers made to the Company by the debtor during the ninety-day period prior to the filing of the debtor's bankruptcy petition. The Company has defended against the preference claim by asserting that such transfers were made in the ordinary course of business. This bankruptcy proceeding is currently scheduled for trial on May 17, 2007.  The Company plans to defend this claim vigorously.

Stanley Rosner (“Rosner”) v. World Wide Magic Net, Inc. (n/k/a Infosmart) and Burlington Coat Factory, New York State Supreme Court, Nassau County, Index No. 98-006524. Breach of contract, fraud and tortuous interference action seeking $5,000,000 in compensatory damages, unspecified punitive damages and declaratory relief. By stipulation parties dated May 7, 1998, Rosner agreed to transfer the action to Supreme Court, New York County, after conceding Nassau County was not the proper venue for the action. Since that date, Rosner has neither transferred the case nor pursued it further.

OFFICERS AND DIRECTORS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position	Date of Appointment
Chung Kwok	40	Chief Executive Officer, President and Director	August 16, 2006
Po Nei Sze	34	Chief Financial Officer, Treasurer, Secretary and Director	August 16, 2006
Chang Chung Yuen, Andrew (“Andrew Chang”)	36	Chairman of the Board of Directors	August 16, 2006
Godwin Wong	56	Director	August 16, 2006
Parker Seto	39	Director	March 16, 2007
Simon Lee	38	Director	March 16, 2007

Business Experience Descriptions:

Chung Kwok - Chief Executive Officer, President and Director. Chung Kwok, the Company’s Chief Executive Officer, President and Director has over twelve years experience in the optical storage media industry. In 1993, Mr. Kwok began his international sales career with a subsidiary of Sonopress AG, one of the world’s top three pre-recorded CDR/DVDR manufacturers, and gained significant experience of the dynamics of storage media markets around the world. In 1997, Mr. Kwok co-founded Mega Winner (HK), Ltd. (“Mega Winner”), a leading CDR manufacturer, before spotting the DVDR market opportunity and co-founding Infosmart in 2002. He served as Chairman of the Hong Kong Optical Disc Manufacturing and Technology Association from 2000 to 2002. He received his Bachelor of Mathematics degree from the Chinese University of Hong Kong.

Po Nei Sze - Chief Financial Officer, Treasurer, Secretary and Director. Po Nei Sze is the Company’s Chief Financial Officer, Treasurer, Secretary and Director. Ms. Sze co-founded Infosmart in 2002 and oversees its finance, human resources, accounting, purchasing and shipping departments. Before joining Infosmart, she worked with Wing Shing Cassette Manufacturing Co. Ltd. Between 1996 and 1998 and witnessed the evolution of media production from cassette to VCD to DVDR. She established her own company, Mega Century, with her spouse in 1998 to produce VCDs. Ms. Sze’s relationship with and ownership in Mega Century were completely terminated in February 2005. Ms. Sze received her degree in Business Administration from the British Columbian Institute of Technology in Canada. Ms. Sze is the wife of Mr. Wong Hiu Ming (“Tony Wong”), who is a non-executive member of the Board of Directors of Prime, Infosmart, IS International, Is Technology and IS Media.

Andrew Chang - Chairman of the Board of Directors. Andrew Chang, Chairman of the Board of Directors, is a seasoned entrepreneur. In 1995, he founded Hung Tat International (HK) Ltd. (“Hung Tat”), a telecommunications devices manufacturing business, which today employs 1,400 workers and has revenues of $15 million. Hung Tat exports most of its output to the U.S. and its major customers include Family Dollar, Best Buy, Circuit City, Southern Telecom and jWIN Electronics. Mr. Chang holds a Master of Economics degrees from the University of Macquaire, Australia and a Bachelor of Commerce degree majoring in accounting from the University of New South Wales, Australia. Mr. Chang is the cousin of Mr. Tony Wong, one of Infosmart’s non-executive directors.

Godwin Wong - Director. Godwin Wong is a Director of the Company and has been on the faculty of the Haas School of Business at the University of California, Berkeley for twenty years. Dr. Wong was raised in Hong Kong and was educated in the U.S. with a Ph.D. from Harvard University, a Master’s degree from University of California, Los Angeles and a baccalaureate from the University of Wisconsin. Dr. Wong serves on the Board of Directors of the United Commercial Bank, other NASDAQ companies and certain technology ventures in the San Francisco area and overseas, and previously for other California financial institutions. He has been advisor/consultant and specialist/strategist to various organizations, corporations, government agencies and business enterprises in the U.S., Canada, Europe and Asia. Dr. Wong has been appointed Chief Expert Advisor for the City Government of Beijing HaiDian, where the Silicon Valley of China, Zhong Guan Cun, is located. He also serves as director to one of the top ten software companies in Shanghai. He has assisted companies in the negotiation of business transactions, technology transfer, and mergers and acquisitions. Representing various investment groups, Mr. Wong has run his own San Francisco management companies in real estate, consulting and investment management with over thirty-five employees. He speaks, reads and writes fluent Chinese in four dialects.

Parker Seto - Director. Parker Seto graduated from the Chinese University of Hong Kong in Professional Accountancy stream with a Bachelor of Business Administration (Honour) in 1990. He is a Member of the American Institute of Certified Public Accountants, Fellow Member of the Association of Chartered Certified Accountants in United Kingdom and member of the Hong Kong Institute of Certified Public Accountants. He has extensive experience in initial public offerings and auditing public companies and provides financial advisory services. Parker is the Managing Director of WestPark Capital, Inc., a U.S. investment banking firm and he has been invited to be the advisor of several mid-sized businesses in Hong Kong and Mainland China for general business management consultation.

Simon Lee - Director. Simon Lee graduated from the Chinese University of Hong Kong in 1990 with major in Physics. Since then, Lee has been working in the commercial sector and has extensive experience in corporate financial and business management. Lee gained a Master of Business Administration from the Chinese University of Hong Kong specializing in accounting and finance stream. He is a Fellow Member of the Association of Chartered Association Accountants of the United Kingdom and a member of the Hong Kong Institute of Certified Public Accountants. He has been an instructor in the School of Accountancy at the Chinese University of Hong Kong and is currently a Lecturer in the School of Accountancy and Law at the Faculty of Business of the Hong Kong Baptist University. Simon is also a Research Fellow of the Corporate Governance and Financial Policy Centre of Hong Kong Baptist University. He has been regularly invited by multinational companies to give training to professionals in the banking and personal financial management sector.

Involvement in Certain Legal Proceedings

Other than the bankruptcy proceeding described below, none of the directors or executive officers has, during the past five years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)
Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Mr. Chung Kwok is a twenty-five percent (25%) shareholder and director of Mega Winner, a corporation incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, which is currently subject to a bankruptcy lawsuit filed against it by Media Lab Ltd., an Australian company, in Hong Kong’s High Court on February 11, 2004. The court has ruled for Mega Winner to be wind-up (Companies Winding-up No. 1360 of 2003). A Liquidator was appointed on March 1, 2004 to wind-up Mega Winner.

Audit Committee and Audit Committee Financial Expert

We are not a “listed company” under SEC rules and are therefore not required to have an audit committee comprised of independent directors. We do not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC, the Company’s board of directors is deemed to be its audit committee. The board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member’s financial sophistication. In addition, two directors qualify as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. Accordingly, the board of directors believes that each of its members has sufficient knowledge and the experience necessary to fulfill the duties and obligations that an audit committee would have. Our board of directors intends, however, to appoint an audit committee in the near future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 22, 2007 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investing power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable community property laws.

Name of Beneficial Owner and Address (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Shares of Common Stock Beneficially Owned (2)
Chung Kwok (6)	17,625,392	(2)	11.0%
Po Nei Sze (6)	62,370,292		38.9%
Andrew Chang	9,483,727		5.9%
Godwin Wong	0		0%
Parker Seto	0		0%
Simon Lee	0		0%
Prime Corporate Developments Limited (6)	62,370,292	(3)	38.9%
Lui Sau Wan (6)	20,757,376	(4)	13.0%
KI Equity Partners II, LLC (6) c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111	8,604,160	(5)	5.4%
All Executive Officers and Directors as a Group (6 persons)	89,479,411		55.8%
___________________
(1)	Unless otherwise indicated, the address of the beneficial owner will be c/o Infosmart Group Limited, 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong.

(2)
The amount of beneficial ownership assumes the conversion of all 883,081.429 shares of Series B Preferred Stock outstanding as of March 22, 2007, in which each share of Series B Preferred Stock is converted into 26.819924 shares of the Company’s common stock (23,684,176 shares of common stock on an as-converted basis), and thus the percentage of common stock beneficially owned is based on a total of 160,260,512 shares of the Company’s common stock outstanding as of March 22, 2007. Figures may vary slightly due to rounding.

(3)	Ms. Po Nei Sze is the sole owner of Prime Corporate and exercises sole voting and investment control over the shares owned by Prime Corporate.

(4)	Ms. Lui Sau Wan’s address is No. 188, Victoria Road, Hong Kong.

(5)	Timothy J. Keating is the manager of KI Equity Partners II, LLC (“KI Equity”), and exercises sole voting and investment control over such shares.

(6)
These individuals or entities entered into a shareholder voting agreement (the “Voting Agreement”) to vote their shares in favor of changing the Company’s name and also increasing the authorized shares of the Company’s common stock from 40,000,000 to 300,000,000 shares. Pursuant to the Voting Agreement, these parties also agreed (a) that they will take all such actions so that the number of the Company’s directors shall be seven, (b) to vote in favor of the election of the six director designees by Infosmart (which currently includes Po Nei Sze, Chung Kwok, Andrew Chang, Parker Seto and Simon Lee and will also include one other independent director to be designated by Infosmart) and KI Equity’s one director designee, Godwin Wong, to the Board of Directors of the Company (collectively the “Director Designees”) as set forth in the Voting Agreement, and (c) that they will not vote (or cause a vote) for the removal of the Director Designees from the Board of Directors.

CHANGE OF CONTROL

On July 7, 2006, the Company entered into an Exchange Agreement with KI Equity Partners LLC, Prime Fortune Enterprises Ltd. (“Prime”), the equity owners of Prime, namely, Mr. Chung Kwok, Ms. Po Nei Sze and Prime Corporate Developments Limited (the “Prime Shareholders”), and Hamptons Investment Group Ltd. (“Hamptons”) (collectively the “Infosmart BVI Shareholders”) to acquire all of the equity ownership of Infosmart Group Limited (“Infosmart BVI”) through the acquisition of Prime, the former 100% direct equity owner and holding company of Infosmart BVI. Under the terms of the Exchange Agreement, immediately prior to the closing of the share exchange transaction, Hamptons was to receive 58.82352 shares of Prime’s capital stock as payment for its services as a finder in connection with the exchange transaction.

However, on August 11, 2006 and prior to the closing of the share exchange transaction, Prime’s and Infosmart BVI’s board of directors and their respective shareholders agreed to restructure the ownership of Infosmart BVI’s issued capital stock and this resulted in the transfer of entire equity ownership of Infosmart BVI directly to Mr. Chung Kwok, Ms. Po Nei Sze and Prime Corporate Developments Limited. On August 14, 2006, the Company entered into a First Amendment to the Exchange Agreement with KI Equity, Prime, the equity owners of Prime, Infosmart BVI, the equity owners of Infosmart BVI (which also consisted of Mr. Chung Kwok, Ms. Lui Sau Wan and Prime Corporate Developments Limited), and Hamptons, whereby Infosmart BVI and the Infosmart BVI Shareholders replaced Prime and the Prime Shareholders as a parties to the Exchange Agreement and they assumed all of Prime’s and the Prime Shareholders’ obligations, representations, warranties, liabilities and responsibilities under the Exchange Agreement, including Prime’s obligation to issue the shares of stock to compensate Hamptons for its services immediately prior to the closing of the share exchange transaction. Pursuant to the Exchange Agreement, as amended by the First Amendment, the Company acquired all of the outstanding shares of Infosmart BVI’s capital stock from the equity owners of Infosmart BVI and Hamptons, and the Infosmart BVI Shareholders transferred and contributed all of their Infosmart BVI Shares to the Company. In exchange, the Company issued to the Infosmart BVI Shareholders 1,000,000 shares of the Company’s Series A Preferred Stock, which were convertible into 116,721,360 shares of the Company’s common stock.

The closing of the Exchange Agreement was contingent on a minimum of $7,000,000 being subscribed for, and funded into escrow, by certain accredited and institutional investors (“Investors”) for the purchase of shares of the Company’s Series B Preferred Stock promptly after the closing of the Exchange under terms and conditions approved by the Company’s board of directors immediately following the Exchange (the “Financing”). The closing of the Financing was contingent on the closing of the Exchange, and the Exchange was contingent on the closing of the Financing. The closing of both Financing and the Exchange occurred on August 16, 2006. The closing of the Financing resulted in the Company’s receipt of gross proceeds of approximately $7.65 million from the Investors.

DESCRIPTION OF SECURITIES

Infosmart is presently authorized under its Articles of Incorporation to issue 300,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. Of the 10,000,000 shares of preferred stock authorized, 1,200,000 shares were designated as Series A Convertible Preferred Stock and 1,800,000 shares were designated as Series B Convertible Preferred Stock pursuant to Certificates of Determination ("Certificates of Determination") that were approved by Infosmart’s board of directors, and filed with and accepted by the Secretary of State of the State of California. Infosmart issued 1,000,000 shares of Series A Convertible Preferred Stock and 1,092,857.143 shares of Series B Convertible Preferred Stock in connection with the Financing. Pursuant to the conversion rights set forth in the Certificate of Determination for the Series A Convertible Preferred Stock, all of the Series A Convertible Preferred Stock has been converted into approximately 116,721,360 shares of the Company’s Common Stock. As of March 30, 2007, there were approximately 883,081.43 shares of Series B Convertible Preferred stock issued and outstanding.

The following descriptions of Infosmart’s capital stock are only summaries and do not purport to be complete and is subject to and qualified by its Articles of Incorporation, as amended, its By-laws, the Certificates of Determination, copies of which will be provided by us upon request, and by the provisions of applicable corporate laws of the State of California. The descriptions of the common stock and preferred stock, as well as warrants to purchase our common stock, reflect changes to our capital structure that occurred immediately prior to or upon the closing of this Exchange transaction and the Financing:

COMMON STOCK

The holders of Infosmart’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, except that upon giving the legally required notice, stockholders may cumulate their shares in the election of directors. Infosmart may pay dividends at such time and to the extent declared by the Board of Directors in accordance with California corporate law. Infosmart’s common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are fully paid and non-assessable. To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

PREFERRED STOCK

Infosmart’s preferred stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and to fix the number of shares and the designation of any series of preferred shares. The Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any wholly unissued series subsequent to the issue of those shares. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding shares of common stock and make removal of the Board of Directors more difficult.

SERIES A CONVERTIBLE PREFERRED STOCK

The following is a summary of the preferences and rights contained in the Certificate of Determination (the “Series A Certificate”) of the Series A Convertible Preferred Stock (“Series A Preferred Stock”) and is qualified in its entirety by reference to the Series A Certificate, a copy of which will be provided by us upon request.

Stated Value

Each share of Series A Preferred Stock will have a stated value of $0.0001 per share (“Series A Stated Value”).

Dividends

Holders of Series A Preferred Stock (the “Series A Holders”) will not be entitled to dividends unless Infosmart pays cash dividends or dividends in other property to holders of outstanding shares of common stock, in which event, each outstanding share of the Series A Preferred Stock will be entitled to receive dividends of cash or property in an amount or value equal to the Conversion Rate multiplied by the amount paid in respect of one share of our common stock. Any dividend payable to the Series A Preferred Stock will have the same record and payment date and terms as the dividend is payable on the common stock.

Liquidation Preference

The Series A Preferred Stock shall have a liquidation preference equal to $0.0001 per share.

Adjustments to Conversion Rate and Reorganization

The Conversion Rate for the number of shares of common stock into which the Series A Preferred Stock shall be converted on a Mandatory Conversion shall be subject to adjustment from time to time to reflect any stock splits, stock dividends, consolidations, reverse splits, combinations or reclassifications of shares of common stock or similar events. In case of any reclassification or reorganization of the outstanding shares of common stock which solely affects the par value of the shares of common stock, or in the case of any merger or consolidation of Infosmart with or into another corporation (other than a consolidation or merger in which Infosmart is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the property of Infosmart as an entirety or substantially as an entirety in connection with which Infosmart is dissolved, the Series A Holders shall have the right thereafter (until the Mandatory Conversion or its equivalent) to receive upon the conversion of the Series A Preferred Stock the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of shares of common stock into which the Series A Preferred Stock is convertible immediately prior to such event; and if any reclassification also results in a change in shares of common stock, then such adjustment also shall be made.

Conversion Rights

Mandatory Conversion

At such time as Infosmart files an amendment to its Articles of Incorporation (“Amendment”) with California’s Secretary of State increasing the authorized number of shares of common stock from 40,000,000 to 300,000,000 so that Infosmart has a sufficient number of authorized and unissued shares of common stock so as to permit the conversion of all outstanding shares of the Series A Preferred Stock, then upon the filing and acceptance of the Amendment, whether by amendment or restatement, all the outstanding shares of Series A Preferred Stock will immediately and automatically convert into shares of Infosmart’s common stock without any notice or action required on the part of Infosmart or the holder (“Mandatory Conversion”). On a Mandatory Conversion, the holders of Series A Preferred Stock will be entitled to receive common stock at the conversion rate of 116.721360 shares of fully paid and non-assessable common stock for one (1) share of Series A Preferred Stock (“Conversion Rate”).

Redemption Rights

The Series A Preferred Stock does not have any redemption rights.

Voting Rights

The holders of record of shares of Series A Preferred Stock shall be entitled to the following voting rights: (a) those voting rights required by applicable law and as described in the paragraph under “Protective Provisions” below; (b) the right to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote, with each share of Series A Preferred Stock being entitled to a number of votes equal to the number of shares of common stock issuable in a Mandatory Conversion based on the then applicable Conversion Rate; (c) whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding capital stock of Infosmart having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted, with each share of the Series A Preferred Stock entitling the Series A Holder thereof to one vote on all matters to be voted on by the Series A Holders as set forth in this section (c).

Protective Provisions

So long as any shares of Series A Preferred Stock are outstanding, Infosmart shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class: (a) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Series A Preferred Stock, other than the shares of Series B Preferred Stock (such Series B Preferred Stock having been created by a certificate of determination to be filed within five (5) business days after the filing of the Series A Certificate; (b) directly or indirectly, alter or change the rights, preferences or privileges of the Series A Preferred Stock; (c) amend Infosmart’s Articles of Incorporation in a manner that materially adversely affects the rights, preferences or privileges of the holders of the Series A Preferred Stock; (d) increase or decrease the authorized number of shares of Preferred Stock of Infosmart; (e) liquidate or wind-up Infosmart; or (f) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of preferred or common stock; provided, however, that this restriction shall not apply to the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for Infosmart or any subsidiary pursuant to agreements under which Infosmart has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

SERIES B CONVERTIBLE PREFERRED STOCK

The following is a summary of the preferences and rights contained in the Certificate of Determination (“Series B Certificate”) of the Series B Convertible Preferred Stock and is qualified in its entirety by reference to the provisions of the Series B Certificate, a copy of which will be provided by us upon request.

Stated Value

Each share of Series B Preferred Stock will have a stated value of $7.00 per share (“Series B Stated Value”).

Dividends

Holders of Series B Preferred Stock (the “Series B Holders”) are entitled to receive preferential dividends in cash on a quarterly basis at the rate of $0.56 per share per annum plus accumulated and unpaid dividends thereon (including any accrued late fees on overdue and unpaid dividends), (the “Series B Dividend”). Dividends shall be due and payable in arrears on March 29, June 29, September 29 and December 29 of each year, commencing September 29, 2006, except that if such date is not a Business Day, then the dividend shall be payable on the first immediately succeeding Business Day (each such date being hereinafter referred to as a “Dividend Payment Date”). All overdue accrued and unpaid dividends shall entail a late fee at the rate of fifteen percent (15%) per annum (or such lesser amount as required by applicable law), to accrue daily, from the date such dividend is due hereunder through and including the date of payment.  Unless full cumulative dividends (plus any accrued late fees thereon) have been or are contemporaneously distributed to both the Series B Preferred Stock and other preferred shares designated that rank in pari passu as the Series B Preferred Stock (“Parity Dividend Shares”), all dividends Infosmart declares upon the Series B Preferred Stock and the Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of such dividends shall in all cases bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends (plus any accrued late fees thereon) on such shares, respectively, bear to each other. No distributions shall be made with respect to the common stock, or other preferred shares designated as ranking junior the Series B Preferred Stock (“Junior Dividend Shares”), until (1) the Series B Dividend shall have been declared and paid or set apart through the most recent Dividend Payment Date, and (2) Infosmart has set apart for payment an amount in cash equal to the scheduled dividend payments for each of the next two Dividend Payment Dates.

Liquidation Preference

The liquidation value per share of Series B Preferred Stock in the event of any liquidation, dissolution or winding up of Infosmart, either voluntary or involuntary, shall be an amount equal to (i) the Series B Stated Value (subject to adjustment in the event of a stock split, stock dividend or similar event), plus (ii) an amount equal to the cash value of the accrued and unpaid dividends (including any accrued late fees) with respect to such share, whether or not declared, plus (iii) all liquidated damages and other amounts due in respect of the Series B Preferred Stock as provided in the Series B Certificate (the “Liquidation Value”). Any shares which are junior to, in pari passu with, or senior to the Series B Preferred Stock with respect to redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of Infosmart are referred to as “Junior Liquidation Shares”, “Parity Liquidation Shares”, and “Senior Liquidation Shares”, respectively. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Infosmart (a “Liquidation Event”), the Series B Holders (i) shall not be entitled to receive payments for the liquidation of the Preferred Shares held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full, and (ii) shall be entitled to receive the greater of: (a) one hundred twenty-five percent (125%) of the Liquidation Value; or (b) an amount equal an amount equal to the closing price of Infosmart’s common stock on the day of the Liquidation Event multiplied by the number of shares of Infosmart’s common stock that the Preferred Shares held by such Holder is convertible into (“Liquidation Amount”) of such Preferred Shares held by them in preference to and in priority over any distributions upon the Junior Liquidation Shares. Upon payment in full of the Liquidation Amount to which the Holders are entitled, the Holders will not be entitled to any further participation in any distribution of assets by Infosmart. If the assets of Infosmart are not sufficient to pay in full the Liquidation Amount payable to the Holders and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the Holders and the holders of Parity Liquidation Shares are entitled were paid in full.

Conversion Rights

Series B Holder’s Conversion

Each share of the Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into shares of common stock, subject to certain adjustments (“Series B Holder’s Conversion”). However, Infosmart shall not issue shares of common stock upon a Series B Holder’s Conversion in an amount which results in the Series B Holder or its Affiliates beneficially owning an aggregate of more the 4.99% of Infosmart’s outstanding common stock, after giving effect to such issuance of common stock, on the applicable conversion date, with beneficial ownership being determined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The number of shares of common stock to be delivered by Infosmart to a Series B Holder pursuant to a conversion shall be determined by dividing (i) the aggregate Liquidation Value of such Series B Holder’s Preferred Shares to be converted by (ii) the conversion price in effect on the applicable conversion date. The initial conversion price shall be $0.261, and is subject to certain adjustments.

Automatic Conversion

The outstanding and unconverted Series B Preferred Shares shall be converted into shares of Infosmart’s common stock at the Conversion Price then in effect by delivering to the Holders an Automatic Conversion Notice upon the happening of all of the following events: (i) for each of the twenty (20) consecutive Trading Days immediately preceding the date of delivery of the Automatic Conversion Notice, the daily Closing Price of the common stock shall be equal to at least two hundred fifty percent (250%) of the Conversion Price in effect as of the date immediately preceding the date of the Automatic Conversion Notice; and (ii) the daily trading volume of the common stock for each of the Trading Days during such twenty (20) Trading day period shall be at least 500,000 shares; provided, however, no such conversion is permitted unless at the time of the delivery of the Automatic Conversion Notice and on the Automatic Conversion Date, (A) Infosmart is in compliance with all of its obligations under this Certificate of Determination and the Transaction Documents, (B) during each of the Trading Days in such twenty (20) day period, the Registration Statement has been effective and has not been suspended by the SEC, (C) as of the Conversion Date, the Registration Statement is effective and has not been suspended by the SEC and no event has occurred which will likely result in the Registration Statement being declared ineffective or suspended by the SEC, and (D) no Triggering Event (as described below under “Redemption Rights”) hereof has occurred and is continuing. The Automatic Conversion Notice shall specify the date on which such conversion is to be effected, which date may not be prior to the day after Infosmart delivers such Automatic Conversion Notice in accordance the Certificate’s notice provision or later than ten (10) Business Days subsequent to such delivery (the “Automatic Conversion Date”). If no Automatic Conversion Date is specified in the Automatic Conversion Notice, the Automatic Conversion Date shall be the day after the Automatic Conversion Notice is deemed delivered pursuant to the Certificate’s notice provision. However, Infosmart shall not issue shares of common stock upon the Automatic Conversion in an amount which results in the Series B Holder or its Affiliates beneficially owning an aggregate of more the 4.99% of Infosmart’s outstanding common stock, after giving effect to such issuance of common stock, on the applicable conversion date, with beneficial ownership being determined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Mandatory Conversion

All of the then outstanding and unconverted shares of Series B Preferred Stock shall automatically be converted into shares of the common stock at the then-effective conversion price on the second anniversary of the original issuance date of such shares; provided that, no such conversion is permitted so long as a Triggering Event (as defined below under “Redemption Rights”) or (viii) hereof has occurred and is continuing; provided, further, that the Mandatory Conversion shall be delayed to the extent that a registration statement covering the resale of the common stock to be issued to holders of the Preferred Shares upon conversion is and has been continuously effective for a period of at least 120 calendar days prior to the Mandatory Conversion Date, but in no case should the delay be for a period more than 120 days after the Mandatory Conversion Date.

Anti-Dilution Adjustment

Infosmart will adjust the conversion price to reflect any stock splits, stock dividends or other combinations or distributions to holders of Infosmart’s securities where the consideration is less than the current conversion price. Infosmart will not make this adjustment with respect to shares issued (1) upon conversion of Infosmart’s Series A Preferred Stock issued pursuant to that certain Exchange Agreement, dated July 7, 2006, between the Company, KI Equity Partners LLC, Prime Fortune Enterprises Ltd. (“Prime”), the equity owners of Prime, namely, Mr. Chung Kwok, Ms. Po Nei Sze and Prime Corporate Developments Limited (the “Prime Shareholders”), and Hamptons Investment Group Ltd. (“Hamptons”) (collectively the “Infosmart BVI Shareholders”) (the “Exchange Agreement”) in accordance with the Certificate of Determination of the Series A Preferred Stock as of the date hereof; (2) for the issuance of common stock upon the exercise of warrants (including any warrants issued to the Placement Agent) pursuant to the terms of such warrants as of the date hereof issued in connection with the offering of the Preferred Shares (the “Private Placement”); or (3) for the issuance of common stock (whether directly or through Options or other Convertible Securities) to employees or directors of Infosmart pursuant to an equity incentive plan or agreement approved by Infosmart’s shareholders.

Any grant by Infosmart (whether directly or by assumption in a merger or otherwise, in any manner) of any warrants, rights to subscribe for, or options to purchase any common stock (collectively, the “Options”) or any issuance or sale by Infosmart (whether directly or by assumption in a merger or otherwise, in any manner) of any security convertible into or exchangeable for shares of common stock (“Convertible Securities”) shall be deemed to be an issuance of common stock for anti-dilution purposes, whether or not immediately exercisable or convertible. The number of shares of common stock deemed to be issued shall be equal to the maximum number of shares of common stock issuable upon the exercise of such Options or conversion of such Convertible Securities. The price per share of common stock in such deemed issuance or sale of common stock shall be determined by dividing: (A) the sum of (a) the total amount, if any, received or receivable by Infosmart as consideration for the granting of such Options or issuance of such Convertible Securities, plus (b) the minimum aggregate amount of additional consideration payable to Infosmart upon the full exercise of all such Options or the full conversion of all such Convertible Securities (“Total Consideration”); by (B) the total maximum number of shares of common stock issuable upon the exercise of such Options or the conversion of such Convertible Securities.

Voting Rights

Except as otherwise required by law, each Series B Holder shall be entitled to vote on all matters submitted to a vote of shareholders of Infosmart, and shall be entitled to that number of votes equal to the number of whole shares of common stock into which such Series B Holder’s shares of Series B Preferred Stock could then be converted pursuant to the terms of the Series B Certificate at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law or as expressly provided herein, the Series B Holders shall vote together as a single class on all matters.

Redemption Rights

Upon a Triggering Event (as defined below), each Series B Holder shall have the right, at such Series B Holder’s option, to require Infosmart to redeem all, but not less than all, of its then-outstanding Series B Preferred Stock at the Liquidation Amount applicable to such shares as of the Redemption Date (the “Redemption Amount”).

A “Triggering Event” includes one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) if, during the period in which the Registration Statement shall be required to be effective pursuant to the Registration Rights Agreement entered by and between Infosmart and the Series B Holders, the effectiveness of the Registration Statement lapses for any reason for more than an aggregate of forty-five (45) calendar days (which need not be consecutive days) during any twelve (12) month period, or the Series B Holders are not be permitted to resell shares of common stock required to be registered on the Registration Statement for more than an aggregate of twenty-five (25) calendar days (which need not be consecutive days) during any twelve (12) month period;

(ii) Infosmart fails to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by Infosmart, have been remedied within thirty (30) calendar days after the date on which written notice of such failure or breach shall have been given;

(iii) any material breach of the agreements required by the Purchase Agreement to be delivered to the Series B Holders at the closing thereof;

(iv) Infosmart shall be party to a change of control transaction;

(v) the common stock fails to be listed or quoted for trading on the principal trading exchange or market for Infosmart’s common stock for more than ten (10) trading days, which need not be consecutive trading days;

(vi) (a) the failure to have the registration statement required to be filed pursuant to Section 3(a) of the Registration Rights Agreement entered into in connection with the sale of the Preferred Shares declared effective by the Commission (as defined by the Registration Rights Agreement) by the one year anniversary of the closing date of the sale of the Preferred Shares AND the holder of such Preferred Shares can not sell any of the common stock to be received upon conversion of such Preferred Share pursuant to Rule 144, provided a legal opinion with respect to the availability of Rule 144 for the resale of Registrable Securities received upon conversion of such Preferred Shares has been rendered by a law firm acceptable to both Infosmart and the Holder as evidence that Rule 144 is available for such Registrable Securities; or (b) the Exercise Price (as defined in the warrants) of the warrants shall have been adjusted to the minimum Exercise Price of $0.15 and thereafter a Registration Event (as defined in the Registration Rights Agreement) shall have occurred or is continuing;

(vii) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of Infosmart or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging Infosmart or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Infosmart or any Subsidiary under any applicable Federal or State law or (c) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Infosmart or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

(viii) the commencement by Infosmart or Infosmart subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Infosmart or any Infosmart subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Infosmart or any Infosmart Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Infosmart or any Company subsidiary in furtherance of any such action;

(ix) any event of default occurs and is declared a default by Infosmart’s creditor with respect to any material indebtedness in which the amount defaulted exceeds US$250,000 in any one instance and US$500,000 in the aggregate, and any applicable grace periods in such indebtedness with respect to such event of default shall have expired; or

(x) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against Infosmart or any of its subsidiaries and which judgments are not, within sixty (60) calendar days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) calendar days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as Infosmart provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and Infosmart will receive the proceeds of such insurance or indemnity within thirty (30) calendar days of the issuance of such judgment.

Registration Rights

Infosmart is required use its best efforts to cause a Registration Statement on Form SB-2 (the “Registration Statement”) relating to the resale of the common stock received by the holders of the Preferred Stock upon conversion of the Preferred Stock (the “Converted Common Stock”) to be filed with the Securities and Exchange Commission within 30 days following the Closing (the “Filing Deadline Date”) and shall use its commercially reasonable efforts to cause such Registration Statement to become effective within 150 days following the Closing. Subject to certain blackout periods, Infosmart is obligated to use best efforts to maintain the Registration Statement’s effectiveness for such time as is required to permit the persons with the registered shares to be able to sell them in the public market either under the registration statement or Rule 144(k). In the event that it does not meet its registration obligations, then Infosmart has agreed to each purchaser, as partial liquidated damages for the damages to the purchaser by reason thereof, and not as a penalty, at a rate equal to two percent (2%) of the purchase price of the shares held by such Purchaser per month, for each calendar month of the Registration Default Period (pro rated for any period less than 30 days), subject to a cumulative maximum value of 14%; provided, however, if a breach of the registration rights agreement obligation occurs (or is continuing) on a date more than one year after the Purchaser acquired the Registrable Securities (and thus the one year holding period under Rule 144(d) has elapsed), liquidated damages shall be paid only with respect to that portion of a purchaser’s registrable securities that cannot then be immediately resold in reliance on Rule 144; provided a legal opinion with respect to the availability of Rule 144 for the resale of Registrable Securities received upon conversion of the Series B Preferred Shares has been rendered by a law firm acceptable to both Infosmart and the Holder as evidence that Rule 144 is available for such Registrable Securities. Each such payment shall be made and in cash and is due and payable within five business days after the end of each calendar month of the Registration Default Period until the termination of the Registration Default Period and within five business days after such termination. The penalty payment may be made at the election of Infosmart in cash or shares of common stock valued at 50% of the closing bid price for such common stock (on the securities market at which time constitutes the principal securities market for the common stock) on the day such penalty is due.

WARRANTS

In connection with the Financing, Infosmart issued to the investors warrants to purchase 100% of the amount of shares of common stock into which the Series B Preferred Stock may be converted. Infosmart also issued warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock that the Series B Preferred Stock are convertible into to the Placement Agents. The warrants will be immediately exercisable at any time for a period of five years at an exercise price equal to $0.326 per share.

ANTI-TAKEOVER PROVISIONS

Infosmart’s restated and amended Articles of Incorporation, and its Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for Infosmart. Infosmart’s Board of Directors are authorized, without action of its shareholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables Infosmart to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

LEGAL MATTERS

The validity of the common stock to be sold by the selling stockholders under this prospectus will be passed upon for us by Richardson & Patel LLP. As of March 22, 2007, Richardson & Patel LLP is a shareholder of record of 459,770 shares of our common stock.

EXPERTS

The financial statements included in this prospectus have been audited by PKF (Hong Kong, China), independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Pursuant to the provisions of California’s Corporation Code, Infosmart has adopted the following indemnification provisions in its restated and amended Articles of Incorporation for its directors and officers:

“(a)  Directors. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b)  Directors and Officers. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.”

In addition, Infosmart’s Bylaws contain the following provision regarding indemnification of its officers, directors, employees or other agents of the corporation:

“The corporation has the power to indemnify any person who is or was a director, officer, employee, or other agent of this corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust, or other enterprise, at the request of this corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, as provided in California Corporations Code Section 317 as that section now exists or may from time to time be amended to provide.”

Section 204 of the California General Corporation Law allows a corporation, among other things, to eliminate or limit the personal liability of a director for monetary damages in an action brought by the corporation itself or by way of a derivative action brought by shareholders for breach of a director’s duties to the corporation and its shareholders. The indemnification provision may not eliminate or limit liability of directors for the following specified actions, however: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The indemnification provision does not apply to acts or omissions occurring before the date that the provision became effective and does not eliminate or limit the liability of an officer for an act or omission as an officer, regardless of whether that officer is also a director.

Section 317 of the California General Corporation Law gives a corporation the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether threatened, pending, or completed, and whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify such a person against expenses, judgments, fines, settlements and other amounts actually or reasonably incurred in connection with the proceeding, if that person acted in good faith, and in a manner that that person reasonably believed to be in the best interest of the corporation; and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter (a) as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding was brought shall determine that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses; and (b) which is settled or otherwise disposed of without court approval. To the extent that any such person has been successful on the merits in defense of any proceeding, or any claim, issue or matter therein, that person shall be indemnified against expenses actually and reasonably incurred in connection therewith. Indemnification is available only if authorized in the specific case by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, by approval of the shareholders other than the person to be indemnified, or by the court. Expenses incurred by such a person may be advanced by the corporation before the final disposition of the proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined that the person is not entitled to indemnification.

Section 317 of the California General Corporation Law further provides that a corporation may indemnify its officers and directors in excess of the statutory provisions if authorized by its Articles of Incorporation and that a corporation may purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability asserted or incurred in his or her capacity, or arising out of his or her status with the corporation.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

DESCRIPTION OF BUSINESS

OVERVIEW

We are in the business of developing, manufacturing, marketing and sales of recordable digital versatile disc (“DVDR”) media. In addition, due to customer demand, in the third quarter of 2006, we also started manufacturing recordable compact discs (“CDR”). We currently manufacture DVDRs with 8x and 16x writable speeds as well as CDRs with 52x writable speeds. We are also preparing for manufacturing of high density format DVDR (“HD DVDR”) or Blu-Ray format DVDR discs. We have customers in Western Europe, Australia, China , South America and other countries.

We produce our products through our three main operational business subsidiaries, Info Smart Technology Limited (“IS Technology”), Info Smart International Enterprises Limited (“IS International”) and Infoscience Media Limited (“IS Media”) at our state of the art DVDR manufacturing facilities in Hong Kong.

In March 2006, IS Media formed Discobras Industria E Comercio de Electro Eletronica Limiteda, a Brazilian company (“Discobras”), with a local partner, with registered capital of US$8 million for our new Brazilian DVDR production facility. IS Media currently holds a 99.42% ownership interest in Discobras and the local partner holds the remaining 0.58% ownership interest in Discobras. We recently completed construction of our DVDR production facility in Brazil. We have obtained all required government-issued licenses and necessary documents and approvals for operating a DVDR production facility in Brazil. We installed DVDR manufacturing equipment in February 2007 and began trial production in Brazil in March 2007. We expect that regular production will commence in April 2007.

HISTORY AND DEVELOPMENT OF THE COMPANY

History

We were incorporated on July 16, 1996 in the State of California under the name, Cyber Merchants Exchange, Inc. (“Cyber”). In July 1999, we raised approximately $3.2 million through an initial public offering. On June 30, 2000 we raised an additional $6.3 million in a private placement offering subscribed by 30 high net-worth Chinese investors. Prior to our reorganization, we were an intermediary to global suppliers and buyers in the manufacturing, wholesaling and retailing apparel business. Effective on October 12, 2006, we changed our name from Cyber Merchants Exchange, Inc. to Infosmart Group, Inc. (the “Company”).

Company Reorganization

Our shareholders of record on March 25, 2005 approved on May 16, 2005 a reorganization of the Company (the "Company Reorganization"). The Reorganization is summarized as follows:

•
We transferred of all of our assets and liabilities (the "Transfer") to ASAP Show Inc., a then wholly owned subsidiary ("ASAP"), effective May 31, 2005 pursuant to a Transfer and Assumption Agreement (“Transfer Agreement”), with ASAP continuing to operate the trade show business previously carried on by us;

•	We issued a stock bonus to certain directors and key employees of 120,862 shares of our common stock, on a post-reverse split basis, effective May 31, 2005 (the “Stock Bonus”);

•	We effected a one for eight and one-half (1-for-8.5) reverse stock split of our common stock (the "Reverse Split") with special treatment to preserve round lot stockholders, effective July 18, 2005;

•
On or about August 25, 2005, we distributed 8,626,480 shares of common stock of ASAP, representing all of the outstanding shares of ASAP, to our shareholders of record on August 18, 2005 on a pro rata basis (the "Distribution"), with such distributed shares being held by our transfer agent as depository agent until such time as the Form 10-SB filed by ASAP became effective with all comments from the SEC cleared (certificates representing such shares were issued by the transfer agent to the shareholders on or about March 27, 2006);

•	We entered into an amended and restated Securities Purchase Agreement (“SPA”) with KI Equity effective as of August 25, 2005; and

•
On September 30, 2005, we completed the sale of 7,104,160 shares of our common stock to KI Equity for $415,000 (the "Investment"), with the net proceeds of the Investment being paid to ASAP pursuant to the terms of the Transfer Agreement.

In connection with the closing of the Investment, our then current directors and officers resigned and Kevin Keating was appointed the sole director and officer of the Company. We accounted for the Reorganization as a reverse spinoff in accordance with the Emerging Issues Task Force Issue No. (“EITF”) 02-11, “Accounting for Reverse Spinoffs.” In a reverse spinoff, the legal spinnee (ASAP) is treated as though it were the spinnor for accounting purposes. Reverse spinoff accounting is appropriate as the treatment of the legal spinnee as the accounting spinnor results in the most accurate depiction of the substance of the transaction for shareholders and other users of the consolidated financials statements. Under this treatment, the historical financial statements of the Company became the historical financial statements of ASAP. In making its determination, the Company considered the following indicators, among others: (i) the accounting spinnor (legal spinnee, ASAP) is larger than the accounting spinnee (legal spinnor, the Company); (ii) the fair value of the accounting spinnor (legal spinnee) is greater than that of the accounting spinnee (legal spinnor); (iii) the accounting spinnor (legal spinnee) retains the senior management of the formerly combined entity; and (iv) the accounting spinnor (legal spinnee) retains senior management. As a result of the Company Reorganization, the Company became a shell company with nominal assets and operations, with a business purpose being to identify, evaluate and complete a business combination with an operating company.

Change in Control Transaction

On July 7, 2006, the Company entered into an Exchange Agreement with KI Equity Partners LLC, Prime Fortune Enterprises Ltd. (“Prime”), the equity owners of Prime, namely, Mr. Chung Kwok, Ms. Po Nei Sze and Prime Corporate Developments Limited (the “Prime Shareholders”), and Hamptons Investment Group Ltd. (“Hamptons”) (collectively the “Infosmart BVI Shareholders”) to acquire all of the equity ownership of Infosmart Group Limited (“Infosmart BVI”) through the acquisition of Prime, the former 100% direct equity owner and holding company of Infosmart BVI. Under the terms of the Exchange Agreement, immediately prior to the closing of the share exchange transaction, Hamptons was to receive 58.82352 shares of Prime’s capital stock as payment for its services as a finder in connection with the exchange transaction.

However, on August 11, 2006 and prior to the closing of the share exchange transaction, Prime’s and Infosmart BVI’s board of directors and their respective shareholders agreed to restructure the ownership of Infosmart BVI’s issued capital stock and this resulted in the transfer of entire equity ownership of Infosmart BVI directly to Mr. Chung Kwok, Ms. Po Nei Sze and Prime Corporate Developments Limited. On August 14, 2006, the Company entered into a First Amendment to the Exchange Agreement with KI Equity, Prime, the equity owners of Prime, Infosmart BVI, the equity owners of Infosmart BVI (which also consisted of Mr. Chung Kwok, Ms. Lui Sau Wan and Prime Corporate Developments Limited), and Hamptons, whereby Infosmart BVI and the Infosmart BVI Shareholders replaced Prime and the Prime Shareholders as a parties to the Exchange Agreement and they assumed all of Prime’s and the Prime Shareholders’ obligations, representations, warranties, liabilities and responsibilities under the Exchange Agreement, including Prime’s obligation to issue the shares of stock to compensate Hamptons for its services immediately prior to the closing of the share exchange transaction. Pursuant to the Exchange Agreement, as amended by the First Amendment, the Company acquired all of the outstanding shares of Infosmart BVI’s capital stock from the equity owners of Infosmart BVI and Hamptons, and the Infosmart BVI Shareholders transferred and contributed all of their Infosmart BVI Shares to the Company. In exchange, the Company issued to the Infosmart BVI Shareholders 1,000,000 shares of the Company’s Series A Preferred Stock, which were convertible into 116,721,360 shares of the Company’s common stock (the share exchange transaction hereinafter referred to as the “Exchange”).

The closing of the Exchange Agreement was contingent on a minimum of $7,000,000 being subscribed for, and funded into escrow, by certain accredited and institutional investors (“Investors”) for the purchase of shares of the Company’s Series B Preferred Stock promptly after the closing of the Exchange under terms and conditions approved by the Company’s board of directors immediately following the Exchange (the “Financing”). The closing of the Financing was contingent on the closing of the Exchange, and the Exchange was contingent on the closing of the Financing. The closing of both the Exchange and the Financing occurred on August 16, 2006.

Recent Financing

Immediately following the closing of the Exchange Agreement, we received gross proceeds of approximately $7.65 million in connection with the Financing from the Investors. Pursuant to Subscription Agreements entered into with these Investors, we sold 1,092,857.143 shares of our Series B Preferred Stock at a price per share of $7.00. Each share of Series B Preferred Stock is convertible into shares of our common stock. The Company registered the common stock underlying the Series B Preferred Stock issued in the Financing with the Securities and Exchange Commission for resale by the Investors. After commissions and expenses, we received net proceeds of approximately $6.89 million in the Financing.

In connection with the issuance of the Series B Preferred Stock to the Investors, the Company issued warrants to the Investors to purchase an aggregate of 29,310,345 shares of common stock, on as-converted basis, of the Company. The warrants have an exercise price of $0.326 per share, subject to adjustments.

Keating Securities, LLC and Axiom Capital Management, Inc. (“Placement Agents”) acted as placement agent in connection with the Financing. For their services, the Placement Agents received a commission equal to 8% of the gross proceeds from the Financing and a non-accountable expense allowance equal to 2% of the gross proceeds. In addition, the Placement Agents received, for nominal consideration, five-year warrants to purchase 10% of the number of shares of common stock into which the Series B Preferred Stock issued in the Financing may be converted number of shares of common stock into which the Series B Preferred Stock in the offering (“Placement Agent Warrants”).  The Placement Agent Warrants are exercisable at any time at a price equal 125% of the conversion price, on a net-issuance or cashless basis. The Placement Agent Warrants have registration rights similar to the registration rights afforded to the holders of Series B Preferred Stock and Warrants. The Company also paid for the out-of-pocket expenses incurred by the Placement Agent and all purchasers in the amount of $25,000.

Upon completion of the Exchange transaction, and after giving effect to the Financing, the Infosmart Shareholders owned 1,000,000 shares of the Company’s Series A Preferred Stock and the Investors in the aggregate received 1,092,857.143 shares of our Series B Preferred Stock. The Series A Preferred Stock automatically converted into 116,721,360 shares of common stock upon the filing and approval of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of California on October 12, 2006. The Infosmart Shareholders and the Investors own, in the aggregate, 91.84% of our issued and outstanding shares of common stock after giving effect to the conversion of the Series A and Series B Preferred Stock into common stock. The Company’s stockholders immediately prior to the Exchange own 8.16% of the outstanding common stock (or, 12,969,040 shares of our common stock) after giving effect to the conversion of the Series A and Series B Preferred Stock into common stock.

The issuance of the Series A Preferred Shares to the Infosmart Shareholders and, upon conversion, the shares of the Company’s common stock underlying the Series A Preferred Shares, is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S promulgated thereunder. The issuance of the Series B Preferred Shares to Investors is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and such other available exemptions. As such, the Series A Preferred Shares and the Series B Preferred Shares, and upon conversion thereof, the Company’s common stock, may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

Name Change and Increase in Authorized Shares of Common Stock

On October 12, 2006, the Company effected an increase in the number of authorized shares of the Company’s common stock from 40,000,000 shares to 300,000,000 shares and also effected a change of the Company’s corporate name (the “Name Change”) to “Infosmart Group, Inc.” (the “Amendments”) through the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the State of California’s Secretary of State. Per the conversion rights set forth in the Certificate of Determination for the Series A Preferred Stock, upon filing and acceptance of the Amendments to the Company’s Articles of Incorporation, all of the Series A Preferred Stock were automatically converted into approximately 116,721,360 shares of the Company’s Common Stock. The Company’s Name Change and its trading symbol (OTCBB: IFSG) became effective on the OTC Bulletin Board on October 18, 2006.

Infosmart BVI’s History and Organizational Structure

Infosmart Group Limited (“Infosmart BVI”) was incorporated in the British Virgin Islands on August 23, 2005 under the International Business Companies Act, British Virgin Islands. Prior to the Re-structuring (as described below) Prime Fortune Enterprises Limited, a British Virgin Islands company (“Prime”), was the sole equity owner and shareholder of 100% of Infosmart BVI’s issued capital shares. In August 2006, the board of directors of both Prime and Infosmart BVI decided to re-structure certain shareholdings in Infosmart BVI, so that after the re-structuring, Prime would no longer own 100% of Infosmart BVI’s issued capital shares and so that Prime Corporate Developments Ltd. (“Prime Corporate”), Mr. Chung Kwok and Ms. Sau Wan Lui would replace Prime as the direct owners of 100% of the issued capital shares and equity ownership of Infosmart BVI (the “Re-structuring”).

Prior to the Re-structuring, Prime owned 100% of the issued capital shares of Infosmart BVI, which consisted on one (1) issued capital share, and Prime’s issued capital shares were owned as follows: 713 shares held by Prime Corporate, 212 shares held by Mr. Chung Kwok, and 75 shares held by Lui Sau Wan. On August 11, 2006, and in connection with the Re-structuring, Prime’s board of directors approved resolutions for Prime to transfer the one (1) issued capital share of Infosmart BVI owned by Prime to Prime shareholder Chung Kwok in exchange for a cash payment of $1.00 (the “Prime Transfer”), and that pursuant to such resolutions, Prime transferred the one Infosmart BVI share to Chung Kwok on August 11, 2006 in exchange for the $1.00 cash payment.

Further, on August 11, 2006 and concurrent with the Prime Transfer, Infosmart BVI’s Board approved resolutions for the issuance of 999 new shares in Infosmart BVI to Prime Corporate Developments Limited (“Prime Corporate”), Chung Kwok and Lui Sau Wan, as follows: 713 shares to Prime Corporate, 211 shares to Chung Kwok, and 75 shares to Lui Sau Wan, in exchange for a cash payment by Prime Corporate, Chung Kwok and Lui Sau Wan of $1.00 per Infosmart BVI share that each receives (the “Infosmart BVI Share Issuance”) or an aggregate total payment of $999 for such shares. On August 11, 2006, Infosmart BVI issued the 999 Infosmart BVI shares, in amounts as described above, to Prime Corporate, Chung Kwok and Lui Sau Wan and, in exchange, received the $999 cash payment, pursuant to such resolutions.

As a result of and immediately after the Prime Transfer and the Infosmart BVI Share Issuance, Prime Corporate, Mr. Chung Kwok and Ms. Sau Wan Lui became the owners of 100% of the issued capital shares of Infosmart BVI, with each of them owning the same number of Infosmart BVI shares as the number of Prime shares that each currently owns. Pursuant to a group reorganization completed in October 2005 (the “Infosmart BVI Reorganization”), Infosmart BVI is the holding company (directly and indirectly) of IS Technology, IS International, IS Media and Infosmart’s new Brazilian joint venture, Discobras, by the acquisition of 100% of the issued and outstanding common stock of IS Technology and IS International. IS Technology wholly owns IS Media, which, in turn, owns 99.42% of Discobras.

Infosmart BVI started in the DVDR manufacturing business with the establishment of IS Technology. Founded in Hong Kong in August of 2002, IS Technology was the first company in Hong Kong to manufacture recordable digital versatile discs. With the continual growth in DVDR demand, the initial shareholders of IS Technology took in other shareholders to form two other companies, IS International and IS Media Limited, to produce DVDRs. In December 2006, IS Media acquired 100% of the issued and outstanding common stock of Infoscience Holdings Limited (“IS Holdings”). IS Media has a Cooperation Agreement with IS Holdings wherein it manufactures its DVDRs using certain patent licenses owned by IS Holdings. IS Media acquired IS Holdings to guarantee the continuation of this agreement. These four companies and Discobras now form the Company’s operational business in Hong Kong and Brazil respectively.

Current Organizational Structure

As a result of the share exchange transaction, the Company and Infosmart BVI Reorganizations, the Infosmart BVI Re-structuring as well as the acquisition of a new subsidiary in December 2006 discussed above, the Company’s current organizational structure is as follows (the percentages depict the current equity interests):

Our Business

We develop, manufacture, market and sell 8x and 16x writable speed DVDRs and 52x writable speed CDRs, and we are preparing for manufacturing of writable high density format DVDRs (“HD DVDR”) or Blu-Ray format DVDR discs. In order to act as a one-stop-shop for the optical storage media needs for our customers, we also outsource orders for products we do not produce ourselves, such as DVD±RW discs and DVD-RAM discs and other low margin DVDR items. We have customers in Western Europe, China, South America and Australia. To capture the South American market, we have established a sales and distribution network in Brazil and set up a DVDR production facility in Brazil.

Current Products

We currently develop, manufacture, market and sell recordable digital versatile discs (“DVDRs”). A recordable digital versatile disc is an optical disc storage media format that can be used for data storage, including movies with high video and sound quality. DVDRs are manufactured with different writable speed ratings. The writable speed ratings of blank DVDRs match the speed at which the recording lasers in digital versatile disc (“DVD”) drives (such as those found in DVD players or the DVD disc drives in computers) can write or “burn” data onto the DVDRs. Currently, most DVD drives are able to write or “burn” data onto DVDRs at 8 times (“8x”) or 16 times (“16x”) the industry set standard speed for writing or “burning” data onto a DVDR disc. We currently manufacture discs with 8x and 16x writable speed ratings. We estimate that our sales of our 8x writable speed DVDRs account for approximately 67% of our output, while 16x writable speed DVDRs make up approximately 17% of our output.

We also currently manufacture recordable compact discs (“CDRs”). CDR is a ‘write-once’ recordable disc storage media format that can be used for data, photos, video and music. CDR has been widely used all over the world due to its advantages on capacity, mobility, costs and most importantly, compatibility. According to Techno Systems Research Co., Ltd. (Japan), total global production volume of CD media in 2005 was 7,891,800,000 discs. We currently manufacture CD-R with a standard capacity of 700MB for data and 80MIN for music. The writable speed is ‘52x’ and we estimate that our sales of these CDRs account for approximately 16% of our output.

Research and Development

Infosmart is investing approximately $1,200,000 over the next 12 months on pre-production activities for HD DVDR production, including dye and stamper testing, mould modification and process fine-tuning. In order to position the company to be one of the first companies to have the capabilities to mass-produce HD DVDRs to coincide with the early growth phase of the product life cycle, we have worked closely with dye and stamper developers in Taiwan and will be conducting pre-production testing to prepare for HD DVDR production. However, if the market turns in favor of Blu-Ray, the Company will have to purchase new equipment to produce Blu-Ray discs.

Manufacturing

We currently operate two factories in both Hong Kong and Brazil, with a combined production capacity of approximately 15 million 8x, 16x writable speed, single layer DVDRs as well as CDRs per month. Currently, our product mix is approximately 67% of 8x DVDRs, approximately 17% of 16x DVDRs as well as approximately 16% of CDRs. We have the flexibility to switch production easily between the two product types. After manufacturing the DVDRs and CDRs, Infosmart puts its products through a rigorous quality assurance process.  Infosmart’s Quality Management System complies with ISO9001:2000 requirements and Infosmart is ISO 9000 certified. Our production equipment is easily upgradeable to HD DVDR production, and we believe that this flexibility provides us with competitive advantage if HD format DVDRs win the current standard war against Blu-Ray format DVDRs. Whichever format wins, however, the Company expects to make needed production purchases in 2007 in order to catch the expected first waves of demand in the high definition media storage market.

Intellectual Properties and Licenses

Infosmart does not own any patents or any other intellectual properties.  The intellectual properties used in manufacturing our products were initially provided to us pursuant to two separate cooperation agreements described below.

Agreement 1

The first cooperation agreement (“Agreement 1”) was entered into between our subsidiary Infosmart Technology Limited (“IS Technology”) and Mega Century Limited (“Mega Century”), a Hong Kong company formerly controlled by Chief Financial Officer Po Nei Sze, on January 1, 2006. Under Agreement 1, the parties agreed to combine operationally their production facilities so that Mega Century and IS Technology can both produce DVDRs using certain intellectual properties for the production of DVDRs for which Mega Century was granted a patent licenses (the “Patent License”) for use by the DVDR developer, and also the right to manufacture DVDRs under a government manufacturing license (the “Manufacturing License”) held by the Mega Century. In addition, Mega Century agreed that (1) IS Technology has full legal and beneficial ownership of the first 6,500,000 DVDR discs (the “First Minimum Quantity”) produced in IS Technology’s production facilities each whole month during the one year term of Agreement 1, which IS Technology can sell to third parties or to Mega Century; and (2) for any amount of DVDRs produced in excess of the First Minimum Quantity (excluding quantities sold by IS Technology directly to Mega Century), IS Technology will receive 70% of the gross profits from the sale of such DVDRs.

In exchange, IS Technology agreed that for any amount of discs produced in excess of the First Minimum Quantity (excluding quantities sold by IS Technology directly to Mega Century), Mega Century receives 30% of the gross profits from the sale of such DVDRs. Under Agreement 1, Mega Century is responsible for paying all the relevant licensee fees and IS Technology is responsible for all the recurrent costs and expenses incurred for the production of all DVDR products manufactured at IS Technology’s production facility during the one year term of Agreement 1. On January 1, 2006, Mega Century, IS Technology and Infosmart International Enterprises Limited (“IS International”) entered into an Amendment Agreement amending Agreement 1 whereby IS International agreed to be an additional party to Agreement 1 and to undertake IS Technology’s rights and obligations with IS Technology, jointly and severally.

Agreement 2

The second cooperation agreement (“Agreement 2”) was entered into between our subsidiary Infoscience Media Limited (“IS Media”) and Infoscience Holdings Limited, an independent third party, (the “Third Party”) on December 1, 2005. Under Agreement 2, the parties agreed to combine operationally their production facilities so that both IS Media and the Third Party can both produce DVDRs at their combined facilities using certain intellectual properties for the production of DVDRs for which the Third Party holds patent licenses (the “Patent License”) for use from the DVDR developer (the “License Agreement”) and also a right to manufacture DVDRs under a government manufacturing license (the ”Manufacturing License”) held by the Third Party. The Third Party also agreed that IS Media shall have full legal and beneficial ownership of the first 5,000,000 DVDR discs (the “Second Minimum Quantity”) produced in both IS Media’s and the Third Party’s production facilities (the “Combined Facilities”) for each whole month during the one year term of Agreement 2.

In exchange, IS Media agreed: (1) the Third Party shall receive full legal and beneficial ownership of all DVDRs produced in the Combined Facilities that are in excess of the Second Minimum Quantity; and (2) to provide the Third Party with stand-by credit facility of not more than HK$30,000,000 from IS Media’s own sources or indirectly from any third party including any licensed Hong Kong bank. Under Agreement 2, the Third Party is responsible for paying all the relevant licensee fees and IS Media is responsible for all the recurrent costs and expenses (except for rent and public utilities, for which each party is responsible for the costs they incur in their own production facility) incurred for the production of all DVDR products manufactured in the Combined Facilities during the one year term of Agreement 2.

On December 1, 2006, IS Media entered into a Sale and Purchase Agreement with New Passion Investments Limited in which it purchased 100% of the outstanding stock of Infoscience Holdings Limited, this purchase ensures the continuation of the cooperation arrangement pursuant to Agreement 2.

Recent Developments regarding the Patent Licenses and Cooperation Agreements

Agreement 2 has been extended for another 2 years. Accordingly, we continue to produce the Products under the Patent License from the DVDR developer and also the Manufacturing License. However, Agreement 1 was not extended due to the suspension of production in IS Technology and IS International. The suspension of production was mainly due to the relocation of certain productions lines to Brazil and the other productions lines are used to support the production in IS Media. The production in Hong Kong is going to be focused in IS Media. In addition, in connection with the completion of the Discobras DVDR production facility in Brazil, Infosmart is in the process of obtaining the required Patent License for use of intellectual property required to manufacture its DVDR products in Brazil. We expect that the process will be completed in April 2007.

The Patent Licenses discussed above that are held by Mega Century and the Third Party were obtained through a joint patent licensing program (the “DVDR Patent License Program”) that is administered by Koninklijke Philips Electronics, N.V. (“Philips”). Parties acquiring the patent licenses through this DVDR Patent License Program are allowed to use patents owned (or for which these companies have patent applications pending) by participating companies including Philips, Sony, Hewlett Packard and/or Pioneer that are essential in the DVDR manufacturing process. The patent license offered through Philips’ DVDR Patent Licensing Program is offered under non-discriminatory terms and conditions and in principle is available to all manufacturers.

Sources and Availability of Raw Materials and Principal Suppliers

Raw material costs constitute approximately 50% of the production costs for DVDR and CDR discs. Key materials used in DVDR and CDR production are polycarbonate, silver target, organic dye, printing oil and bonding glue. The most important cost item is polycarbonate, which accounts for about half of cost of goods sold.

The supply market for polycarbonate is competitive. Major polycarbonate suppliers include Teijin Chemicals, Dow Chemical, General Electric, Bayer, and Mitsubishi. Infosmart orders polycarbonate from a variety of sources depending on price and availability. Since polycarbonate is a petroleum byproduct its price is affected by crude oil prices and can be volatile. We place three (3) month supply contracts with polycarbonate vendors. These supply contracts guarantee quantity but leave pricing to be market determined.

Polycarbonate prices increased from $1.90 - 2.50/kg in 2004 to around $2.80/kg - $3.50/kg in 2005 because of surging oil prices and supply constraints, thereby seriously cutting the profit margins of disc manufacturers worldwide. Capacity was hit in 2004 by the explosion of GE’s PCB factory in Spain. At the end of 2005, worldwide polycarbonate capacity expanded as a major new factory came online in Shanghai, and two other large factories in Japan and the U.S. expanded output in response to higher market prices. Polycarbonate prices were approximately $3.00/kg - $3.10/kg at the beginning of 2006, and have since dropped into the $2.80-$3.10 range. It is anticipated that expanded industry capacity for PCB will offset upward price pressures resulting from rising oil prices, leading to price stability or even a modest price decline in PCB prices in the near term.

Marketing and Distribution

We mainly sell to distributors, who resell to retailers. We have acquired about 80% of our customers, and increased our exposure in Europe, USA, South America, the Middle East, Asia and China, through attendance at trade shows such as:

•	CeBIT (Hannover, Germany) 2003, 2004, 2005

•	Comdex (Las Vegas, USA) 2003

•	Computex (Taipei, Taiwan) 2004

•	Gitex (Dubai, UAE) 2004 and 2005

•	China Sourcing Fairs 2004

•	IT Brazil 2005, 2006

•	Hong Kong Electronics Show 2004, 2005, 2006

We have gained the rest of our customers mainly through print advertising and referrals.

To further establish our distribution and sales network, we are planning a marketing campaign in Brazil including advertisements in Brazilian newspapers and magazines, and we also plan to attend the following local Brazilian trade exhibitions in 2007:

•	Abras (exhibition for buyers and purchasers for supermarkets and retail shops)

•	HI-FI (exhibition of audio and video products)

•	ESCORALERES (exhibition for schools and student usage products)

•	GAME (video game trade show)

Current Customers

We have established a wide client base and distribution network covering Europe/United Kingdom, the Middle East, Australia, South America and Asia.

Our top three customers by value, who accounted for 47% of our revenue in 2006, are as follows:

•
E-Net Distribution is the largest optical media distribution company in Europe; business from E-Net contributes 13.9% of our revenue. E-Net sells to European as well as Middle Eastern retailers and sources from us about 15% of the blank DVDR discs that it sells.

•
Laser Corporation markets our DVDR blank media in Australia. Laser Corporation obtains almost 100% of its DVDR blank media supplies from us. Sales to Laser Corporation account for approximately 20.4% of our revenue.

•	Agora Digital markets our DVD blank media in Brazil. Agora Digital obtains about 30% of its DVDR blank media supplies from us. Sales to Agora Digital account for approximately 12.7% of our revenue.

Management expects that the proportion of revenue accounted for by these customers will decrease as its new markets develop in South America. We will be careful to maintain relationships with existing customers in developed countries because they are expected to be volume buyers of our HD DVDR discs.

Our pricing and payment terms are flexible. Our objective is to build a strong base of loyal customers and management will offer competitive price to capture market share in specific markets that have strong growth prospects. Our payment terms are more stringent for new customers and more flexible for long-term customers and established businesses.

In the Brazil local market, it is the norm to pay Cash or checks on Delivery (C.O.D.). We do not intend to give any payment terms to our Brazilian customers except some major customers such as local chain stores or departmental stores, which will eliminate any credit risk from new customers in this newly developed market.

Competition

Products

We currently produce Single Layer (“SL”) DVDR discs of two writable speeds (8x and 16x) and CDR discs of 52x writable speed, but we are preparing to launch production of DVDR discs in either High Density or Blu-Ray formats. The table and discussion below describe some competitor products:

Computer storage media comparison

Product	Media Type	Storage Capacity	Unit Price ($)	Approximate Price per MB (¢/MB)
Floppy Disc	Non- optical	1.44 MB	0.22	23.75
USB Drive	Non- optical	2 GB	70 - 140	7-12
Flash Memory	Non- optical	1 GB	76 - 120	7.4-11.7
Hard Disc	Non- optical	200 GB	130	0.06
CD-R	Optical	700 MB	0.18-0.30	0.026-0.043
DVD±R*	Optical	4.7 GB	0.6-0.8	0.012-0.017
HD DVD**	Optical	15-30 GB	10-15	0.05-0.07
Blu-Ray	Optical	25-50 GB	25-30	0.06-0.10

Note: 1GB = 1024 MB

Optical storage media, hard discs, USB drives and flash memory are the most commonly used computer storage media. Hard discs have up to 500GB of capacity, cost around $0.75/GB and are the most economical choice for large storage needs. However the hard disc is less versatile, more fragile and harder to install than optical storage media; it is also bulky and has poor portability.

Both USB drives and flash memory are compact in size, provide great portability and reusability, but are relatively expensive and have limited storage capacity (maximum only 1-2 GB). These devices are mainly used to store computer and music/home video files where portability is required. Floppy disc capacity is too small for multimedia or today’s software files.

For full movies or computer file backups recordable compact discs and DVDRs offer large (from 750MB to 9.4GB) and economical (from $0.18 to $0.80 per disc) storage solutions. Rewritable DVDR discs (“DVD±RW”) are reusable but are more expensive, and therefore less popular, than write-once DVDR discs that we produce.

High Density format and Blu-Ray format DVDRs represent the next generation of optical media. High density optical storage media (HD DVDR/Blu-Ray) utilizes blue lasers, which have shorter wavelengths than the red lasers used for DVDR and enable data storage on polycarbonate discs at higher densities needed for high-definition film and television images. Blue lasers increase the storage capacity per disc from 4.7-8.5GB to 40-50GB. Two incompatible blue laser technologies have been developed, namely HD DVDR and Blu-Ray, led by Toshiba and Sony respectively. Both sides have failed to agree on a unified format that would support a single consumer hardware platform and thereby avoid a rerun of the VHS versus Betamax war that held back the early development of the videocassette industry. The damage of the format war can be reduced with the introduction of “ultra-multi” drives which can read both formats. Blu-Ray and HD DVDR discs have ultra-large capacity and are predicted to be impacting the market in a significant way from late 2006 to 2007.

Competitor Companies

Our competitors are numerous and include companies such as CMC Magnetics, Ritek, NBI and UME Disc Group. Some of our competitors have significantly larger manufacturing market share, but that is not necessarily indicative of greater profitability. We believe that we have achieved optimal capacity and can match the lowest single layer DVDR production costs anywhere in the industry.

Government Regulation And Probability Of Affecting Business

The development of our products is generally not subject to government regulation. However, because we market and sell our products in other countries, importation and exportation regulations may impact our activities. A breach of these laws or regulations may result in the imposition of penalties or fines, suspension or revocation of licenses. We are not currently involved in any such judicial or administrative proceedings and believe that we are in compliance with all applicable regulations.

Although it is impossible to predict with certainty the effect that additional importation and exportation requirements and other regulations may have on future earnings and operations, we are presently unaware of any future regulations that may have a material effect on our financial position, but cannot rule out the possibility.

Employees

As of March 23, 2007, we had 166 full-time employees, including management. None of these employees are represented by any collective bargaining agreements. Neither we nor any of the subsidiaries have experienced a work stoppage. Management believes that our relations with our employees are good.

Principal Executive Offices

Our principal executive office located at 5/F., QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong, China SAR and the telephone number is 852-2944-9905.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and the related notes included elsewhere in this prospectus. The historical results are not necessarily indicative of the results to be expected for any future period.

	Year ended December 31,
	2006	2005

Net sales	$27,102,441	$24,577,206
Cost of sales	(19,570,525)	(17,911,674)

Gross profit	7,531,916	6,665,532
Administrative expenses	(1,997,379)	(816,553)
Depreciation	(223,893)	(214,534)
Selling and distributing costs	(475,781)	(641,096)

Income from operations before the following
Items and taxes	4,834,863	4,993,349
Professional expenses related to Restructuring and Share Exchange	(2,753,390)	(320,892)
Reversal of commission payable	-	718,250
Other income	449,985	302,903
Interest expenses	(511,322)	(520,827)

Income before income taxes	2,020,136	5,172,783
Income taxes	(955,592)	(958,022)

Net income	$1,064,544	$4,214,761

	As at December 31,
	2006	2005
Consolidated Balance Sheet Data:
Cash and Cash Equivalents	$206,258	$154,368
Working Capital Deficit	8,560,763	2,838,819
Total Assets	44,721,505	24,920,741
Total Debt	25,525,576	15,879,322
Total Shareholders’ Equity	16,614,003	9,041,419

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition for the years ended December 31, 2006 and 2005 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Notice Regarding Forward-Looking Statements”, “Description of Business” and elsewhere in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we do not undertake any obligation to update or keep current either (i) any forward-looking statement to reflect events or circumstances arising after the date of such statement, or (ii) the important factors that could cause our future results to differ materially from historical results or trends, results anticipated or planned by us, or which are reflected from time to time in any forward-looking statement.

OVERVIEW

Infosmart Group, Inc. (the “Company”), through our wholly owned subsidiary Infosmart Group Limited (“Infosmart”), is mainly in the business of developing, manufacturing, marketing and sales of recordable digital versatile disc (“DVDR”) optical media. However, due to customer demand, in the third quarter of 2006, the Company also started to manufacture recordable compact discs (“CDR”). We currently manufacture DVDRs with 8x and 16x writable speeds as well as CDRs with 52x writable speed. We are also preparing for the manufacturing of high density format DVDR (“HD DVDR”) or Blu-Ray format DVDR discs. We have customers in Western Europe, Australia, China, South America and other countries. We currently manufacture and ship our products from Hong Kong where we operate state of the art DVDR and CDR manufacturing facilities.

The Company owns all of the capital stock of Infosmart, a holding company incorporated in the British Virgin Islands. Infosmart beneficially owns 100% of the issued and outstanding capital stock of both: (i) Info Smart Technology Limited (“IS Technology”), a company incorporated under the laws of Hong Kong; and (ii) Info Smart International Enterprises Limited (“IS International”), a company incorporated under the laws of Hong Kong. IS Technology owns all of the issued and outstanding capital stock of Infoscience Media Limited (“IS Media”), a company incorporated under the laws of Hong Kong. IS Media owns 99.42% of the issued and outstanding capital stock of Discobras Industria E Comercio de Eletro Eletronica Ltda., a company incorporated under the laws of Brazil (“Discobras”), the remaining 0.58% ownership interest in Discobras is held by our local Brazilian partner. During the year 2006, the Company acquired all the issued and outstanding capital stock of Infoscience Holdings Limited (“IS Holdings”), a company incorporated under the laws of Hong Kong, through IS Media. IS Media has a Cooperation Agreement with IS Holdings wherein it manufactures its DVDRs using certain patent licenses and manufacturing licenses owned by IS Holdings. IS Media acquired IS Holdings to guarantee the continuation of this agreement and obtained the right to use the relevant patent licenses and manufacturing licenses.

We recently completed construction of our DVDR production facility in Brazil. We relocated some of our DVDR manufacturing equipment to Brazil in November 2006 and installed them in February 2007. Trial production in Brazil began in March 2007 and we expect that regular production will commence beginning April 2007. In addition, the owners of the technologies and intellectual property necessary for the production of our products require that we obtain separate Patent Licenses for the use of intellectual property in our new DVDR manufacturing facility in Brazil. We are in the process of obtaining these Patent Licenses and expect that the process will be completed in April 2007.

Share Exchange Transaction

The Company did not become engaged in the DVDR manufacturing business until August of 2006. Before the closing of the share exchange transaction in August 2006, we were a shell company with nominal assets and operations, whose sole business was to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a business combination be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. We entered in an Exchange Agreement (the “Exchange Agreement”) dated July 7, 2006 and amended on August 14, 2006 with KI Equity Partners II, LLC (“KI Equity”), Infosmart, the owners of 100% of the capital shares of Infosmart, namely Chung Kwok, Po Nei Sze, Prime Corporate Developments Limited (“Prime Corporate”) and Hamptons Investment Group Limited (“Hamptons”) (collectively the “Infosmart Shareholders”), and Worldwide Gateway Co., Ltd. The closing of the Exchange Agreement occurred on August 16, 2006. At the closing of the Exchange Agreement, the Company acquired all of Infosmart’s capital shares (the “Infosmart Shares”) from the Infosmart Shareholders, and the Infosmart Shareholders transferred and contributed all of their Infosmart Shares to the Company. In exchange, the Company issued 1,000,000 shares of its Series A Convertible Preferred Stock to the Infosmart Shareholders. Each share of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) is convertible into 116.721360 shares of the Company's common stock, subject to adjustments. The Series A Preferred Stock were to be immediately and automatically converted into shares of the Company's common stock upon the approval by a majority of the Company's stockholders (voting together on an as-converted-to-common-stock basis) and the filing of a Certificate of Amendment to the Company’s Articles of Incorporation, following the closing of the Exchange Agreement, to increase in the number of authorized shares of the Company's common stock from 40,000,000 shares to 300,000,000 shares and to change of the Company's corporate name to Infosmart Group, Inc.

As a result of the closing of the Exchange Agreement, Infosmart became the wholly owned subsidiary of the Company and became the Company’s main operational business. The Exchange transaction, for accounting and financial reporting purposes, is deemed to be a reverse acquisition, where the Company (the legal acquirer) is considered the accounting acquiree and Infosmart (the legal acquiree) is considered the accounting acquirer, and thus the historical financial statements of the Company are the financial statements of Infosmart. On August 16, 2006, pursuant to the authority granted by the Company’s bylaws, the Board of Directors of the Company changed its fiscal year end from May 31 to December 31 of each year.

Name Change and Increase in Authorized Shares of Common Stock

On October 12, 2006, the Company effected an increase in the number of authorized shares of the Company's common stock from 40,000,000 shares to 300,000,000 shares and also effected a change of the Company's corporate name (the “Name Change”) to “Infosmart Group, Inc.” (the “Amendments”) through the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the State of California’s Secretary of State. Per the conversion rights set forth in the Certificate of Determination for the Series A Preferred Stock, upon filing and acceptance of the Amendments to the Company’s Articles of Incorporation, all of the Series A Preferred Stock were automatically converted into approximately 116,721,360 shares of the Company’s Common Stock. The Company’s Name Change and its trading symbol (OTCBB: IFSG) became effective on the OTC Bulletin Board on October 18, 2006.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions are eliminated in consolidation.

Minority Interests

For the development of the market in Brazil, the Company entered into an agreement on March 20, 2006 with two independent third parties for setting up a subsidiary, Discobrás Indústria E Comércio De Eletro Eletrônica Ltda (“Discobrás”), in Brazil. Discobrás has a social capital of $8,046,281 (equivalent to R$17,385,600) and 99.42% or $8,000,000 (equivalent to R$17,285,600) (“Investment Cost”) of which has been subscribed by the Company. As of December 31, 2006, neither one of the two independent third parties satisfied their required capital contribution by any means. As a result, no minority interests have been recognized in the accompanying financial statements.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

License usage rights

License usage rights are stated at cost less accumulated amortization. Amortization is provided using the straight-line method over the remaining term of the license obtained by IS Holdings.

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

Stock-based payment

The Company adopted the SFAS No. 123R, "Share-Based Payment" ("SFAS 123R") using the modified prospective method. Under SFAS 123R, equity instruments issued to service providers for their services are measured at the grant-date fair value and recognized in the statement of operations over the vesting period.

Basic and diluted earnings per share

The Company reports basic earnings per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings per share is computed using the weighted average number of shares outstanding during the periods presented. The weighted average number of shares of the Company represents the common stock outstanding during the period. The calculation of the weighted average number of shares also includes the number of common stock equivalent of Series A Convertible Preferred Stock (110,236,841) issued to the Original Infosmart Shareholders for the Exchange transaction as they were mandatory converted to common stock after the balance sheet date.

Diluted earning per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company’s common stock equivalents at December 31, 2006 include the following:

Convertible redeemable preferred stock Series B	24,459,088
Detachable common stock warrants	28,510,345
Placement agent warrants	2,931,035
55,900,468

Accounts receivables

The Company extends unsecured credit to customers in the normal course of business and believes all trade receivables in excess of the allowances for doubtful receivables to be fully collectible. Full allowances for doubtful receivables are made when the receivables are overdue for one (1) year and an allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to original terms of receivables. Bad debts are written off when identified. The Company does not accrue interest on trade accounts receivable.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a first-in, first-out basis. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. The Company’s reserve requirements generally increase as the management projected demand requirements; decrease due to market conditions, product life cycle changes.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is provided using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Production line and equipment	10% with 30% residual value
Leasehold improvement and others	20%

Construction in progress represents factory under construction, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of construction. Construction in progress is reclassified to the appropriate category of fixed assets when completed and ready for use.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

Recent accounting pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the company has not yet issued financial statements, including for interim periods, for that fiscal year. We do not believe the adoption of SFAS No. 155 will have a material impact on the Company's consolidated financial position or results of operations.

In March 2006, FASB released SFAS No. 156, “Accounting for Servicing of Financial Assets,” to simplify accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 156 permits an entity to choose either the amortization method or the fair value measurement method for measuring each class of separately recognized servicing assets and servicing liabilities after they have been initially measured at fair value. SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. SFAS No. 156 will be effective for the Company as of December 31, 2006, the beginning of the Company’s 2007 fiscal year. We do not believe the adoption of SFAS No. 156 will have a material impact on our consolidated financial position or results of operations.

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes.” This interpretation requires that we recognize in our financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the effect of FIN 48 on its financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. We are currently evaluating the effect, if any, of SFAS 157 on its financial statements.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The Company is currently evaluating the effect, if any, of SAB No. 108 on its financial statements.

RESULTS OF OPERATIONS

Comparison of Two Years Ended December 31, 2006 and 2005.

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	Year ended December 31
	2006	% of	2005	% of
	Audited	Revenue	Audited	Revenue
NET SALES	$27,102,441	100.00%	$24,577,206	100.00%

COST OF SALES	19,570,525	72.21%	17,911,674	72.88%

GROSS PROFIT	7,531,916	27.79%	6,665,532	27.12%

A ADMINISTRATIVE EXPENSES	1,997,379	7.37%	816,553	3.32%

DEPRECIATION	223,893	0.83%	214,534	0.87%

SESELLING AND DISTRIBUTING COSTS	475,781	1.76%	641,096	2.61%

INCOME FROM OPERATIONS	4,834,863	17.84%	4,993,349	20.32%

PROFESSIONAL EXPENSES RELATED TO RESTRUCTURING AND SHARE EXCHANGE	2,753,390	10.16%	320,892	1.31%

REVERSAL OF COMMISSION PAYABLE	-	0.00%	718,250	2.92%

OTHER INCOME	449,985	1.66%	302,903	1.23%

INTEREST EXPENSES	511,322	1.89%	520,827	2.12%

INCI INCOME BEFORE INCOME TAXES	2,020,136	7.45%	5,172,783	21.05%

INCOME TAXES	955,592	3.53%	958,022	3.90%

NET INCOME	1,064,544	3.93%	4,214,761	17.15%

SESERIES B PREFERRED DIVIDENDS	202,069	0.75%	-	0.00%
SESERIES B PREFERRED DEEMED DIVIDEND	2,297,157	8.48%	-	0.00%

NET (LOSS)/INCOME APPLICABLE TO COMMON SHAREHOLDERS	$(1,434,682)	(5.29)%	$4,214,761	17.15%

Comparison of Two Years Ended December 31, 2006 and 2005

Net Sales. For the year ended December 31, 2006, net sales increased approximately 10.3% from $24,577,206 to $27,102,441 relative to the year ended December 31, 2005. The increase in revenue was mainly due to the effect of new market sales generated in Brazil and a substantial increase in sales in Australia, Asia and North America, but this was partly offset by a substantial decrease in our net sales in Europe. The decrease of net sales in Europe was driven by our policy of geographical diversification and a shift in our Company’s focus from the lower margin market in Europe to other higher margin markets, like Brazil.

Cost of Sales. Cost of sales increased from $17,911,674, or approximately 72.9% of net sales for the year ended December 31, 2005, to $19,570,525, or approximately 72.2% of net sales for the year ended December 31, 2006. The approximately 9.3% increase was primarily attributable to the increase in our volume of sales. The increase in the cost of sales was in line with the increase in our net sales.

Gross Profit. Gross profit increased approximately 13.0% from $6,665,532 for the year ended December 31, 2005 to $7,531,916 for the year ended December 31, 2006. This increase in gross profit was primarily due to the increase in our volume of sales as well as the substantial increase in sales in the higher margin markets, like Brazil. In addition, the slight increase of our gross profit percentage from approximately 27.1% for the year ended December 31, 2005 to approximately 27.8% for the year ended December 31, 2006 was due to the increase in sales in higher margin markets, which was offset by a slight decrease of our sales prices in other markets in 2006.

Selling and Distribution Costs. For the year ended December 31, 2006, selling and distribution costs decreased approximately 25.8% from $641,096 to $475,781 relative to the year ended December 31, 2005. This decrease in selling and distribution costs was mainly due to the change to a more competitive freight forwarder which led to a reduction of our freight expenses for the year ended December 31, 2006. In addition, fewer overseas exhibitions were held as we focused on more effective local exhibitions, and which, in turn, lowered the exhibition expenses we incurred for the year ended December 31, 2006.

Administrative Expenses. Administrative expenses increased approximately 144.6% from $816,553 for the year ended December 31, 2005 to $1,997,379 for the year ended December 31, 2006. This substantial increase in administrative expenses during the year ended December 31, 2006 was mainly because we wrote off leasehold improvements and other fixed assets of approximately $382,000 for the consolidation of our Hong Kong production facilities by shifting capacity from the Chai Wan facility to our Tsuen Wan facility, we had an increase of approximately $455,000 in expenses mainly related to the charges of top management’s remunerations as well as the employment of new administrative personnel, and also due to an increase of approximately $290,000 mainly for various legal and professional fees that were incurred for the provision of supporting services after the share exchange transaction and financing activities.

Professional Expenses Related To Restructuring and Share Exchange. Such professional expenses increased substantially from $320,892 for the year ended December 31, 2005 to $2,753,390 for the year ended December 31, 2006. The increase was mainly due to the completion of the restructuring and share exchange transaction in August 2006. These one-off payments were made to different professional parties who provided services in connection with the restructuring and share exchange transaction during the period. The professional expenses comprised the following items:

Financial Advisory Fees	$1,431,993
Reverse Merger Fees	450,000
Other Professional Parties’ Fees	747,000
Others	124,397
Total	$2,753,390

Net Income. Net income decreased approximately 74.7% from $4,214,761 for the year ended December 31, 2005 to $1,064,544 for the year ended December 31, 2006. Further, the net income margin was 3.9% and 17.1% in the same comparable periods in 2006 and 2005, respectively. This decrease in net income was due primarily to the professional expenses related to our restructuring and the share exchange transaction of approximately $2.8 million for the year ended December 31, 2006 as well as the reallocation of certain manufacturing equipment from Hong Kong to Brazil in November 2006 which reduced approximately 35% of our production capacity during the last two months of the year. Excluding the effect of the professional expenses related to the restructuring and share exchange transaction, the decrease of adjusted net income from $4,535,653 for the year ended December 31, 2005 to $3,817,934 for the year ended December 31, 2006 would represent a decrease of only approximately 15.8%. This decrease was mainly due to the reversal of commission payable of $718,250 that occurred during the year ended December 31, 2005. Our Company and our customers agreed to cancel potential sales rebates worth $718,250, which had been accrued but not paid in prior years. Excluding the reversal of the commission payable of $718,250 in 2005, the final adjusted net income for the year ended December 31, 2005 would have been $3,817,403. In this regard, the adjusted net income for the year ended December 31, 2006 was slightly higher than last year.

GROWTH STRATEGIES

Our growth strategy is to continue to focus on the production of DVDRs for developed and, increasingly, developing economies while preparing some of our production lines for the next generation HD format DVDRs and/or Blu-Ray format DVDRs for sale to developed countries. By the end of 2007, we plan to have at least two production lines converted to HD format DVDR output and another 32 lines ready for conversion. The timing of product and territory market entry and exit is a critical determinant of success in the optical media market. Flexibility in our technology base and manufacturing locations will enable us to time the switch of emphasis to HD format or Blu-Ray format DVDR production and regional markets according to local information and actual, rather than projected, market developments.

We started production of CDRs during the third quarter of 2006 because of the demand from our customers. Since we have executed our geographical diversification policy, our customer base has become more diverse and we do not expect that we will have to rely solely on one or two large customers in the future. Further, a number of customers have adopted the concept of “one-stop shop” and they prefer to order both DVDRs as well as CDRs from one single supplier, like us.

New Markets:

South America and Brazil

As expected, sales in South America grew significantly in the year 2006 and we anticipate that sales will continue to grow in this region in the near future.

Our Company’s latest developments in connection with Brazil are discussed in the section above entitled “Overview.” For other South American countries, we will select strong distribution partners, conduct more marketing activities and exhibitions, and pre-position inventory in bonded warehouses in the region to ensure prompt delivery of our products.

Brazil will remain our main focus in 2007. In addition to attending certain IT exhibition in Brazil for the year 2006, we will attend local computer games exhibitions and the main tradeshow for supermarket and chain store buyers in 2007. Our sales team will continue to locate distributors and strategic channel partners for specific territorial submarkets in Brazil.

We plan to launch our own brand “Hontek”, “Laser Line” as well as “TOP COMP” recordable optical media products in the Brazilian retail market in 2007, with sales to supermarkets and chain stores such as Bompreco (a Wal-Mart subsidiary). Management expects that sales directly to retailers will generate higher profit margins than sales to local wholesalers, and has earmarked a $400,000 budget for this marketing effort over the next 12 months.

Other Developing Markets - The Middle East, Africa, Eastern European Region/Russia

Some of our Western European distributors sell our products to retailers in the Middle East and Eastern Europe. We plan to exploit opportunities in major developing markets in the Middle East, Africa, Russia and Eastern European countries directly by attending tradeshows and advertising in trade websites.

Online Marketing Exposure

The Internet is increasingly being used for product sourcing. We currently invest approximately $20,000 per year on online exposure in industry portals such as globalsources.com, alibaba.com and the Hong Kong Trade Development Council website. We plan to increase our online promotional activities in 2007.

Next Generation HD DVDR

We are investing approximately $1,200,000 over the next 12 months on pre-production activities for HD DVDR production, including dye and stamper testing, mould modification and process fine-tuning. In order to position the Company to be one of the first companies to have the capabilities to mass-produce HD DVDRs to coincide with the early growth phase of the product life cycle, we have worked closely with dye and stamper developers in Taiwan and will be conducting pre-production testing to prepare for HD DVDR production. However, if Blu-Ray format DVDRs become the dominant format, we would need to purchase totally new equipment for Blu-Ray DVDR production. Although we are getting ready to produce HD DVDRs, we will still work closely with distributors to monitor the market demand and we will continue to keep in touch with Blu-Ray technology providers for more technical information, so that we would be ready to move straight into Blu-Ray DVDR production in the event that such market needs arise.

LIQUIDITY AND CAPITAL RESOURCES

Year Ended December 31, 2006

Net cash flow provided by operating activities was $4,679,397 for the year ended December 31, 2006 and $2,269,328 for the year ended December 31, 2005. The substantial increase in our net cash flow provided by operating activities for the year ended December 31, 2006 was mainly due to the increase of our trade payables and the improvement of our inventory turnover ratios from 31.1 days in 2005 to 23.5 days in 2006 which generated more cash flow.

Net cash flow used in investing activities was $8,654,722 and $1,454,531 for the years ended December 31, 2006 and 2005, respectively. Uses of cash flow for investing activities mainly related to the capital expenditures for the acquisition of plant and equipment as well as for the construction of our production facilities in Brazil.

Net cash flow provided by financing activities was $4,027,732 for the year ended December 31, 2006. Compared with net cash flow used in financing activities of $756,134 for the year ended December 31, 2005, the substantial increase in our net cash flow was mainly due to the inflow of net proceeds of approximately $6.4 million from the financing that we completed in August 2006, with $400,000 being retained with the Escrow Account initially for comprehensive investor relations, public relations and after market support. As of December 31, 2006, a balance of $281,114 was retained with the Escrow Account.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of December 31, 2006, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +
	In Thousands
Contractual Obligations:
Bank Indebtedness	$6,398	$3,504	$2,894	$—	$—
Other Indebtedness	6,024	4,140	1,738	146	—
Operating Leases	386	165	197	24	—
Purchase Obligations	419	419	—	—	—
Total Contractual Obligations:	$13,227	$8,228	$4,829	$170	$—

Bank indebtedness consists of secured and unsecured borrowings from our banking facilities arrangements including letters of credit, bank overdrafts, and non-recurring bank loans.

Other indebtedness consists of loans and debt financing from independent third parties for working capital and the acquisition of DVDR production lines and equipment.

Operating leases amounts include a lease for factory premises under non-cancelable operating lease agreement that expires in year 2010, with an option to renew the lease. The lease is on a fixed repayment basis. The lease does not include contingent rentals.

Purchase obligations consist of a contract with an engineer in Hong Kong to set up the foundation for the factory in Brazil.

Off-balance Sheet Arrangements

A bank guarantee was given by a bank to an electric utility company on Infosmart’s behalf. This guarantee exempted Infosmart from the obligation of paying a deposit required by the electric utility company. This off-balance sheet arrangement has no effect on the Infosmart’s liquidity, capital resources, market risk support or credit risk support, other than allowing Infosmart to retain approximately $297,000 deposit that would have been required by the utility company. Infosmart is not aware of any events, demands, commitments, trends or uncertainties that will result in of reasonably likely result in the termination of this arrangement.

Other than the arrangement described above, we have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Quantitative and Qualitative Disclosures about Market Risk

We currently do not use derivative financial instruments in its investment portfolio and have no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, we will engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. As of December 31, 2006, we had approximately $206,000 in cash and cash equivalents. A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. The majority of our revenues derived are in US dollars and the majority of our expenses and liabilities incurred are in Hong Kong dollars. Thus, our revenues and operating results may be impacted by exchange rate fluctuations in both currencies. We have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions. However, we may choose to do so in the future. We may not be able to do this successfully. Accordingly, we may experience economic losses and negative impacts on earnings and equity as a result of foreign exchange rate fluctuations. The effect of foreign exchange rate fluctuation during the year ended December 31, 2006 was not material to us.

Inflation. We believe that inflation has not had a material effect on our operations to date.

DESCRIPTION OF PROPERTY

Hong Kong offices and facilities

Our main offices and manufacturing facilities are located in Hong Kong. We currently store and deliver products from our manufacturing facilities located in Chai Wan and Tsuen Wan, New Territories, Hong Kong. We have placed a high priority on operating a safe, clean, and well-maintained distribution facility, which is a key selling point for many of our customers. Our prime location provides excellent proximity for shipping products to a diverse customer base located in all regions of the world.

A summary description of our facilities, including the total approximate square footage of our facilities, is provided in the table below:

Location	Principal Activities	Area (sq. feet)	Lease Expiration Date
Workshops 9 & 10 on 3rd Floor QPL Building, 126-140 Texaco Road, Tsuen Wan, New Territories, Hong Kong	Warehouse	5,400 sq. ft.	Expires in January 31, 2009

4 - 5/F., QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, New Territories, Hong Kong	Administrative offices, Manufacturing facility	42,000 sq. ft.
Originally expired in January 31, 2007 and March 14, 2007 for 4th and 5th floors respectively and subsequently renewed for further 2 years to January 31, 2009 for both floors (entered by Infoscience Media Limited)

We lease office and factory premises under various non-cancelable operating lease agreements that expire at various dates through years 2007 to 2009. All leases are on a fixed repayment basis. None of the leases includes contingent rentals. Minimum future commitments under these agreements payable as of December 31, 2006 are as follows:

Year ending December 31
2007	$80,806
2008	32,082
2009	2,674

Rental expense was $169,221 and $518,967 during 2006 and 2005, respectively. We believe that our existing facilities are well maintained and in good operating condition.

Brazil production facility

In the first quarter of 2006, we started the construction of the production facility in Brazil, which was completed in February 2007. In February 2007, we relocated twelve of our existing production lines from Hong Kong to our production facility in Brazil, and we also installed eight new production lines in that facility. Our Brazilian production facility is located in Camaçari, State of Bahia, close to Salvador. The factory is approximately 1,800 sq. meters and can accommodate 26 production lines. All licenses required for the facility have been obtained, an incentive program from the State of Bahia had been approved, and the factory and the warehouse have been leased.

We also use a warehouse and the sales office, which are located in São Paulo and are where most of the current commercial activities are conducted. The warehouse is owned by our local Brazilian partner and we are not obligated to pay rent for using the premises. The warehouse is located at Rua Santa Clara, Brás, while the sales office is located at Rua Alameda Santo, Cerqueria Cesar, both in São Paulo.

A summary description of our facilities in Brazil, including the total approximate square footage of our facilities, is provided in the table below:

Location	Principal Activities	Area (sq. feet)	Lease Expiration Date
Loteamento Poloplast Quadra D lote 5, galpoes C, D, and E, Camacari, State of Bahia, Brazil - BA, CEP 41230-090	Manufacturing facility	20,000 sq. ft.	April 14, 2010, with options for renewal.

Rua Santa Clara, No 272/274, Bras, Sao Paulo, Brazil - SP, CEP 03025-030	Warehouse	15,000 sq. ft.	None.

Alameda Santos, 211 CJ., 401/402, Cerqueira Cesar, Sao Paulo, Brazil - SP, CEP 01419-000	Sales Office	1,400 sq. ft.	November 30, 2008, with options for renewal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

PRIOR TO MERGER WITH INFOSMART GROUP LIMITED

The Company had a revolving $500,000 line of credit with Frank Yuan and his spouse, Vicky Yuan. The line of credit bears interest at 8% per annum and was to expire on February 2006. The line of credit has been terminated and the Company’s obligations thereunder were assumed by ASAP Show, Inc.

Pursuant to a Stock Option Assumption Agreement entered into between the Company and Frank Yuan as of May 31, 2005 (“Option Assumption Agreement”), Frank Yuan, the former CEO of the Company agreed to assume all obligations of the Company with respect to options to purchase 36,025 shares of the Company’s common stock held by certain employees and consultants. In connection with the Option Assumption Agreement, Yuan delivered a certificate representing 36,025 shares of the Company’s common stock, which shares may be cancelled to the extent Yuan fails to deliver shares to such holders upon exercise.

A certain Amended and Restated Securities Purchase Agreement (“SPA”) by and among KI Equity, the Company and Frank Yuan dated August 25, 2005, pursuant to Section 7.2 thereof, Frank Yuan has agreed to indemnify KI Equity and the Company for certain claims and liabilities arising prior to the closing of the Amended SPA for a limited time.

A certain Transfer and Assumption Agreement dated May 31, 2005 (“Assumption Agreement”) by and among the Company, Frank Yuan and ASAP Show, Inc. (“ASAP”), a then wholly owned subsidiary of the Company, under which the Company transferred all of its Assets (as defined therein) to ASAP and ASAP assumed all of the Company’s liabilities (“Assumed Liabilities”). Under Section 5 of the Assumption Agreement, ASAP and Frank Yuan agreed to indemnify the Company for any claims and liabilities relating to the Assumed Liabilities. Further, pursuant to Section 3 of the Assumption Agreement, an indemnity reserve for $50,000 (“Indemnity Escrow”) was established to satisfy any claims that may arise for indemnity under the Amended SPA or the Assumption Agreement. The Company has retained the Indemnity Escrow beyond the six month period after the closing of the Amended SPA pending the resolution of the Preference Action discussed below.

On March 7, 2006, a complaint was filed against the Company in a Chapter 7 bankruptcy proceeding in U.S. Bankruptcy Court in the District of Delaware in the matter captioned In Re: Factory 2-U Stores, Inc. (“Preference Action”). The complaint seeks to recover from the Company $91,572 in alleged preferential transfers made to the Company by the debtor during the ninety-day period prior to the filing of the debtor’s bankruptcy petition. The Company intends to defend against such preference claim by asserting that such transfers were made in the ordinary course of business and such other available defenses. The Company filed its answer to the compliant on or about April 20, 2006. To the extent the Company incurs any losses, costs or damages with respect to the preference claim, including attorneys’ fees and related costs, the Company believes it may recover such losses, costs and damages from Frank Yuan and ASAP pursuant to the indemnification provisions under the Assumption Agreement and/or Amended SPA. The Company has informed Frank Yuan and ASAP that it intends to seek indemnification from them with respect to the preference claim. Further, the Company has informed Frank Yuan and ASAP that the $50,000 reserve originally due to be paid March 30, 2006 under the terms of the Assumption Agreement will be retained by the Company until this preference claim is resolved to satisfy any potential indemnity claims.

Effective October 5, 2005, the Company entered into a contract with Vero Management, L.L.C. (“Vero”) for managerial and administrative services, which contract was amended effective November 1, 2005. Vero has not been engaged to provide, and Vero does not render, legal, accounting, auditing, investment banking or capital formation services. Kevin R. Keating, a former officer and director of the Company, is the manager of Vero. The term of the contract was for one year, but the contract may be terminated at any time. In consideration of the services provided, Vero was paid $2,500 for each month in which services are rendered. The Company's contract with Vero was terminated effective at the closing of the Exchange Agreement.

Kevin R. Keating was the sole officer and a director of the Company prior to the closing of the Exchange Agreement. Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity, (which was the majority stockholder of the Company prior to the closing of the Exchange transaction), Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC, and KAMS. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KI Equity, KAMS or Keating Securities, LLC and disclaims any beneficial interest in the shares of the Company’s common stock owned by KI Equity. Similarly, Keating Investments, LLC, KI Equity, KAMS and Keating Securities, LLC disclaim any beneficial interest in the shares of the Company’s common stock currently owned by Kevin R. Keating. Kevin R. Keating is also the manager and sole member of Vero Management, LLC, which had a management agreement with the Company that terminated effective as of the closing of the Exchange Agreement.

Margie L. Blackwell, Luca Toscani and Jeff L. Andrews were directors of the Company prior to the closing of the Exchange Agreement. Margie L. Blackwell and Luca Toscani are each members of Keating Investments, LLC, and Jeff L. Andrews is a Vice President of Keating Investments, LLC.

At the closing of the Exchange Agreement, pursuant to the terms of the Exchange Agreement, the Company entered into financial advisory agreement with Keating Securities, LLC (“Keating Securities”), a registered broker-dealer, under which Keating Securities was compensated by the Company for its advisory services rendered to the Company in connection with the Exchange. Prior to the exchange, the Company was a public shell company. The transaction advisory fee of $450,000 was paid to Keating Securities at the closing of the Exchange Agreement.

Keating Securities and Axiom Capital Management, Inc. (“Placement Agents”) acted as placement agents in connection with the private placement that closed in August of 2006 in which we sold the Series B Preferred Stock and common stock purchase warrants. For their services, the Placement Agents received a commission equal to 8% of the gross proceeds from the offering and a non-accountable expense allowance equal to 2% of the gross proceeds. In addition, the Placement Agents received, for nominal consideration, warrants to purchase 10% of the total number of shares of common stock into which the Series B Preferred Stock issued in the private placement may be converted, with an exercise price of $0.326 per share. The warrants are fully vested and have a term of five years. The Placement Agent warrants will have registration rights similar to the registration rights afforded to the holders of Series B Preferred Stock and Warrants. A total of 2,931,035 warrant shares were granted to the Placement Agents, of which 1,658,045 were transferred to Keating Securities’ agents and employees.

At the closing of the Exchange Agreement, the Company also entered into an aftermarket support agreement between the Company and Keating Aftermarket Support, LLC (“KAMS”), with such terms and conditions as mutually acceptable to Infosmart, the Company and KAMS. Pursuant to this agreement, the parties agreed that: (i) KAMS shall provide after market support services to the Company for a period of one year after the Closing of the Combination with the monthly retainer to be paid to KAMS for such services being $12,500, (ii) the Company shall engage a qualified research firm approved by KAMS to issue an independent research report and provide research coverage on the Company following the Closing, with the Company being responsible for paying an estimated total cost of $35,000 for an initial independent research report and three subsequent quarterly reports thereafter, and (iii) the Company agreed to allocate a $400,000 annual budget for third party aftermarket support and investor relations services for the one year period after closing of the Exchange Agreement.

AFTER MERGER WITH INFOSMART GROUP LIMITED

The related transactions of our predecessor’s officers, directors and/or 5% Infosmart shareholders are as follows:

Advances from Related Parties

Advances from certain related parties to Infosmart’s working capital are as follows:

	As of December 31,
	2006	2005
Eternal Scene	$514,401	$-

Prime Corporate	927,991	2,217,054

	$1,442,392	$2,217,054

Advances from Prime Corporate are interest-free, unsecured and the related party has undertaken not to demand repayment in the next twelve months. Of the amount included in the amount due to Eternal Scene, only $384,560 is interest-bearing at a monthly rate of 2% and the remaining balance is interest-free. The whole amount is unsecured and repayable on demand. As of December 31, 2005, the amounts originally due to Tony Wong, Eternal Scene and Po Nei Sze, which amounted to $3,870, $129,000 and $1,707,348, respectively, were assigned to Prime Corporate pursuant to consent letters dated the same date.

Related Party Material Transactions

Infosmart’s material transactions with related parties during the years ended December 31, 2006 and 2005 included:

	Year ended December 31,
	2006	2005
Sales of raw materials to Mega Century at costs actual incurred	$-	$29,197
Purchases of finished goods from Mega Century at market prices	-	24,677
Factory rentals received from Mega Century at market rental rates	-	2,572

Mega Century Limited, a Hong Kong company (“Mega Century”), is a company formerly controlled by Ms. Po Nei Sze. However, only the transactions with Mega Century up to February 7, 2005 are regarded as related party transactions as management believes that Mega Century was no longer a related party following the transfer of entire interest in Mega Century by Ms. Sze and her family members to independent third parties.

Infosmart Reorganization Related Transactions

On October 20, 2005, Infosmart and its subsidiaries (including IS Technology, IS International and IS Media) reorganized their corporate structure (the “Infosmart Reorganization”).

Immediately before the Infosmart Reorganization, the 20,000 fully-paid issued and outstanding shares of IS Technology were held as follows: (a) 14,255 shares held by Eternal Scene International Limited (“Eternal Scene”) (an entity controlled by Infosmart Director and Company CFO and director Po Nei Sze (“Ms. Sze”)); (b) 4,245 shares held by Infosmart and Company CEO and Director Mr. Chung Kwok (“Mr. Kwok”) and (c) 1,500 shares held in trust by Ms. Li Woon Che (“Ms. Li”) for the benefit of Ms. Lui Sau Wan (“Ms. Lui”), representing approximately 71.3%, 21.2% and 7.5% of the entire issued common stock of IS Technology, respectively. On October 19, 2005, IS Technology increased its authorized share capital to 5,000,000 shares.

In connection with the Infosmart Reorganization, on October 20, 2005, Prime Corporate Developments Limited (“Prime Corporate”), a company solely owned and controlled by Ms. Sze, converted $617,287 (equivalent to HK$4,800,000) in outstanding loans to IS Technology into 4,800,000 shares of IS Technology’s voting common stock, par value $0.13 (equivalent to HK$1) per share. Prime Corporate then directed IS Technology to issue 4,799,999 IS Technology shares to Infosmart and one (1) IS Technology share to be held in trust by Mr. Wong Hiu Ming (“Tony Wong”) for the benefit of Prime Corporate, the husband of Ms. Sze, instead of issuing such shares to Prime Corporate.

Further, following the conversion, Infosmart also acquired the remaining 20,000 outstanding and issued shares of IS Technology stock as follows:

1.	Infosmart acquired the 14,255 IS Technology shares previously held by Eternal Scene in exchange for a cash payment of HK$14,255 or approximately US$1,827.

2.
Mr. Kwok agreed to transfer his 4,245 IS Technology shares to Infosmart in exchange for an issuance to him by Infosmart of 43 shares of Infosmart stock. After transferring his 4,245 IS Technology shares to Infosmart, Mr. Kwok then assigned his right to receive the 43 Infosmart shares to Prime Fortune Enterprises Limited (“Prime”). All of the 1,000 fully-paid issued and outstanding shares of Prime's stock are held as follows: 713 shares by Prime Corporate, 212 shares by Mr. Kwok, and 75 shares by Ms. Lui.

3.
Ms. Li, who held the 1,500 IS Technology shares in trust for the benefit of Ms. Lui, agreed to transfer 1,500 IS Technology shares in exchange for an issuance to her by Infosmart of 15 shares of Infosmart stock. After transferring the 1,500 IS Technology shares to Infosmart, Ms. Li then waived her right to receive the 15 Infosmart shares.

Immediately before the Infosmart Reorganization, the 200 fully-paid issued shares of IS International were held as follows: (a) 161 shares by Prime Corporate Developments Limited (“Prime Corporate”), an entity controlled by Ms. Sze, Prime Corporate’s sole shareholder; (b) 24 shares by Rise Tech Holdings Limited (“Rise Tech”); and (c) 15 shares held in trust by Ms. Li for the benefit of Ms. Lui, representing 80.5%, 12.0% and 7.5% of the entire issued common stock of IS International. Infosmart acquired all 200 issued and outstanding shares of IS Technology stock as follows:

1.
Prime Corporate agreed to transfer its 161 IS International shares to Infosmart in exchange for an issuance to Prime Corporate by Infosmart of 161 shares of Infosmart stock to Prime Corporate (including an issuance of one (1) share to Tony Wong, to hold in trust for the benefit of Prime Corporate). After transferring its 161 IS Technology shares to Infosmart, Prime Corporate then assigned its right to receive the 161 Infosmart shares to Prime.

2.
Rise Tech agreed to transfer its 24 IS International shares to Infosmart in exchange for an issuance to Rise Tech by Infosmart of 24 shares of Infosmart stock. After transferring its 24 IS Technology shares to Infosmart, Rise Tech then waived its right to receive the 24 Infosmart shares.

3.
Ms. Li, who held the 15 IS International shares in trust for the benefit of Ms. Lui, agreed to transfer 15 IS International shares in exchange for an issuance to Ms. Li by Infosmart of 15 shares of Infosmart stock. After transferring the 15 IS Technology shares to Infosmart, Ms. Li then assigned her right to receive the 15 Infosmart shares to Prime.

Thus, after the Infosmart Reorganization, Infosmart beneficially owned all 4,820,000 shares of issued and outstanding shares IS Technology stock, and all 200 shares of issued and outstanding shares IS International stock. IS Technology owns all of the issued and outstanding shares of IS Media’s stock.

Further, as described above, the following persons assigned the rights to receive a total of 219 Infosmart shares to Prime, as follows: (1) Mr. Kwok, 43 shares; (2) Ms. Li, 15 shares; and (3) Prime Corporate, 161 shares. Rather than being issued the 219 Infosmart shares, Prime agreed to waive its rights to all 219 Infosmart shares in exchange for the issuance of one (1) share of Infosmart stock, which was the only issued and outstanding share of Infosmart stock. Thus, following the Infosmart Reorganization, Prime became the owner of 100% of the voting power in Infosmart.

Infosmart Re-structuring Related Transactions

In August 2006, and immediately prior to the closing of Exchange Agreement, the board of directors of both Prime and Infosmart BVI decided to re-structure certain shareholdings in Infosmart BVI, so that after the re-structuring, Prime would no longer own 100% of Infosmart BVI’s issued capital shares and so that Prime Corporate, Mr. Chung Kwok (“Mr. Kwok”) and Ms. Lui Sau Wan (“Ms. Lui”) would replace Prime as the direct owners of 100% of the issued capital shares and equity ownership of Infosmart BVI (the “Re-structuring”).

Prior to the Re-structuring, Prime owned 100% of the issued capital shares of Infosmart BVI, which consisted of one (1) issued capital share, and Prime’s issued capital shares were owned as follows: 713 shares held by Prime Corporate, 212 shares held by Mr. Kwok, and 75 shares held by Ms. Lui. On August 11, 2006, and in connection with the Re-structuring, Prime’s board of directors approved resolutions for Prime to transfer the one (1) issued capital share of Infosmart BVI owned by Prime to Prime shareholder Mr. Kwok in exchange for a cash payment of $1.00 (the “Prime Transfer”), and that pursuant to such resolutions, Prime transferred the one Infosmart BVI share to Mr. Kwok on August 11, 2006 in exchange for the $1.00 cash payment.

Further, on August 11, 2006 and concurrent with the Prime Transfer, Infosmart’s Board approved resolutions for the issuance of 999 new shares in Infosmart BVI to Prime Corporate Developments Limited (“Prime Corporate”), Mr. Kwok and Ms. Lui, as follows: 713 shares to Prime Corporate, 211 shares to Mr. Kwok, and 75 shares to Ms. Lui, in exchange for a cash payment by Prime Corporate, Mr. Kwok and Ms. Lui of $1.00 per Infosmart BVI share that each receives (the “Infosmart BVI Share Issuance”) or an aggregate total payment of $999 for such shares, and that on August 11, 2006, Infosmart issued the 999 Infosmart shares, in amounts as described above, to Prime Corporate, Mr. Kwok and Ms. Lui, in exchange, received the $999 cash payment, pursuant to such resolutions.

As a result of and immediately after the Prime Transfer and the Infosmart BVI Share Issuance, Prime Corporate, Mr. Kwok and Ms. Lui became the owners of 100% of the issued capital shares of Infosmart BVI, with each of them owning the same number of Infosmart BVI shares as the number of Prime shares that each currently owns.

Other Related Transactions

For the period December 31, 2005 through the closing of the Exchange Agreement on August 16, 2006, Prime Corporate Developments Limited, and Infosmart BVI and the Company shareholder and a related entity solely owned by the Company’s CFO and Director Ms. Po Nei Sze, has loaned approximately $384,615 to Infosmart in connection with the construction of the Discobras manufacturing facility in Brazil.

Pursuant to the Exchange Agreement, as amended on August 16, 2006, immediately prior to the Closing of the Exchange, Infosmart BVI issued 58.82 shares of the its capital stock to Hamptons Investment Group, Ltd. ("Hamptons") (which converted into approximately 6,484,519 of the Company’s common stock upon Mandatory Conversion of the 55,556 shares Series A Preferred Stock Hamptons received in connection with the Exchange transaction) for services provided as a finder in connection with the Exchange transaction.

Other than the above transactions or otherwise set forth in any reports filed by the Company with the SEC, the Company and its subsidiaries have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of its common stock, or family members of such persons. The Company is not a subsidiary of any company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock, having no par value per share, is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "IFSG." The following table sets forth, for each quarter within the last two fiscal years, the reported high and low closing bid quotations for the Company’s common stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Common Stock

Quarter Ended	High Bid	Low Bid

March 31, 2007	0.325	0.29

December 31, 2006	0.52	0.25
June 30, 2006	1.25	0.30
May 31, 2006	1.25	0.30
February 28, 2006	0.51	0.30

November 30, 2005	0.55	0.25
August 31, 2005	1.45	0.25
May 31, 2005	1.28	1.11
February 28, 2005	1.28	0.94

Note:
Quotations on and prior to July 22, 2005 were adjusted for a 10-for-85 reverse stock split on July 22, 2005. On August 16, 2006, the Company changed its fiscal year end to December 31st and thus the high and low bid quotations for the quarter ended June 30, 2006 is also provided.

We currently have approximately 136,576,336 shares of common stock issued and outstanding, no shares of Series A preferred stock issued and outstanding, and 883,081 shares of Series B preferred stock issued and outstanding.

We also have outstanding warrants that were issued in conjunction the private placement of our Series B Preferred Stock on August 16, 2006. These warrants, if exercised, would permit stockholders to purchase approximately an additional 28,510,345 shares of our common stock.

Assuming conversion of all the preferred stock and exercise of all warrants, we will have approximately 188,770,859 shares of common stock outstanding.

Sales of Unregistered Securities

None.

Holders

We currently have 191 record holders of our common stock and 21 record holders of our Series B preferred stock.

DIVIDEND POLICY

Dividends

We have never paid any dividends on the common stock. We anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the preferred stock, other than for our Series B Preferred Stock, in the foreseeable future.

EXECUTIVE COMPENSATION

Summary of Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal year ended December 31, 2006. The following table summarizes all compensation for fiscal year 2006 received by our Chief Executive Officer, and the Company’s two most highly compensated executive officers who earned more than $100,000 in fiscal year 2006.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Chung Kwok, Chief Executive Officer and President	2006	$70,913	—	—	—	—	—	—	$70,913

Kevin R. Keating, former President, Secretary and Treasurer	2006	—	—	—	—	—	—	—	—

Pauline Sze, CFO, Treasurer, Secretary and Director	2006	$85,063	—	—	—	—	—	—	$85,063

Outstanding Equity Awards at Fiscal Year-End

There are no unexercised options, unvested stock awards or equity incentive plan awards for any of the above-named executive officers outstanding as of December 31, 2006.

Compensation of Directors

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Andrew Chang Chairman of Infosmart	$38,580	—	—	—	—	—	$38,580

Godwin Wong, Director	$17,500	—	—	—	—	—	$17,500

There were no stock or option awards issued to any directors and outstanding as of December 31, 2006.

Employment and Director Agreements

Infosmart entered into a Letter of Appointment agreement with Mr. Chung Kwok on June 1, 2006. Effective June 1, 2006, Mr. Kwok was appointed Chief Executive Officer and Director of Infosmart and his base monthly salary is HK$60,000 per month or approximately US$7,772 per month. Such salary is subject to an annual review by the Board of Directors (“Board”) at a time determined by the Board. Under the terms of the agreement, Mr. Kwok is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment and travel expenses that he incurs or he pays for on behalf of Infosmart.

Infosmart entered into a Letter of Appointment agreement with Mr. Andrew Chang on July 1, 2006. Effective July 1, 2006, Mr. Chang was appointed Chairman and Director of Infosmart and his base monthly salary is HK$50,000 per month or approximately US$6,435 per month. Such salary is subject to an annual review by the Board of Directors (“Board”) at a time determined by the Board. Under the terms of the agreement, Mr. Chang is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment and travel expenses that he incurs or he pays for on behalf of Infosmart.

Infosmart entered into a Letter of Appointment agreement with Ms. Po Nei Sze on June 1, 2006. Effective June 1, 2006, Ms. Sze was appointed Chief Financial Officer and Director of Infosmart and her base monthly salary is HK$50,000 per month or approximately US$6,435 per month. Such salary is subject to an annual review by the Board of Directors (“Board”) at a time determined by the Board. Under the terms of the agreement, Ms. Sze is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment and travel expenses that she incurs or she pays for on behalf of Infosmart.

All of the above-described Letters of Appointment agreements state the officer and/or directors employment may be terminated immediately, without Company prior notice or payment in lieu of notice if at any time the officer and or director (1) becomes physically or mentally disabled whether totally or partially so that he is substantially unable to perform his duties for a period of or for 30 days in the aggregate in any period of six consecutive months, (2) is convicted of a criminal offense, except one which in the reasonable of the Board does not affect his position with Infosmart at the time of such conviction, (3) commits repeated or continued (after warning) any persistent or material breach of the employment agreement; (4) is guilty of willful neglect in discharging his duties or commits any grave misconduct which in the absolute opinion of the Board tends to bring himself or Infosmart into disrepute; or (5) commits an act of bankruptcy or compounded with his creditors generally or is guilty of conduct which would make his continued appointment prejudicial to the interests of Infosmart. Further, the agreements provide for employee insurance, mandatory provident fund benefits and, after completion of the three-month probation period, medical insurance. These agreements also contain restrictive covenants preventing competition with Infosmart during their employment and for a period of 12 months after termination, and also covenants preventing the use of confidential business information, except in connection with the performance of their duties for Infosmart, during or at any time after termination of their employment.

Long-Term Incentive Plan Awards

We do not currently have any long term incentive plans.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

The Company informed Corbin & Company, LLP ("Corbin"), its independent registered public accounting firm, that the Company dismissed Corbin and engaged a new independent registered public accounting firm. The new independent registered public accounting firm is PKF Hong Kong, China (“PKF”). Pursuant to Item 304(a) Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reported the following:

(a)	(i)	The Company dismissed Corbin as its independent registered public accounting firm effective on August 22, 2006.

(ii)
During the period August 25, 2005 (inception) to May 31, 2006, the Company’s financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the period August 25, 2005 (inception) to May 31, 2006.

(iii)	The dismissal of Corbin and engagement of PKF was approved by the Corporation's Board of Directors.

(iv)
The Company and Corbin did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the period from August 25, 2005 (inception) to May 31, 2006 and subsequent interim period from May 31, 2006 through the date of dismissal.

(v)	During the Company's fiscal year ended May 31, 2006, prior to the dismissal of Corbin, the Company did not experience any reportable events.

(b)	On August 16, 2006, the Company engaged PKF , to be the Company's independent registered public accounting firm.

(i)
Prior to engaging PKF, the Company had not consulted PKF regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with PKF regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(ii)	The Company did not have any disagreements with Corbin and therefore did not discuss any past disagreements with Corbin.

(c)
The Company provided a copy of the Form 8-K Current Report announcing the change in certifying accountants to Corbin prior to filing it with the SEC on August 24, 2006 and requested Corbin to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant regarding Corbin. A copy of Corbin's letter to the SEC dated August 22, 2006 was filed as Exhibit 16.1 to that Form 8-K Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

After this offering, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and we intend to file periodic reports, proxy statements and other information with the SEC.

FINANCIAL STATEMENTS

The consolidated financial statements as of December 31, 2006 and 2005 commence on the following page.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Infosmart Group Inc.
(formerly Cyber Merchants Exchange Inc.)

We have audited the accompanying consolidated balance sheets of Infosmart Group Inc. (the “Company”) and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

PKF
Certified Public Accountants
Hong Kong, China
March 23, 2007

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

	Year ended December 31
	2006	2005

Net sales	$27,102,441	$24,577,206

Cost of sales	(19,570,525)	(17,911,674)

Gross profit	7,531,916	6,665,532

Administrative expenses	(1,997,379)	(816,553)

Depreciation - note 15	(223,893)	(214,534)

Selling and distributing costs	(475,781)	(641,096)

Income from operations	4,834,863	4,993,349

Professional expenses related to Restructuring
and Share Exchange - note 8	(2,753,390)	(320,892)

Reversal of commission payable - note 9	-	718,250

Other income - note 10	449,985	302,903

Interest expenses	(511,322)	(520,827)

Income before income taxes	2,020,136	5,172,783

Income taxes - note 11	(955,592)	(958,022)

Net income	1,064,544	4,214,761

Series B preferred dividends	(202,069)	-
Series B preferred deemed dividend - note 22	(2,297,157)	-

	(2,499,226)	-
Net (loss) income applicable to common
shareholders	$(1,434,682)	$4,214,761

(Loss) earnings per share
- basic and dilutive - note 12	$(0.01)	$0.04

Weighted average shares outstanding
- basic and dilutive - note 12	119,188,957	110,236,841

See the accompanying notes to consolidated financial statements

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
CONSOLIDATED BALANCE SHEETS
AS OF DECMEBER 31, 2006 AND 2005
(Stated in US Dollars)

	As of December 31
	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$206,258	$154,368
Restricted cash - notes 5 and 17(b)	552,193	263,085
Trade receivables, net of allowance of doubtful debts of $nil in 2006 and 2005	6,171,366	3,252,678
Prepaid expenses and other receivables - note 13	269,477	1,478,343
Inventories, net - note 14	1,058,039	1,427,790

Total current assets	8,257,333	6,576,264
Deferred tax assets - note 11	459,823	45,724
Plant and equipment, net - note 15	33,911,540	18,298,753
Intangible assets - note 7	2,092,809	-

TOTAL ASSETS	$44,721,505	$24,920,741

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$2,926,078	$1,800,984
Other payables and accrued liabilities - note 16	8,756,675	1,102,953
Income tax payable	363,645	-
Current portion of bank borrowings - note 17	3,503,654	4,461,840
Current obligations under capital leases - note 18	-	52,692
Current portion of other loans - note 19	1,268,044	1,996,614

Total current liabilities	16,818,096	9,415,083
Non-current portion of bank borrowings - note 17	2,893,927	-
Non-current portion of other loans - note 19	1,884,202	1,750,131
Advance from a related party - note 20	927,991	2,217,054
Deferred tax liabilities - note 11	3,001,360	2,497,054

TOTAL LIABILITIES	$25,525,576	$15,879,322

COMMITMENTS AND CONTINGENCIES - note 21

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
CONSOLIDATED BALANCE SHEETS (cont’d)
AS OF DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

	As of December 31
	2006	2005

Series B Redeemable Convertible Preferred Stock: No par value - note 22
Authorized 1,800,000 shares; Issued and outstanding 911,974.54
shares	$2,581,926	$-
STOCKHOLDERS’ EQUITY
Common stock: No par value
Authorized: 2006 - 300,000,000 shares and 2005 - 40,000,000
shares; Issued and outstanding: 2006 - 135,801,426.44 shares
and 2005 - 10,119,040 shares	1,520,901	1
Preferred stock: No par value - note 22
Authorized 7,000,000 shares; Issued and outstanding: 2006 and
2005 - nil share	-	-
Series A Convertible Preferred Stock: No par value - note 22
Authorized 1,200,000 shares; Issued and outstanding
2006 and 2005 - nil share	-	-
Additional paid-in-capital - note 22	8,118,664	619,877
Accumulated other comprehensive income	19,237	31,658
Retained earnings	6,955,201	8,389,883

TOTAL STOCKHOLDERS’ EQUITY	16,614,003	9,041,419

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,721,505	$24,920,741

See the accompanying notes to consolidated financial statements

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

	Year ended December 31
	2006	2005
Cash flows from operating activities
Net income	$1,064,544	$4,214,761
Adjustments to reconcile net income to net cash flows
provided by operating activities:
Depreciation	1,820,529	1,695,697
Deferred income taxes	577,767	958,022
Loss on disposal of property, plant and equipment	381,498	-
Professional expenses related to Restructuring and Share
Exchange	2,628,993	-
Changes in operating assets and liabilities:
Trade receivables	(2,882,093)	(1,378,159)
Prepaid expenses and other receivables	167,669	(1,684,202)
Inventories	365,608	289,229
Trade payables	1,071,828	(2,163,581)
Income tax payable	363,928	-
Advance from a related party	(1,287,409)	(32,846)
Other payables and accrued liabilities	406,535	370,407

Net cash flows provided by operating activities	4,679,397	2,269,328

Cash flows from investing activities
Acquisition of plant and equipment	(8,686,331)	(1,454,531)
Cash acquired on the acquisition of subsidiaries - notes 6 and 7	31,609	-

Net cash flows (used in) investing activities	(8,654,722)	(1,454,531)

Cash flows from financing activities
Dividend paid	(202,069)	(1,501,167)
Proceeds from new bank loans	618,240	3,475,726
Proceeds from other loans	128,600	1,286,000
Repayment of non-recurring bank loans	(3,705,482)	(2,939,563)
Net advancement of other bank borrowings	1,766,999	623,956
Repayment of other loans	(674,436)	(111,770)
Increase in restricted cash	(289,930)	(129,097)
(Decrease) increase in bank overdrafts	(258,420)	232,822
Proceeds from issuance of Infosmart common stock	999	-
Proceeds from the exercise of detachable common stock warrants	260,800	-
Proceeds from the issuance of Series B preferred stock
and detachable common stock warrants	7,650,000	-
Preferred stock issuance costs and recapitalization costs	(1,215,000)	-
Repayment of obligations under capital leases	(52,569)	(1,693,041)

Net cash flows provided by (used in) financing activities	4,027,732	(756,134)

Effect of foreign currency translation on cash and cash equivalents	(517)	479

Net increase in cash and cash equivalents	51,890	59,142
Cash and cash equivalents, beginning of period	154,368	95,226

Cash and cash equivalents, end of period	206,258	$154,368

See the accompanying notes to consolidated financial statements

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT’D)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

	Year ended December 31
	2006	2005

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	$511,309	$454,901
Income taxes	13,897	-

Noncash investing and financing activities:
Current account with IHL offsetting for the acquisition of property,
plant and equipment	$5,611,063	$-
Other payables for the acquisition of property, plant and equipment	2,871,667	-
Capitalization of advances from spouse of Ms. Sze	-	617,287
Conversion of Series A shares to common stock	-	-
Conversion of Series B shares to common stock	512,101	-
Issuance of Placement Agent warrants	644,800	-
Series B Preferred deemed dividend	2,297,157	-
Value of exchange transaction and financing services rendered in
exchange for shares of common stock	747,000	-
Value of exchange transaction and financing services rendered in
exchange of Series A shares	1,431,993	-

See the accompanying notes to consolidated financial statements

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(Stated in US Dollars)						Accumulated
			Series A Preferred		Additional	other
	Common stock		stock		Paid-in	comprehensive	Retained
	Shares	Amount	Shares	Amount	capital	Income/(loss)	earnings	Total

Balance, January 1, 2005	10,119,040	$1	-	$-	$619,877	$3,630	$5,676,289	$6,299,797
Comprehensive income
Net income	-	-	-	-	-	-	4,214,761	4,214,761
Foreign currency translation adjustments	-	-	-	-	-	28,028	-	28,028
Total comprehensive income								4,242,789
Dividend	-	-	-	-	-	-	(1,501,167)	(1,501,167)

Balance, December 31, 2005	10,119,040	1	-	-	619,877	31,658	8,389,883	9,041,419
Issuance of common stock - note 22	-	999	-	-	-	-	-	999
Issuance of Series A shares - note 22	-	-	944,445	-	(21,336)	-	-	(21,336)
Issuance of common stock - notes 8 and 22	3,309,770	747,000	-	-	-	-	-	747,000
Issuance of Series A shares - notes 8 and 22	-	-	55,555	-	1,431,993	-	-	1,431,993
Conversion of Series A shares - note 22	116,721,360	-	(1,000,000)	-	-	-	-	-
Issuance of Series B shares with
detachable Warrants - note 22	-	-	-	-	5,443,330	-	-	5,443,330
Series B preferred deemed
- dividend - note 22	-	-	-	-	-	-	(2,297,157)	(2,297,157)
Conversion of Series B shares - note 22	4,851,256	512,101	-	-	-	-	-	512,101
Exercise of warrants - note 22	800,000	260,800	-	-	-	-	-	260,800
Issuance of Placement Agent
Warrants - note 22	-	-	-	-	644,800	-	-	644,800
Comprehensive income
Net income	-	-	-	-	-	-	1,064,544	1,064,544
Foreign currency translation adjustments	-	-	-	-	-	(12,421)	-	(12,421)
Total comprehensive income								1,052,123
Series B preferred dividend	-	-	-	-	-	-	(202,069)	(202,069)

Balance, December 31, 2006	135,801,426	$1,520,901	-	$-	$8,118,664	$19,237	$6,955,201	$16,614,003

See notes to consolidated financial statements

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

1.	Change of company name and financial year date

Effect from October 12, 2006, the company changed its name from Cyber Merchants Exchange Inc. to Infosmart Group Inc. (the “Company”).

On August 16, 2006, the Company’s Board of Directors approved a change of fiscal year end date from May 31 to December 31, with all the required filings submitted to the United States Securities and Exchange Commission.

2.	Corporation information and reorganization

The Company was incorporated in the State of California and the Company’s shares are quoted for trading on the Over-The-Counter Bulletin Board in the United States of America.

Recapitalization

The Company entered into an Exchange Agreement dated July 7, 2006 and amended on August 14, 2006 (the “Exchange Agreement”) with KI Equity Partners II, LLC (“KI Equity”), Infosmart Group Limited (“Infosmart”), the owners of 100% of the capital shares of Infosmart, namely Chung Kwok, Po Nei Sze (“Ms. Sze”), Prime Corporate Developments Limited (“Prime Corporate”) (collectively the “Original Infosmart Shareholders”) and Hamptons Investment Group Limited (“HIG”) (collectively the “Infosmart Shareholders”), and Worldwide Gateway Co., Ltd. The closing of the Exchange Agreement occurred on August 16, 2006.

At the closing of the Exchange Agreement, the Company acquired all of Infosmart’s capital shares (the “Infosmart Shares”) from the Infosmart Shareholders, and the Infosmart Shareholders transferred and contributed all of their Infosmart Shares to the Company. In exchange, the Company issued 1,000,000 shares of its Series A Convertible Preferred Stock (note 22) to the Infosmart Shareholders. Each share of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) is convertible into 116.72136 shares of the Company's common stock, subject to adjustments. On October 12, 2006, the Series A Preferred Stock automatically converted into shares of the Company's common stock upon the filing and acceptance of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of California pursuant to the approval by a majority of the Company's stockholders (voting together on an as-converted-to-common-stock basis), following the closing of the Exchange Agreement, an increase in the number of authorized shares of the Company's common stock from 40,000,000 shares to 300,000,000 shares and a change of the Company's corporate name to Infosmart Group Inc..

As a result of the closing of the Exchange Agreement, Infosmart became the wholly owned subsidiary of the Company and became the Company’s main operational business. The Exchange transaction, for accounting and financial reporting purposes, is deemed to be a reverse takeover transaction (“RTO”).

The RTO has been accounted for as a recapitalization of the Company whereby the historical financial statements and operations of Infosmart become the historical financial statements of the Company, with no adjustment to the carrying value of the assets and liabilities. The 944,444.45 shares of the Company’s Series A Preferred Stock (which is convertible into 110,236,841 common stocks) outstanding prior to the RTO are accounted for at $(21,336) of net book value of deficit at the time of the RTO (note 6). The accompanying consolidated financial statements reflect the recapitalization of the stockholders’ equity as if the transaction occurred as of the beginning of the first period presented.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

2.	Corporation information and reorganization (cont’d)

Restructuring

For the purpose of RTO, the companies comprising Infosmart group underwent the restructuring on October 20, 2005 (the “Re-structuring”). Infosmart acquired all of the outstanding and issued shares of common stock of its subsidiaries (including Info Smart Technology Limited (“ISTL”), Info Smart International Enterprises Limited (“ISIEL”) and Infoscience Media Limited (“IML”)) from their then existing stockholders (the “Former Infosmart Stockholders”) in consideration for the issuance of 1 share of $1 each of the Company’s voting common stock, representing 100% of the voting power in Infosmart, at the direction of the Former Infosmart Stockholders, to Prime Fortune Enterprises Limited (“Prime”).

Prime’s issued and outstanding ordinary shares were owned as follows: 713 shares held by Prime Corporate, 212 shares held by Chung Kwok, and 75 shares held by Sau Wan Lui. On August 11, 2006, at the request of the new investors of Series B Redeemable Convertible Preferred Stock and in connection with the RTO, Prime’s Board of Directors approved resolutions for Prime to transfer the one (1) issued and outstanding ordinary share of Infosmart owned by Prime to Prime shareholder, Chung Kwok, in exchange for a cash payment of $1.00 (the “Prime Transfer”), and that pursuant to such resolutions, Prime transferred the one Infosmart share to Chung Kwok on August 11, 2006 in exchange for the $1.00 cash payment.

Further, on August 11, 2006 and concurrent with the Prime Transfer, Infosmart’s Board approved resolutions for the issuance of 999 new shares in Infosmart to Prime Corporate, Chung Kwok and Sau Wan Lui, as follows: 713 shares to Prime Corporate, 211 shares to Chung Kwok, and 75 shares to Sau Wan Lui, in exchange for a cash payment by Prime Corporate, Chung Kwok and Sau Wan Lui of $1.00 per Infosmart share that each receives (the “Infosmart Share Issuance”) or an aggregate total payment of $999 for such shares, and that on August 11, 2006, the Company issued the 999 Infosmart shares, in amounts as described above, to Prime Corporate, Chung Kwok and Sau Wan Lui and, in exchange, received the $999 cash payment, pursuant to such resolutions.

3.	Description of business

The Company, through its wholly owned subsidiary, Infosmart, is engaged in the business of developing, manufacturing, marketing and sales of recordable digital versatile disc (“DVDR”), an optical digital disc used for storing data and interactive sequences as well as audio and video files, under the two cooperation agreements as detailed below. Due to customers demand, in the third quarter of 2006, the Company also commenced the manufacture of recordable compact discs (“CDR”).

The key raw materials for the production of the Company’s products are PC resin and silver granule. PC resin is mainly used in the molding of DVDR and CDR discs. Silver granule is mainly used in coating the DVDR and CDR discs.

The Company’s main suppliers are located in Hong Kong while the Company’s customers are located in both Hong Kong and overseas including Australia, Europe and South America. The Company’s major customers include distributors and retail traders. The Company currently manufactures and ships the products from Hong Kong where the Company operates a state of the art DVDR and CDR manufacturing facilities.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

3.	Description of business (cont’d)

For the development of the market in Brazil, the Company entered into an agreement on March 20, 2006 with two independent third parties for setting up a subsidiary, Discobrás Indústria E Comércio De Eletro Eletrônica Ltda (“Discobrás”), in Brazil for the new DVDR production facility. The Company was constructing a DVDR production facility in Brazil. The Company relocated some of its DVDR manufacturing equipment from Hong Kong to Brazil. The subsidiary had obtained all required government licenses and all other documents and approvals necessary to operate a DVDR production facility in Brazil. Production in Brazil is expected to start in April 2007.

In order to produce DVDR Discs ("the Products"), the manufacturers need to obtain two licenses:

(1)	license agreement granted from DVDR developer (intellectual property owner) to produce the Products (the “License Agreement”); and

(2)	The license for the manufacture of optical discs issued by the Customs and Excise Department of Hong Kong (the "Manufacturing License").

The applications for the License Agreement and the Manufacturing License are relatively complex and time-consuming. In order to obtain the Manufacturing License, the Company has to submit an application form with all necessary supporting documents to the Optical Disc License Division of the Customs and Excise Department, the production has to be halted for about a month for the Customs and Excise Department to arrange an appointment for the inspection of manufacturing premises and the Company will be informed of the result within 14 working days. The license is valid on the date of payment for a period of 3 years.

Due to historical association with Mega Century Limited (“Mega Century”), a company formerly controlled by Ms. Sze and her family members up till February 7,2005 when the entire equity interest of Mega Century owned by them was transferred to an independent third party, the Company has entered into cooperation agreements with Mega Century and a third party respectively for the production of the Products instead of halting production for a month during the application period for the licenses. With the relocation of certain production lines from Hong Kong to Brazil and the relocation of Hong Kong production facility from Chai Wan to Tsuen Wan in 2006, there will be a month's period for the Customs and Excise Department to inspect the new production facility in Tsuen Wan.

During the years, the Company operated under two cooperation agreements. The first corporation agreement (“Agreement 1”) was entered into on December 1, 2002 between ISTL and Mega Century. The second cooperation agreement (“Agreement 2”) was entered into between IML and an independent third party, Infoscience Holdings Limited (“IHL”) on December 1, 2004. IHL became the wholly-owned subsidiary of the Company with effect from December 1, 2006 (note 7).

Agreement 1

Mega Century is engaged in the business of producing the Products. Mega Century has been granted the License Agreement by DVDR developer to use certain intellectual properties owned by DVDR developer in order to produce the Products. Mega Century is also the holder of the Manufacturing License for the manufacture of optical Disc/Stampers issued by the Customs and Excise Department of Hong Kong. Pursuant to the Agreement 1, during the period from December 1, 2002 to December 31, 2005 (“First Cooperation Period”), Mega Century agrees to share technical know-how with ISTL and ISTL agrees to provide the production facilities, human and other resources (“Combined Facilities”) to produce the Products.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

3.	Description of business (cont’d)

In accordance with Agreement 1, ISTL is required to purchase from Mega Century at least $1,200,000 worth of Products, cumulatively (the “Minimum Sales”) during the First Cooperation Period. In respect of the Minimum Sales, Mega Century would purchase the necessary raw materials from ISTL at cost (“Production Cost”) incurred by ISTL and Mega Century shall use the Combined Facilities to manufacture the Products and sell to ISTL at the market price for the Products at the time of sale.

For Products manufactured at the Combined Facilities, Mega Century is responsible for paying all the relevant licensee fees and ISTL is responsible for all the recurrent costs and expenses incurred.

Agreement 1 further provides that the legal title and full beneficial ownership of the first 6,500,000 units of the Products (the “Minimum Quantity”) produced at the Combined Facilities within each whole month during the First Cooperation Period shall belong to ISTL and in this connection ISTL shall have the right to sell the Minimum Quantity to the third party buyers and/or to Mega Century.

For all Products manufactured in excess of the Minimum Quantity, the direct production cost is wholly borne by ISTL and the gross profit is shared between Mega Century and ISTL in the proportion of 30% and 70% respectively.

On January 1, 2004, Mega Century, ISTL and ISIEL entered into an agreement amending Agreement 1 whereby ISIEL agreed to be an additional party to Agreement 1 and to undertake ISTL’s rights and obligations with ISTL jointly and severally.

During 2006 and 2005, the production volume at the Combined Facilities was within the Minimum Quantity under Agreement 1. As a result, the Products wholly belonged to the Company in accordance to Agreement 1. Related party sales and purchases are detailed in note 24.

Up to December 31, 2004, the Company fulfilled the Minimum Sales as required by Agreement 1 and, as a result, there was no purchase commitments regarding such Minimum Sales requirement.

An extension agreement was signed on January 1, 2006 for the extension of the First Cooperation Period to December 31, 2006 with a renewal option.

The renewal option for Agreement 1 has not been exercised due to the suspension of production by ISTL and ISIEL during the year. The suspension of production was mainly due to the relocation of certain production lines of ISTL and ISIEL to Brazil and the remaining productions lines being transferred to IML to support the production by IML.

Agreement 2

With respect to Agreement 2, IHL also obtained the relevant License Agreement and Manufacturing License, whereby each of IHL and IML agrees that during the period from December 1, 2004 to December 31, 2005 (the “Second Cooperation Period”) to combine operationally their production facilities and resources to produce the Products similar to the arrangement set forth in Agreement 1.

For the Products manufactured at the combined facilities, IHL is responsible for paying all the relevant licensee fees and IML is responsible for all the recurrent costs and expenses incurred.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

3.	Description of business (cont’d)

Agreement 2 provides that the legal title and full beneficial ownership of the first 5,000,000 units of the Products (the “Second Minimum Quantity”) produced by the combined production facilities within each whole month during the Second Cooperation Period shall belong to IML and in this connection IML shall have the right to sell the Second Minimum Quantity to third party buyers and/or to IHL. For those quantities in excess of the Second Minimum Quantity, they shall belong to IHL.

An agreement was signed on December 1, 2005 to extend the Second Cooperation Period to December 31, 2006 with a renewal option. An extension agreement was signed on November 29, 2006 to further extend the Second Cooperation Period until December 31, 2008 under the same terms and conditions of the extension agreement signed on December 1, 2005.

4.	Continuance of operations

These financial statements have been prepared on a going concern basis. Due to the fact that the Company is engaged in a capital intensive industry, the Company’s working capital (deficit) as of December 31, 2006 was $(8,560,763). Its ability to continue as a going concern is dependent upon the ability of the Company to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company plans to satisfy its capital needs through revenue generated from its business and financing transactions through the sale of equity and/or debt securities.

Management’s plans for the continuation of the Company as a going concern include financing the Company’s operations through debt financing from the banks, trade creditors and investors with extended credit terms. Further, one of the stockholders of the Company has undertaken to financially support the Company in the course of its operation as necessary. In 2007, the Company commenced trial operations in Brazil and the management of the Company believes that the resulting new markets will generate significant opportunities in South America with growth in both revenues and profits and will enhance the cash flow position of the Company.

5.	Summary of significant accounting policies

Basis of presentation and consolidation

On August 16, 2006, the RTO were completed. Accordingly, accounting for recapitalization is adopted for the preparation of consolidated financial statements. This means that the consolidated financial statements are issued under the name of the legal parent, the Company, but a continuation of consolidated financial statements of Infosmart.

The comparative figures represent the financial position of Infosmart and the results of their operations and their cash flows.

On October 20, 2005, the Restructuring was completed and accordingly, accounting for recapitalization is adopted for the preparation of the comparative figures of the consolidated financial statements. It means that the consolidated financial statements for the year ended December 31, 2005 are issued under the name of the legal parent, Infosmart, but includes the combined financial statements of ISTL and ISIEL.

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

5.	Summary of significant accounting policies (cont’d)

The consolidated financial statements include the accounts of the Company and its subsidiaries. The subsidiaries included in the consolidated financial statements are Infosmart, ISIEL, ISTL, IML, IHL and Discobrás. All significant inter-company accounts and transactions have been eliminated in consolidation.

The results of subsidiaries acquired or disposed of during the years are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal.

Minority Interests

For the development of the market in Brazil, the Company entered into an agreement on March 20, 2006 with two independent third parties for setting up a subsidiary, Discobrás Indústria E Comércio De Eletro Eletrônica Ltda (“Discobrás”), in Brazil. Discobrás has a social capital of $8,046,281 (equivalent to R$17,385,600) and 99.42% or $8,000,000 (equivalent to R$17,285,600) (“Investment Cost”) of which has been subscribed by the Company. As of December 31, 2006, neither one of the two independent third parties satisfied their required capital contribution by any means. As a result, no minority interests have been recognized in the accompanying financial statements.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation of useful lives of property, plant and equipment. Actual results could differ from those estimates.

License usage rights

License usage rights are stated at cost less accumulated amortization. Amortization is provided using the straight-line method over the remaining term of the license obtained by IHL (note 7).

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

5.	Summary of significant accounting policies (cont’d)

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade receivables. The Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral or other security. The Company conducts periodic reviews of the client’s financial conditions and payment practices. Further, the Company will maintain an allowance for doubtful accounts based on the management’s expectations on actual losses possibly incurred. Other than set forth below, no customers represented 10% or more of the Company’s net sales.

At December 31, 2006 and 2005, customers representing 10% or more of the Company’s net sales and their related trade receivables are:

Net sales	Year ended December 31
	2006	2005

Laser Corporation	$5,539,155	$1,841,053
AgroDigital	3,443,350	-
ENet	3,763,194	17,164,213

	$12,745,699	$19,005,266

Trade receivables	As of December 31
	2006	2005

Laser Corporation	$1,450,249	$-
AgroDigital	3,312,563	-
ENet	-	1,610,075

	$4,762,812	$1,610,075

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

Advertising and transportation expenses

Advertising, transportation and other product-related costs are charged to expenses as incurred.

Advertising expenses amounted to $45,463 and $101,590 during 2006 and 2005 respectively and are included in selling and distributing costs.

Transportation expenses amounted to $352,203 and $447,894 during 2006 and 2005 respectively and are included in selling and distributing costs.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

5.	Summary of significant accounting policies (cont’d)

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Dividends

Dividends are recorded in the Company’s financial statements in the period in which they are declared.

The Series B Convertible Preferred Stock carries dividends at 8% per annum payable quarter in cash in US Dollars.

Comprehensive income

The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

Foreign currency translation

The functional currency of the Company is Hong Kong dollars (“HK$”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

The exchange rates in effect at December 31, 2006 and 2005 were HK$1 for $0.1286 and $0.1290 respectively. The average exchange rates for 2006 and 2005 were HK$1 for $ 0.1287 and $0.1286 respectively. There is no significant fluctuation in exchange rate for the conversion of HK$ to US dollars after the balance sheet date.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

5.	Summary of significant accounting policies (cont’d)

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, restricted cash, trade and other receivables, deposits, trade and other payables approximate their fair values due to the short-term maturity of such instruments. The carrying amounts of borrowings approximate their fair values because the applicable interest rates approximate current market rates.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

The Company is exposed to certain foreign currency risk from export sales transactions and recognized trade receivables as they will affect the future operating results of the Company. The Company did not have any hedging activities during the reporting period. As the functional currency of the Company is HK$, the exchange difference on translation to US dollars for reporting purpose is taken to other comprehensive income.

Stock-based payment

The Company adopted the SFAS No. 123R, "Share-Based Payment" ("SFAS 123R") using the modified prospective method. Under SFAS 123R, equity instruments issued to service providers for their services are measured at the grant-date fair value and recognized in the statement of operations over the vesting period.

Basic and diluted earnings (loss) per share

The Company reports basic earnings (loss) per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings (loss) per share is computed using the weighted average number of shares outstanding during the periods presented. The weighted average number of shares of the Company represents the common stock outstanding during the year.

Diluted earning (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the year (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the year.

The weighted average number of shares outstanding for 2005 represents the number of common stock equivalent of Series A Convertible Preferred Stock (110,236,841)(note 2) issued to the Original Infosmart Shareholders for the Exchange transaction as they were mandatory converted to common stock.

The Company’s common stock equivalents at December 31, 2006 include the following:

Convertible redeemable preferred stock Series B	24,459,088
Detachable common stock warrants	28,510,345
Placement agent warrants	2,931,035

55,900,468

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

5.	Summary of significant accounting policies (cont’d)

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less.

Restricted cash

Deposits in an Escrow accounts and deposits in banks for securities of bank overdrafts facilities that are restricted in use are classified as restricted cash under current assets.

Trade receivables

Trade receivables are stated at original amount less allowance made for doubtful receivables, if any, based on a review of all outstanding amounts at the year end. The Company extends unsecured credit to customers in the normal course of business and believes all trade receivables in excess of the allowances for doubtful receivables to be fully collectible. Full allowances for doubtful receivables are made when the receivables are overdue for 1 year and an allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of receivables. Bad debts are written off when identified. The Company does not accrue interest on trade accounts receivable.

Inventories

Inventories are valued at the lower of cost or market value with cost determined on a first-in, first-out basis. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. The Company’s reserve requirements generally increase/decrease due to managements projected demand requirements, market conditions and product life cycle changes. During the reporting years, the Company did not make any allowance for slow-moving or defective inventories.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is provided using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Production lines and equipment	10% with 30% residual value
Leasehold improvements and others	20%

Construction in progress represents the factory under construction, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of construction. Construction in progress is reclassified to the appropriate category of fixed assets when completed and ready for use.

Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

5.	Summary of significant accounting policies (cont’d)

Impairment of long-live assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

Off-balance sheet arrangements

Other than the bank guarantee given by a bank to a utility company which exempted the Company’s obligation to pay the required utility deposit (note 17), the Company does not have any off-balance sheet arrangements.

Recent accounting pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS No. 155”), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS No. 140”). SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company does not believe the adoption of SFAS No. 155 will have a material impact on the Company’s consolidated financial position or results of operations.

In March, 2006, the FASB released SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS No. 156”), to simplify accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 156 permits an entity to choose either the amortization method or the fair value measurement method for measuring each class of separately recognized servicing assets and servicing liabilities after they have been initially measured at fair value. SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. SFAS No. 156 will be effective for the Company as of December 31, 2006, the beginning of the Company’s 2007 fiscal year. The Company does not believe the adoption of SFAS No. 156 will have a material impact on the Company’s consolidated financial position or results of operations.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

5.	Summary of significant accounting policies (cont’d)

Recent accounting pronouncements (cont’d)

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes”. This interpretation requires that the impact of a tax position be recognized in the financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of the 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the effect of FIN 48 on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the effect, if any, of SFAS 157 on its financial statements.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The Company is currently evaluating the effect, if any, of SAB No. 108 on its financial statements.

6.	Reverse acquisition

Pursuant to the Exchange Agreement as detailed in note 2, the Company acquired 100% ownership interest in Infosmart, in consideration for the issuance by the Company of 1,000,000 shares of its Series A Convertible Preferred Stock to the Infosmart Shareholders. The acquisition of Infosmart has been accounted for using the recapitalization accounting treatment which is equivalent to reverse takeover accounting basis with Infosmart being the accounting parent and the Company being the accounting subsidiary. The net deficits of the Company at the completion date on August 16, 2006 are as follows :-

(Unaudited)
Current assets
Cash and cash equivalents	$28,664

Current liabilities
Other payables and accrued liabilities	(50,000)

Net deficits acquired	$(21,336)

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

7. Acquisition of business

Acquisition of Interest in IHL

Pursuant to a Sale and Purchase Agreement dated December 1, 2006, the Company acquired 100% of the equity interest in IHL on November 30, 2006 at a consideration of $0.1286 (approximately HK$1) in cash. The purchase price has been allocated based on the estimated fair values of the assets acquired and liabilities assumed as of the date of acquisition. The following represents the allocation of the purchase price on November 30, 2006:

	Net assets
	at date of	Fair value	Estimated
	acquisition	adjustments	fair value

Cash and cash equivalents	$2,945	$-	$2,945
Trade receivables	48,920	-	48,920
Prepaid expenses and other receivables	63,427	-	63,427
Due from ISTL	4,506,524	-	4,506,524
Property, plant and equipment, net	723,605	-	723,605
Intangible assets - License usage rights	-	2,092,809	2,092,809
Deferred tax assets	-	479,511	479,511
Trade payables	(9,722)	-	(9,722)
Other payables and accrued liabilities	(4,381,005)	-	(4,381,005)
Secured bank loans	(3,527,014)	-	(3,527,014)

	$(2,572,320)	$2,572,320	$-

Cash consideration			$0

IHL holds the relevant License Agreement and Manufacturing License in order to produce the Products (see note 3). Through the acquisition of the equity interest in IHL, the Company secured the renewal of the cooperation agreement with IHL and obtained the right to use the relevant License Agreement and Manufacturing License. The license usage rights will be amortized on a straight line basis starting from January 1, 2007 over the remaining term of the license.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

8.	Professional expenses related to Restructuring and Share Exchange

	Year ended December 31
	2006	2005

Issuance of shares of Infosmart’s
common stock to HIG (Note 8(a))	$1,431,993	$-
Reverse Merger fees (Note 8(b))	450,000	-
Issuance of the Company’s common stock to
professional parties (Note 8(c))	747,000	-
Others	124,397	320,892

	$2,753,390	$320,892

Notes:

8(a).
Under the terms of the Exchange Agreement, immediately prior to the closing of the Exchange Agreement, HIG received 58.82352 shares (exchanged for 55,555.55 shares of the Company’s Series A Convertible Preferred Stock) of Infosmart’s common stock as payment for its services as a finder in connection with the exchange transaction.

8(b).	Keating Securities, LLC. was paid an advisory fee of $450,000.

8(c).	Fees for services rendered by Worldwide Gateway Company Ltd. and Richardson and Patel were settled by issuance of 2,850,000 shares and 459,770 shares of the Company’s common stock.
8(d).	The above professional expenses relate to the Restructuring and Share Exchange which occurred during the year and are non-recurring.

9.	Reversal of commission payable

In 2005, a major customer of the Company granted full forbearance for commission payable by the Company for the previous period.

10.	Other income

	Year ended December 31
	2006	2005

Interest income	$23,821	$7,307
Scrap sales	322,006	211,754
Other income	104,158	83,842

	$449,985	$302,903

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

11.	Income taxes

The components of the income before income taxes are :-

	Year ended December 31
	2006	2005

Hong Kong	$5,247,207	$5,172,783
The British Virgin Islands	(1,720,880)	-
The United States	(1,506,191)	-

	$2,020,136	$5,172,783

The components of the provision for income taxes are :-

	Year ended December 31
	2006	2005
Current taxes
Hong Kong	$377,825	$-

Deferred taxes
Hong Kong	577,767	958,022

	$955,592	$958,022

The Company is subject to income tax in the United States. No provision for income tax in the United States has been made as the Company had no taxable income for the years ended December 31, 2006 and 2005. The statutory tax rate is 34%.

The Company’s subsidiary incorporated in the BVI is not subject to income taxes under the current laws of BVI.

The Company’s subsidiaries operating in Hong Kong are subject to profit tax rate of 17.5% on the estimated assessable profits during the years.

The effective income tax expenses differs from the statutory rate of 34% in the United States as follows:

	Year ended December 31
	2006	2005

Provision for income tax at 34%	$686,846	$1,758,746
Foreign tax rate differential	(280,690)	(853,509)
Increase in valuation allowance	512,105	-
Others	37,331	52,785

Effective income tax expenses	$955,592	$958,022

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

11.	Income taxes (cont’d)

Deferred tax (assets) liabilities as of December 31, 2006 and 2005 are composed of the following:

	As of December 31
	2006	2005

Hong Kong

Operating losses available for future periods	$(475,704)	$(573,653)
Temporary difference on accelerated tax
depreciation on plant and equipment	3,017,241	3,024,983

The United States

Operating losses available for future periods	(512,105)	-
Valuation allowance	512,105	-

Deferred tax liabilities, net	$2,541,537	$2,451,330

Recognized in the balance sheet:
Net deferred tax assets	$(459,823)	$(45,724)
Net deferred tax liabilities	3,001,360	2,497,054

	$2,541,537	$2,451,330

The Company has a federal net operating loss carry forward of $1,506,191 available to offset taxable income through to the year 2026. The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards aggregating $1,506,191, against which the Company has recorded a full valuation allowance in recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50 percent over a three-year period. At December 31, 2006, the effect of such limitation, if imposed, has not been determined. The federal net operating loss carry forward of $121,336 up to the date of RTO was expired due to the cumulative ownership change of more than 50 percent over a three-year period.

At December 31, 2006, the Company also had a net operating loss carried forward of $2,718,311 in Hong Kong that is available for offset against future profits for an unlimited period of time.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

12.	Earnings per share

The weighted average number of shares outstanding for 2005 represents the number of common stock equivalent of Series A Convertible Preferred Stock (110,236,841)(note 2) issued to the Original Infosmart Shareholders for the Exchange transaction as they were mandatory converted to common stock.

The Company’s common stock equivalents at December 31, 2006 include the following:

Convertible redeemable preferred stock Series B	24,459,088
Detachable common stock warrants	28,510,345
Placement agent warrants	2,931,035

55,900,468

The Company stock equivalents on issue during the period were non-dilutive and accordingly, the basic and diluted earnings per share are the same.

13.	Prepaid expenses and other receivables

	As of December 31
	2006	2005

Prepaid professional expenses related to Restructuring and
Share Exchange	$-	$28,896
Other prepaid operating expenses	41,409	-
Rental and utility deposits	96,260	49,014
Advance to Mega Century	-	24,882
Advances to IHL	-	1,227,738
Other receivables for advancement	131,808	147,813

	$269,477	$1,478,343

As of December 31, 2005, the advances to IHL and Mega Century were interest-free, unsecured and had no fixed terms of repayment.

14.	Inventories

	As of December 31
	2006	2005

Raw materials	$205,481	$272,124
Finished goods	852,558	1,155,666

	$1,058,039	$1,427,790

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

15.	Plant and equipment

	As of December 31
	2006	2005
Costs
Production lines and equipment	$36,689,884	$21,895,934
Leasehold improvements	1,144,540	954,794
Furniture, fixtures and office equipment	70,247	116,078
Motor vehicles	54,753	54,924

	37,959,424	23,021,730
Accumulated depreciation
Production lines and equipment	6,151,290	4,299,143
Leasehold improvements	637,856	363,144
Furniture, fixtures and office equipment	32,020	42,382
Motor vehicles	29,202	18,308

	6,850,368	4,722,977
Net
Production lines and equipment	30,538,594	17,596,791
Leasehold improvements	506,684	591,650
Furniture, fixtures and office equipment	38,227	73,696
Motor vehicles	25,551	36,616

	31,109,056	18,298,753
Construction in progress, at cost	2,802,484	-

Plant and equipment, net	33,911,540	$18,298,753

An analysis of production lines and equipment acquired under capital leases and pledged to banks for banking facilities (note 17(a)) granted to the Company is as follows:

	Acquired under capital leases		Pledged for banking facilities
	As of December 31		As of December 31
	2006	2005	2006	2005
Costs	$-	$1,677,000	$8,333,280	$4,192,500
Accumulated depreciation	-	(289,283)	(133,230)	(723,206)

Net	$-	$1,387,717	$8,200,050	$3,469,294

	Acquired under capital leases		Pledged for banking facilities
	As of December 31		As of December 31
	2006	2005	2006	2005
Depreciation for the year	$-	$117,390	$133,230	$292,565

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

15.	Plant and equipment (cont’d)

The components of depreciation charged are:

	Year ended December 31
	2006	2005

Included in factory overheads
Production lines and equipment	$1,596,636	$1,481,163

Included in operating expenses
Leasehold improvements	191,634	181,721
Furniture, fixtures and office equipment	21,300	21,862
Motor vehicles	10,959	10,951

	223,893	214,534

	$1,820,529	$1,695,697

During the year ended December 31, 2006, plant and equipment with a cost of $767,535 were disposed of at no consideration resulting in losses of $381,498. There was no disposal for the year ended December 31, 2005.

16.	Other payables and accrued liabilities

	As of December 31
	2006	2005
Customers deposits	$117,306	$201,655
Accrued professional fee	264,327	317,340
Staff costs payable	210,920	173,047
Other loan interest payable	127,632	66,132
Due to the ex-shareholder of IHL	4,277,656	-
Due to a related company, Eternal Scene	514,401	-
Payables for acquisition costs of plant and equipment	2,871,667	-
Other accrued expenses for operations	372,766	344,779

	$8,756,675	$1,102,953

As of December 31, 2006, the balance due to the ex-shareholder of IHL is interest-free, unsecured and has no fixed terms of repayment. $384,560 of the balance due to Eternal Scene, which is controlled by one of the directors of the Company, is interest-bearing at a monthly rate of 2% and the remaining balance is interest-free. For the year ended December 31, 2006, the Company incurred interest of $4,156 on the interest-bearing portion. The entire amount due to Eternal Scene is unsecured and repayable on demand.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

17.	Bank borrowings

	As of December 31
	2006	2005
Secured:
Bank overdrafts repayable on demand	$-	$256,140
Repayable within one year
Non-recurring bank loans	1,738,029	794,066
Other bank borrowings	1,765,625	1,747,847

	3,503,654	2,798,053
Repayable after one year
Non-recurring bank loans	2,893,927	-

	6,397,581	2,798,053

Unsecured:
Bank overdrafts repayable on demand	-	2,883
Repayable within one year
Other bank borrowings	-	1,660,904

	-	1,663,787

	$6,397,581	$4,461,840

As of December 31, 2006, the Company’s banking facilities are composed of the following:

	Amount
Facilities granted	Granted	Utilized	Unused

Letter of credit including:
- Outstanding letter of credit		$578,495
- Letter of credit under trust receipt		1,187,130
	$3,086,400	1,765,625	$1,320,775
Bank overdrafts	514,400	-	514,400
Non-recurring bank loans	4,631,956	4,631,956	-
Invoice discounting	1,543,200	225,675	1,317,525
Bank guarantee for utility deposit	297,066	297,066	-

	$10,073,022	$6,920,322	$3,152,700

As of December 31, 2006, the above banking borrowings were secured by the following:

(a)	first fixed legal charge over 7 DVDR discs production lines with carrying amounts of $8,200,050 (note 15);

(b)	charge over bank deposit of $271,079; and

(c)	joint and several guarantees executed by two beneficial shareholders of the Company, a spouse of one of the beneficial shareholders and a director of the Company’s subsidiary.

The interest rates of bank loans in ISTL and IML were at Hong Kong Prime Rate per annum. Interest rate of bank loan in IHL was at 1.25% over one month Hong Kong Interbank Offered Rate per annum.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

18.	Obligations under capital leases

During the year ended December 31, 2005, the Company leased certain production lines and equipment (Note 15) under non-cancelable leases classified as capital leases. The leases were negotiated for terms ranging from 1 to 2 years. Interest rates were fixed at the contract date. All leases were on a fixed repayment basis. None of the leases included contingent rentals. The following is a schedule of future minimum lease payments for capital leases together with the present value of the net minimum lease payments :-

	As of December 31
	2006	2005

Year ending December 31
2006	$-	$52,919

Total minimum lease payments	-	52,919
Total capital lease charges	-	(227)

Present value of lease payments	-	52,692
Current portion	-	(52,692)

Non-current portion	$-	$-

19.	Other loans

In 2005, a new loan of $1,286,000 was arranged from an independent third party for working capital of the Company. The loan is bearing interest at Hong Kong Prime Rate per annum, unsecured and repayable by 24 monthly installments with the first installment due in January of 2007.

In connection with the acquisition of production lines and equipment with a cost of $2,560,898 in 2004, a debt financing was arranged with an independent third party. The loan bears interest of 5.6% per annum (subject to annual revision), is unsecured and is repayable by 60 monthly installments, with the first installment payment due in April of 2005.

For 2006, the average effective annual interest borrowing rate was approximately of 5.7% (2005 : 5.7%).

The outstanding principal of the other loans are repayable as follows:

	As of December 31,
	2006	2005
Year ending December 31
2006	$-	$1,996,614
2007	1,268,044	505,068
2008	1,175,433	534,090
2009	563,027	564,778
2010	145,742	146,195

Total	3,152,246	3,746,745
Current portion	(1,268,044)	(1,996,614)

Non-current portion	$1,884,202	$1,750,131

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

20.	Advance from a related party

Advance from a related party for working capital are as follows:

	As of December 31
	2006	2005

Prime Corporate	$927,991	$2,217,054

The above advance is interest-free, unsecured and the related party has undertaken not to demand repayment in the next twelve months.

21.	Commitments and contingencies

Operating leases commitments

The Company leases office and factory premises under various non-cancelable operating lease agreements that expire at various dates through years 2007 to 2009, with an option to renew the lease. All leases are on a fixed repayment basis. None of the leases include contingent rentals. Minimum future commitments under these agreements payable as of December 31, 2006 are as follows :-

Year ending December 31
2007	$165,076
2008	112,981
2009	83,572
2010	23,596

Rental expense was $169,221 and $518,967 during 2006 and 2005 respectively.

Capital commitments

On March 26, 2006 the Company had entered into a contract with an engineer in Hong Kong to construct the factory in Brazil with contract sum of approximately $2,721,000. As of December 31, 2006, approximately $419,000 of this balance remains outstanding.

Contingencies

The case of Stanley Rosner (“Rosner”) v. World Wide Magic Net, Inc. (n/k/a Cyber) and Burlington Coat Factory, New York State Supreme Court, Nassau County, Index No. 98-006524 remains outstanding. The claim alleges breach of contract, fraud and tortuous interference action and seeks $5,000,000 in compensatory damages, unspecified punitive damages and declaratory relief. By stipulation parties dated May 7, 1998, Rosner agreed to transfer the action to Supreme Court, New York County, after conceding Nassau County was not the proper venue for the action. Since that date, Rosner has neither transferred the case nor pursued it further. No provision has been made in respect of this claim.

The case of In Re: Factory 2-U Stores, Inc. (U.S. Bankruptcy Court, District of Delaware - Adv. Proc. No. 005-30480) remains outstanding.  On March 7, 2006, a complaint was filed against Cyber Merchants in a Chapter 7 bankruptcy proceeding in U.S. Bankruptcy Court in the District of Delaware in the matter captioned In Re: Factory 2-U Stores, Inc. The complaint seeks to recover from Cyber $91,572 in alleged preferential transfers made to the Company by the debtor during the ninety-day period prior to the filing of the debtor's bankruptcy petition. The Company has defended against the preference claim by asserting that such transfers were made in the ordinary course of business. This bankruptcy proceeding is currently scheduled for trial on May 17, 2007.  The Company plans to defend this claim vigorously. No provision has been made in respect of this claim.

22.	Common Stock and Convertible Preferred Stock

	Common stock		Series A		Series B		Additional
	No. of		No. of		No. of		paid-in
	shares	Amount	shares	Amount	shares	Amount	Capital

Balance, January 1, 2006	10,119,040	$1	-	$-	-	$-	$619,877

Issuance of Infosmart’s common stock prior to exchange transaction on August 11, 2006	-	999	-	-	-	-	-
Issuance of Series A shares on August 16, 2006
for the exchange of:
- 1,000 shares of Infosmart’s common stock
held by Original Infosmart Shareholders	-	-	944,445	-	-	-	(21,336)
- 58.82352 shares of Infosmart’s common
stock held by HIG	-	-	55,555	-	-	-	1,431,993
Issuance of common stock for the completion
of the Restructuring and Share Exchange:
on August 16, 2006
- finders fee	2,850,000	627,000	-	-	-	-	-
- legal advise fee	459,770	120,000	-	-	-	-	-
Issuance of Series B shares with detachable
warrants on August 16, 2006	-	-	-	-	1,092,857	3,738,827	5,443,330
Issuance of Placement Agent warrants on
various dates	-	-	-	-	-	(644,800)	644,800
Conversion of Series A to common stock
on October 12, 2006	116,721,360	-	(1,000,000)	-	-	-	-
Conversion of Series B to common stock on
various dates	4,851,256	512,101	-	-	(180,883)	(512,101)	-
Issuance of common stock for the exercise
of warrants	800,000	260,800	-	-	-	-	-

Balance, December 31, 2006	135,801,426	$1,520,901	-	$-	911,974	$2,581,926	$8,118,664

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

22.	Common Stock and Convertible Preferred Stock (cont’d)

Common Stock

Following the closing of the Exchange Agreement, there was an increase in the number of authorized shares of the Company's common stock from 40,000,000 shares to 300,000,000. The shares have no par value.

Preferred Stock

The Company is authorized under its Articles of Incorporation to issue 10,000,000 shares of preferred stock, no par value per share. Of the 10,000,000 shares of preferred stock authorized, 1,200,000 shares were designated as Series A Convertible Preferred Stock and 1,800,000 shares were designated as Series B Redeemable Convertible Preferred Stock pursuant to Certificates of Determination that were approved by the Company's Board of Directors, and filed with and accepted by, the Secretary of State of the State of California prior to the closing of the exchange transaction.

Series A Preferred Stock

Under the terms of the Exchange Agreement, the Infosmart Shares held by the Infosmart Shareholders were exchanged for 1,000,000 shares of the Company’s Series A Preferred Stock (the “Exchange”). Each Series A Preferred share would be convertible into 116.72136 shares of the Company’s common stock (the “Conversion Rate”). The Series A Preferred Shares were automatically converted into shares of the Company’s common stock (the “Mandatory Conversion”) at such time as the Company filed the amendment to its Articles of Incorporation with California’s Secretary of State (the “Amendment”) increasing the authorized number of shares of Common Stock from 40,000,000 to 300,000,000 so that the Company had a sufficient number of authorized and unissued shares of Common Stock so as to permit the conversion of all outstanding shares of the Series A Preferred Stock, and the Company changes its corporate name (collectively, the “Corporate Actions”).

The Corporate Actions were approved on September 5, 2006 by the Company’s Board of Directors and the holders of at least a majority of the Company’s outstanding capital stock. All the required filings were submitted to the United States Securities and Exchange Commission and the Amendment was filed and accepted by California’s Secretary of State on October 11, 2006.

Series B Preferred Stock and Warrants

The consummation of the Exchange was contingent on a minimum of $7 million (or such lesser amount as mutually agreed by Infosmart and the placement agent) being subscribed for, and funded into escrow, by certain accredited and institutional investors (“Investors”) for the purchase of shares of Series B Redeemable Convertible Preferred Stock of the Company promptly after the closing the Exchange under terms and conditions approved by the Company’s board of directors immediately following the Exchange (the “Financing”). The closing of the Financing was contingent on the closing of the Exchange, and the Exchange was contingent on the closing of the Financing.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

22.	Common Stock and Convertible Preferred Stock (cont’d)

Series B Preferred Stock and Warrants (cont’d)

Immediately following the closing of the Exchange, the Company received gross proceeds of approximately $7.65 million in connection with the Financing from the Investors. Pursuant to Subscription Agreements entered into with these Investors, the Company sold 1,092,857.143 shares of the Company’s Series B Preferred Stock with detachable warrants at a price per share of $7.00. Each share of Series B Preferred Stock will be convertible into shares of the Company’s common stock. It will be convertible into shares of the Company’s common stock at the election of the holder at a conversion price equal to $0.261 per share (“Conversion Price”). The Company was required to register the common stock underlying the Series B Preferred Stock and warrants issued in the Financing with the Securities and Exchange Commission for resale by the Investors. After deducting placement agents’ commissions and expenses as detailed below, the Company received net proceeds of approximately $6.89 million in the Financing.

In connection with the issuance of the Series B Preferred Stock to the Investors, the Company issued warrants to the Investors to purchase an aggregate of 29,310,345 shares of common stock, on as-converted basis, of the Company. The warrants have an exercise price of $0.326 per share, subject to adjustments.

Keating Securities, LLC and Axiom Capital Management, Inc. (“Placement Agents”) acted as Placement Agents in connection with the Financing. For their services, the Placement Agents received a commission equal to 8% of the gross proceeds or approximately $587,000 from the offering and a non-accountable expense allowance equal to 2% of the gross proceeds or approximately $153,000.

In addition, the Placement Agents received, for nominal consideration, five-year warrants to purchase 10% of the number of shares of common stock into which the Series B Preferred Stock issued in the Financing are converted to (“Placement Agent Warrants”). The Placement Agent Warrants will be exercisable at any time at a price equal 125% of the conversion price, on a net-issuance or cashless basis. The Placement Agent Warrants have registration rights similar to the registration rights afforded to the holders of Series B Preferred Stock and warrants. The Company also paid for the out-of-pocket expenses incurred by the Placement Agents and all purchasers in the amount of $25,000. Further, the Company issued to the Placement Agent, warrants to purchase an aggregate of 2,931,035 shares of our common stock on an as-converted basis at an exercise price of $0.326 per share. The warrants are fully vested at the time of grant and have a term of five years. The material terms of the Company’s Series B Preferred Stock are summarized below.

Voting: The holders of Preferred Stock (including the Investors acquiring such shares as part of the Financing after the closing of the Exchange) are entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable as if converted at the record date.

Dividends: The Series B Convertible Preferred Stock is cumulative, non-participating and carries dividends at 8% per annum payable quarterly in cash in US Dollars.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

22.	Common Stock and Convertible Preferred Stock (cont’d)

Series B Preferred Stock and Warrants (cont’d)

Conversion: The outstanding and unconverted Series B Convertible Preferred Stock shall be converted into shares of the Company’s common stock at the Conversion Price then in effect by delivering to the holders an Automatic Conversion Notice upon the happening of all of the following events: (i) for each of the twenty (20) consecutive Trading Days immediately preceding the date of delivery of the Automatic Conversion Notice, the daily Closing Price of the Common Stock shall be equal to at least two hundred fifty percent (250%) of the Conversion Price in effect as of the date immediately preceding the date of the Automatic Conversion Notice; and (ii) the daily trading volume of the Common Stock for each of the Trading Days during such twenty (20) Trading day period shall be at least 500,000 shares; provided, however, no such conversion is permitted unless at the time of the delivery of the Automatic Conversion Notice and on the Automatic Conversion Date, (A) The Company is in compliance with all of its obligations under this Certificate of Determination and the Transaction Documents, (B) during each of the Trading Days in such twenty (20) day period, the Registration Statement has been effective and has not been suspended by the SEC, (C) as of the Conversion Date, the Registration Statement is effective and has not been suspended by the SEC and no event has occurred which will likely result in the Registration Statement being declared ineffective or suspended by the SEC, and (D) no Triggering Event (as described under “Redemption Rights” in this Form 8-K) has occurred and is continuing.

Any outstanding Series B Convertible Preferred Stock not yet converted will be converted automatically two years from the date of the issuance of such stock at the then effective conversion price.

Additional paid-in capital

The Company allocated the net proceeds ($6,885,000) between the Series B Preferred Stock ($3,738,827) and the warrants ($3,146,173) based upon their relative fair values as of the closing date. The Company determined the fair value of the warrants (including Placement Agent Warrants which were valued at $644,800) using the Black-Scholes option pricing model with the following assumptions: no dividend yield; weighted average risk free rate of 5.05%; volatility of 368% and a contractual life of 5 years. The Company recorded the portion of the proceeds attributable to the stock as mezzanine equity pursuant to EITF Topic D-98, Classification and Measurement of Redeemable Securities after determining the guidance in FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity did not apply. The Company determined that the warrants meet the definition of a derivative instrument as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities, but do not require derivative treatment pursuant to the scope exception in paragraph 11(a) of SFAS 133.

The Company evaluated whether the embedded conversion feature in the stock required bifurcation and determined that the economic characteristics and risks of the embedded conversion feature in the stock were clearly and closely related to the stock and concluded that bifurcation was not required under SFAS 133. The Company calculated the intrinsic value of the beneficial conversion feature embedded in the stock ($2,297,157) pursuant to the guidance in EITF 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments.

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

23.	Pension plans

The Company participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance (“MPF Scheme”) for all its eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in employment in Hong Kong. Contributions are made by the Company operating in Hong Kong at 5% of the participants’ relevant income with a ceiling of $2,580 (equivalent of HK$20,000). The participants are entitled to 100% of the Company’s contributions together with accrued returns irrespective of their length of service with the Company, but the benefits are required by law to be preserved until the retirement age of 65. The only obligation of the Company with respect to MPF Scheme is to make the required contributions under the plan.

The assets of the schemes are controlled by trustees and held separately from those of the Company. The Company fully complied the contribution requirement and total pension cost was $77,885 and $66,107 for the years ended December 31, 2006 and 2005 respectively.

24.	Related party transactions

Apart from the transactions disclosed elsewhere in the financial statements, the Company had the following material transactions with its related parties during the year ended December 31, 2005:

	Year ended December 31
	2006	2005

Sales of raw materials to Mega Century at costs actual
incurred	$-	$29,197
Purchases of finished goods from Mega Century at
market prices	-	24,677
Factory rentals received from Mega Century at market
rentals	-	2,572

Note: Only the transactions with Mega Century up to February 7, 2005 are regarded as related party transactions as the management considers that Mega Century was no longer a related party following the transfer of entire interest in Mega Century by Ms. Sze and her family members (Note 3).

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

25.	Segment Information

The Company is engaged in the manufacture and distribution of DVDR discs and CDR. The nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar. Information for the products of DVDR and CDR is disclosed under FAS 131, “Disclosures about Segments of an Enterprise and Related Information” as below:

	DVDR and Related Products		CDR		Total
	Year ended December 31		Year ended December 31		Year ended December 31
	2006	2005	2006	2005	2006	2005

Revenue from external customers	$25,622,351	$24,251,654	$1,480,090	$325,552	$27,102,441	$24,577,206
Interest income	22,520	7,210	1,301	97	23,821	7,307
Interest expenses	492,542	515,440	18,780	5,387	511,322	520,827
Depreciation	1,721,108	1,673,235	99,421	22,462	1,820,529	1,695,697
Segment profit	4,512,839	5,420,905	260,687	72,770	4,773,526	5,493,675
Segment assets	42,584,004	23,657,987	2,137,501	35,016	44,721,505	23,693,003
Expenditure for segment assets	14,953,289	1,452,035	2,215,772	2,496	17,169,061	$1,454,531

INFOSMART GROUP INC.
(FORMERLY CYBER MERCHANTS EXCHANGE INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Stated in US Dollars)

25.	Segment Information (Cont’d)

A reconciliation is provided for unallocated amounts relating to corporate operations which is not included in the segment information.

	Year ended December 31
	2006	2005

Total consolidated revenue	$27,102,441	$24,577,206

Total profit for reportable segments	$4,773,526	$5,493,675

Unallocated amounts relating to operations:
Professional expenses related to Restructuring and
Share Exchange	(2,753,390)	(320,892)

Income before taxes	$2,020,136	$5,172,783

	As of December 31
	2006	2005

Assets
Total assets for reportable segments	$44,721,505	$23,693,003
Advance to IHL	-	1,227,738

	$44,721,505	$24,920,741

Other than the production lines and equipment with carrying amount of $12,900,406 (2005: $nil) and the construction in progress (note 15) located in Brazil, all of the Company’s long-lived assets are located in Hong Kong. Geographic information about the revenues, which are classified based on location of the customers, is set out as follows:

	Year ended December 31
	2006	2005

Australia	$5,841,997	$2,130,973
Brazil	6,870,908	106,344
Chile	521,747	206,672
Czech Republic	413,237	-
China and Hong Kong	4,264,994	2,970,216
United Kingdom	4,770,317	18,553,687
United States	1,583,684	17,588
Singapore	1,213,742	-
Thailand	398,691	120,198
Other countries	1,223,124	471,528

Total	$27,102,441	$24,577,206

26.	Comparative amounts

Certain amounts included in prior years’ consolidated statement of operations have been reclassified to conform to the current year’s presentation. These reclassifications had no effect on reported total assets, liabilities, shareholders’ equity, or net income.

INFOSMART GROUP, INC.

SHARES

COMMON STOCK

PROSPECTUS

April __, 2007

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the provisions of California’s Corporation Code, Infosmart has adopted the following indemnification provisions in its restated Articles of Incorporation for its directors and officers:

“(a)  Directors. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b)  Directors and Officers. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.”

In addition, Infosmart’s Bylaws contain the following provision regarding indemnification of its officers, directors, employees or other agents of the corporation:

“The corporation has the power to indemnify any person who is or was a director, officer, employee, or other agent of this corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust, or other enterprise, at the request of this corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, as provided in California Corporations Code Section 317 as that section now exists or may from time to time be amended to provide.”

Section 204 of the California General Corporation Law allows a corporation, among other things, to eliminate or limit the personal liability of a director for monetary damages in an action brought by the corporation itself or by way of a derivative action brought by shareholders for breach of a director’s duties to the corporation and its shareholders. The provision may not eliminate or limit liability of directors for the following specified actions, however: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provision does not apply to acts or omissions occurring before the date that the provision became effective and does not eliminate or limit the liability of an officer for an act or omission as an officer, regardless of whether that officer is also a director.

Section 317 of the California General Corporation Law gives a corporation the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether threatened, pending, or completed, and whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify such a person against expenses, judgments, fines, settlements and other amounts actually or reasonably incurred in connection with the proceeding, if that person acted in good faith, and in a manner that that person reasonably believed to be in the best interest of the corporation; and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter (a) as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding was brought shall determine that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses; and (b) which is settled or otherwise disposed of without court approval. To the extent that any such person has been successful on the merits in defense of any proceeding, or any claim, issue or matter therein, that person shall be indemnified against expenses actually and reasonably incurred in connection therewith. Indemnification is available only if authorized in the specific case by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, by approval of the shareholders other than the person to be indemnified, or by the court. Expenses incurred by such a person may be advanced by the corporation before the final disposition of the proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined that the person is not entitled to indemnification.

Section 317 of the California General Corporation Law further provides that a corporation may indemnify its officers and directors in excess of the statutory provisions if authorized by its Articles of Incorporation and that a corporation may purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability asserted or incurred in his or her capacity, or arising out of his or her status with the corporation.

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Infosmart pursuant to Infosmart’s Articles of Incorporation, Bylaws, the California Corporations Code, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an estimate of the costs and expenses payable by Infosmart in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission Registration Fee:

Securities and Exchange Commission Registration Fee	$3,445.89
Printing Fees	$5,000
Accounting Fees and Expenses	$6,430
Legal Fees and Expenses	$100,000
Miscellaneous	$5,000
Total	$119,875.89

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

2006. On September 14, 2006, we issued 459,770 shares of common stock at a price per share of $0.261 to Richardson & Patel LLP, an unaffiliated entity, as payment for legal services rendered in connection with the share exchange transaction as of August 16, 2006. This transaction was made in reliance upon the exemption from registration set forth in Section 4(2) of the Act. As Infosmart’s legal counsel, the acquirer occupies a status that affords it effective access to the information registration would otherwise provide. Further, the shares were issued to an entity qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

In August 2006 and immediately prior to the closing of the Exchange Agreement, we issued 2,850,000 shares of Infosmart’s common stock to Worldwide Gateway Co., Ltd. (“Gateway”) for Gateway’s services as a consultant to Infosmart connection with the Exchange (“Gateway Shares”). Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Infosmart made this determination based on the representations of Gateway, which included, in pertinent part, that such shareholder was not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that Gateway understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In August 2006, pursuant to the Exchange Agreement, Infosmart issued 1,000,000 shares of its Series A Preferred Stock to the Infosmart Shareholders in exchange for 100% of the outstanding shares of Infosmart. Each share of the Series A Preferred Stock were converted into 116,721,360 shares of Infosmart’s common stock. Such securities were not registered under the Securities Act. The issuance of these shares was exempt from registration pursuant to Regulation S under the Securities Act. Infosmart made this determination based on the representations of Gateway, which included, in pertinent part, that such shareholders were not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that such shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In August 2006, pursuant to the Financing, Infosmart issued 1,092,857.143 shares of its Series B Preferred Stock to the Investors in exchange for gross proceeds of approximately $7,650,000 that Infosmart received pursuant to Subscription Agreements entered into with the Investors for the purchase of its Series B Preferred Stock at a price of $7.00 per share. When converted to common stock, the conversion price per share is $0.261 per share of common stock, subject to standard adjustments. Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. Infosmart made this determination based on the representations of Gateway, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that Gateway understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In August 2006 and in connection with Financing and the issuance of the Series B Preferred Stock to the Investors, Infosmart also issued warrants to the Investors to purchase the number of shares of the common stock of the Company into which such Series B Preferred Stock are convertible (the “Conversion Shares”). Infosmart issued warrants to the Investors to purchase an aggregate of 29,310,345 shares common stock. The warrants have an exercise price of $0.326 per share, subject to adjustments. In connection with the Financing, Infosmart also issued warrants to placement agents’ Keating Securities, LLC and Axiom Capital Management, Inc. for the purchase of an aggregate of 2,931,035 shares at an exercise price of $0.326. The warrants are fully vested and have a 5-year term. Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. Infosmart made this determination based on the representations of the Investors, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

2005. On Effective May 31, 2005, we issued 120,862 shares of our common stock (on a post-Reverse Split basis) as a stock bonus to certain employees and directors. These shares were issued under an exemption from registration under Section 4(2) of the Securities Act. The individuals receiving the Stock Bonus previously had stock options in Infosmart which were cancelled as part of this stock bonus and the Company Reorganization in May 2005.

In August 2005, we cancelled all outstanding stock options granted under our 1996, 1999 and 2001 Stock Option Plans (“Option Plans”) and further terminated each of Option Plans. Certain option holders agreed to the cancellation of their options, and Frank Yuan agreed to assume all obligations of Infosmart with respect to options to purchase 36,025 shares of our common stock held by certain employees and consultants who did not agree to cancel their options.

On September 30, 2005, we issued 7,104,160 shares of common stock to KI Equity for $415,000, pursuant to the SPA described above. These shares of common stock were issued under an exemption from registration under Section 4(2) of the Securities Act. As such, the shares of common stock issued to KI Equity will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom.

On October 5, 2005, we issued 1,000,000 shares of common stock, in restricted form, to KI Equity at a purchase price of $0.05 per share, for an aggregate purchase price of $50,000 in order to provide funds for our working capital needs. Also on October 5, 2005, Infosmart issued 250,000 shares of its common stock to Kevin R. Keating, the sole officer and director of Infosmart at that time, for services rendered to Infosmart valued at $12,500, or $0.05 per share, and we also issued 250,000 shares of its common stock to Garisch Financial, Inc. for consulting services rendered to Infosmart valued at $12,500, or $0.05 per share. We consider this to be the best estimate of the fair value of the non-cash transaction. All of the shares of common stock issued on October 5, 2005 were issued under an exemption from registration under Section 4(2) of the Securities Act. As such, the shares of common stock issued to KI Equity, Kevin R. Keating and GFI will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. Infosmart agreed to grant “piggyback” registration rights to KI Equity, Kevin R. Keating and GFI with respect to the above shares.

On October 24, 2005, we issued 500,000 shares of common stock to KI Equity at a purchase price of $0.05 per share for an aggregate price of $25,000 in order to provide additional funds for our working capital needs. These shares of Common Stock were issued under an exemption from registration under Section 4(2) of the Securities Act. As such, the shares of Common Stock issued to KI Equity will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. Infosmart agreed to grant "piggyback" registration rights to KI Equity with respect to the above shares.

2004. Throughout fiscal 2004, the Company, pursuant to its 1999 Stock Option Plan, granted options to purchase an aggregate of 290,000 shares of restricted common stock, at an exercise price of $0.20 per share (estimated to be in excess of the fair market value of the Company’s common stock on the date of grant), to various employees of the Company. The options vest through September 2005 and are exercisable through September 2013. In addition, the Company, pursuant to the 2001 plan, granted options to purchase an aggregate 330,000 shares of restricted common stock, at exercise prices ranging from $0.20 to $0.51 per share (estimated to be the fair market value of the Company’s common stock on the dates of grant), to various employees of the Company. The options vest through September 2005 and are exercisable through September 2013. The Company believes the issuances of the stock options to its directors, executives and employees were exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act, as amended.

2003. Throughout fiscal 2003, the Company granted options through its 1999, and 2001 Stock Option Plans to purchase an aggregate of 50,000, and 140,000 shares, respectively, of restricted common stock, at an exercise price of $0.24 per share (the fair market value of the Company's common stock on the date of grant), to various directors and employees of the Company. The options vest through December 2004 and are exercisable through December 2011. We believe the issuances of the stock options to its directors, executives and employees were exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act, as amended.

In May, June and through December 2003, the Company granted warrants to purchase an aggregate of 30,000 shares of the Company’s common stock, with exercise prices ranging from $0.26 - $0.30 per share, vested upon grant and expire through May 2006. The Company believes the issuance was exempt from registration pursuant to Rule 506 of Regulation D and/or Section (4)(e) under the Act. These warrants were cancelled in April 2005.

ITEM 27. EXHIBITS.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amended and Restated Securities Purchase Agreement, dated August 25, 2005 (5)

2.2	Transfer and Assumption Agreement dated as of May 31, 2005 (5)

2.3	Exchange Agreement by and among Cyber, KI Equity, Hamptons Investment Group, Ltd., Prime and the Prime Shareholders dated July 7, 2006 *(6)

2.4	Guarantee and Assumption Agreement by and among Cyber, Infosmart, IS International, IS Technology and IS Media dated July 7, 2006 (6)

2.5
First Amendment to the Exchange Agreement dated August 16, 2006 between Cyber, KI Equity Partners, LLC, Hamptons Investment Group, Ltd., Prime, Prime Shareholders, Infosmart Group Ltd. and the Infosmart Shareholders * (7)

2.6	Amended and Restated Guarantee and Assumption Agreement by and among Cyber, IS International, IS Technology and IS Media dated August 16, 2006 (7)

2.7	Voting Agreement by and among the Infosmart Stockholders and KI Equity dated August 16, 2006 (7)

2.8	Escrow Agreement by and among Cyber, KI Equity, Infosmart, the Infosmart Stockholders and Richardson, as escrow agent, dated August 16, 2006 (7)

2.9	Financial Advisory Agreement by an among Keating Securities LLC and Cyber Merchants Exchange Inc. dated August 16, 2006 (7)

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

3.3	Certificate Of Determination Of Rights, Preferences, Privileges And Restrictions Of Series A Convertible Preferred Stock

3.4	Certificate Of Determination Of Rights, Preferences, Privileges And Restrictions Of Series B Convertible Preferred Stock

4.1	Lock-Up Agreement (2)

4.2	Specimen Stock Certificate for Shares of Common Stock of the Company (4)

4.3	Warrant expiring October 15, 2002 issued by the Company to Burlington Coat Factory Warehouse Corporation on October 15, 1997 (1)

4.4	Warrant expiring February 10, 2004 issued by the Company to Imperial Bank on February 10, 1999 (4)

4.5	Warrant expiring May 25, 2005 issued by the Company to Factory 2-U on May 25, 2000 (3)

5.1	Opinion of Richardson & Patel LLP

10.1	Lease of registrant's facilities dated January 29, 2004

10.2	Lease of registrant's facilities dated March 22, 2006

10.3	Lease of registrant's facilities dated September 16, 2003

10.4	Lease of registrant's facilities dated July 25, 2003

10.5	Lease of registrant's facilities dated September 30, 2003

10.6	Placement Agent Agreement dated July 7, 2006 between the Registrant, Securities, LLC and Axiom Capital Management, Inc. * (7)

10.7	Form of Subscription Agreement between the Registrant and the Investor to be identified therein (7)

10.8	Registration Rights Agreement (7)

10.9	Form of Common Stock Purchase Warrant (7)

10.10	Assignment and Assumption of Placement Agreement by an among Infosmart, Cyber, Keatings Securities, LLC and Axiom Capital Management, Inc. dated August 16, 2006 (7)

10.11	Appointment Letter Agreement by and among Po Nei Sze and Infosmart Group Limited dated June 1, 2006 (7)

10.12	Appointment Letter Agreement by and among Andrew Chang and Infosmart Group Limited dated July 1, 2006 (7)

10.13	Appointment Letter Agreement by and among Chung Kwok (aka Andy Kwok) and Infosmart Group Limited dated July 1, 2006 (7)

10.14	Cooperation Agreement by and among Infoscience Media Ltd. and Infoscience Holdings Ltd. dated December 1, 2005 (7)

10.15	Cooperation Agreement by and among Info Smart Technology Limited. and Mega Century Limited dated January 1, 2006 (7)

10.16	Amendment Agreement by and among Info smart Technology Limited, Info Smart International Enterprises Limited, and Mega Century Ltd. dated January 1, 2006 (7)

10.17	Banking Facilities Letter Agreement by and between Infoscience Media Limited and Hang Seng Bank Limited dated September 15, 2005 (7)

10.18	General Banking Facilities Agreement by and between Info Smart Technology Ltd. and Chiyu Banking Corporation Limited dated November 28, 2003 (7)

10.19	Contract for two Automatic Dual Track DVDR Manufacturing Systems "Streamline II DVDR" between Infoscience Media Ltd. and ACME Cassette Manufacturing Limited dated September 15, 2004 (7)

10.20	Sale and Purchase Agreement between Infoscience Media Limited and New Passion Investments Limited dated December 1, 2006 (8)

16.1	Letter on change in certifying accountant (7)

17.1	Letter of Resignation from Kevin R. Keating to the Board of Directors (7)

17.2	Letter of Resignation of directors Jeff Andrews, Margie Blackwell and Luca Toscani to the Board of Directors (7)

21.1	List of Subsidiaries (7)

23.1	Consent Letter of PKF

24.1	Power of Attorney (included at page II-7)
________
* The schedules to this document are not being filed herewith.  Infosmart agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

(1)	Filed on May 6, 1999 as an exhibit to Infosmart's Registration Statement on Form SB-2 (File No. 333-60487), as amended, and incorporated herein by reference.

(2)	Filed on January 27, 2000 as an exhibit to a report by the Company on a Form 8-A and incorporated herein by reference.

(3)	Filed on July 18, 2000 as an exhibit to a report by the Company on a Form 8-K dated June 30, 2000 and incorporated herein by reference.

(4)	Filed on September 29, 2000 as an exhibit to the Company’s report on Form 10-KSB for the fiscal year ended June 30, 2000 and incorporated herein by reference.

(5)	Filed on August 26, 2005 as an exhibit to a report by the Company on a Form 8-K dated August 25, 2005 and incorporated herein by reference.

(6)	Filed on July 12, 2006 as an exhibit to a report by the Company on a Form 8-K dated July 7, 2006 and incorporated herein by reference.

(7)	Filed as an exhibit to the Company’s first Current Report on Form 8-K filed on August 24, 2006.

(8)	Filed as an exhibit to the Company’s Annual Report on Form 10-KSB filed April 2, 2007.

ITEM 28.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(6)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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II-9

 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 to be signed on its behalf by the undersigned, in the Hong Kong, China S.A.R. on April 20, 2007.

INFOSMART GROUP, INC.

Date: April 20, 2007	By:	/s/ Chung Kwok
Chung Kwok
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Chung Kwok and Ms. Po Nei Sze as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN ACCORDANCE THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Title	Date

/s/ Chung Kwok	Chief Executive Officer and President / Director	April 20, 2007
Chung Kwok

/s/ Po Nei Sze	Chief Financial Officer, Secretary and	April 20, 2007
Po Nei Sze	Treasurer / Director

/s/ Andrew Chang	Director	April 20, 2007
Andrew Chang

/s/ Parker Seto	Director	April 20, 2007
Parker Seto

/s/ Simon Lee	Director	April 20, 2007
Simon Lee